UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission

  Only (as permitted by Rule 14a-6(e)(2))

☐      Definitive Proxy Statement

☐      Definitive Additional Materials

☐      Soliciting Material Pursuant to § 240.14a-12

ALLTEL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐      No fee required.

☒      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock of Alltel Corporation, par value $1.00 per share; $2.06 No Par Cumulative Convertible Preferred Stock, Series C of Alltel Corporation; $2.25 No Par Cumulative Convertible Preferred Stock, Series D of Alltel Corporation.

(2)	Aggregate number of securities to which transaction applies:

343,852,797 shares of Common Stock; 16,525,416 options to purchase Alltel Corporation Common Stock; 85,360 shares of Alltel Corporation Common Stock related to other rights to receive Alltel Corporation Common Stock; 10,127 shares of $2.06 No Par Cumulative Convertible Preferred Stock, Series C of Alltel Corporation; 26,073 shares of $2.25 No Par Cumulative Convertible Preferred Stock, Series D of Alltel Corporation.

(3)	Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Calculated solely for the purpose of determining the filing fee.  The transaction valuation is determined based upon the sum of (A) 343,852,797 shares of Common Stock multiplied by $71.50 per share; (B) an aggregate of $384,741,075 expected to be paid upon the cancellation of outstanding options having an exercise price less than $71.50; (C) 85,360 shares of Common Stock related to other rights to receive Alltel Corporation Common Stock multiplied by $71.50 per share; (D) 10,127 shares of $2.06 No Par Cumulative Convertible Preferred Stock, Series C multiplied by $523.22 per share; and (E) 26,073 shares of $2.25 No Par Cumulative Convertible Preferred Stock, Series D multiplied by $481.37 per share.  In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00003070 by the sum calculated in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:
$24,994,168,710

(5)	Total fee paid:
$767,321

☐      Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ALLTEL CORPORATION
One Allied Drive • Little Rock, Arkansas 72202
Telephone (501) 905-8000
www.alltel.com
PRELIMINARY COPIES

[     ], 2007

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting of Alltel Corporation stockholders to be held on [___], 2007, starting at [     ] a.m., local time, at [              ].

At the special meeting, you will be asked to consider and vote upon a proposal to adopt a merger agreement under which Alltel Corporation would be acquired by Atlantis Holdings LLC, an entity controlled by private investment funds affiliated with TPG Partners V, L.P. and GS Capital Partners VI Fund, L.P.  We entered into this merger agreement on May 20, 2007.  If the merger is completed, you, as a holder of Alltel common stock, will be entitled to receive $71.50 in cash, without interest, for each share of Alltel Corporation common stock owned by you at completion of the merger, as more fully described in the enclosed proxy statement.  In addition, if you are a holder of Alltel Corporation’s $2.06 No Par Cumulative Convertible Preferred Stock, Series C or a holder of Alltel Corporation’s $2.25 No Par Cumulative Convertible Preferred Stock, Series D, you will be entitled to receive $523.22 and $481.37 in cash, per share, respectively, without interest, as more fully described in the enclosed proxy statement.

Alltel Corporation’s board of directors has unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, determined that the transactions contemplated by the merger agreement are in the best interests of Alltel Corporation and its stockholders and resolved to recommend that Alltel Corporation’s stockholders vote in favor of the adoption and approval of the merger agreement.

Accordingly, our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Your vote is very important, regardless of the number of shares of common stock you own. We cannot complete the merger unless the merger agreement is approved by the affirmative vote of the holders of outstanding shares of our common stock representing at least a majority of all of the votes entitled to vote at the special meeting.  Therefore, the failure of any stockholder holding Alltel common stock to vote on the proposal to adopt the merger agreement will have the same effect as a vote by that stockholder against the adoption of the merger agreement.  Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or submit your proxy by telephone or the Internet.  If you have Internet access, we encourage you to record your vote via the Internet.  If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger.  A copy of the merger agreement is attached as Annex A to this document.  We encourage you to read this document and the merger agreement carefully and in their entirety.  You may also obtain more information about Alltel Corporation from documents we have filed with the Securities and Exchange Commission.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

Scott T. Ford

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document.  Any representation to the contrary is a criminal offense.

The proxy statement is dated [___], 2007, and is first being mailed to stockholders on or about [           ], 2007.

ALLTEL CORPORATION
One Allied Drive • Little Rock, Arkansas 72202
PRELIMINARY COPIES

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On [      ], 2007

To the Stockholders of Alltel Corporation:

A special meeting of stockholders of Alltel Corporation, a Delaware corporation, will be held on [    ], 2007, starting at [     ] a.m., local time, at [         ], for the following purposes:

      1.  To consider and vote on a proposal to adopt the Agreement and Plan of Merger (the “merger agreement”), dated as of May 20, 2007, by and among Alltel Corporation, a Delaware corporation (“Alltel”), Atlantis Holdings LLC, a Delaware limited liability company (“Parent”) and Atlantis Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), as it may be amended from time to time.  A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.  Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Alltel (the “merger”) and upon the merger becoming effective each outstanding share (other than any shares held by any wholly owned subsidiary of the Company, shares owned by Parent or Merger Sub or held by Alltel and shares owned by stockholders who perfect their appraisal rights under Delaware law) of Alltel’s (i) common stock, par value $1.00 per share, will be converted into the right to receive $71.50 in cash, without interest, and (ii) $2.06 No Par Cumulative Convertible Preferred Stock, Series C will be converted into the right to receive $523.22 in cash, without interest, and (iii) $2.25 No Par Cumulative Convertible Preferred Stock, Series D will be converted into the right to receive $481.37 in cash, without interest, as more fully described in the accompanying proxy statement.

      2.  To consider and vote on any proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement if there are insufficient votes at the time of such adjournment or postponement to approve the merger agreement.

      3.  To consider and vote on such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Our board of directors has specified [    ], 2007, as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting.  All stockholders of record at the close of business on the record date are entitled to notice of and to attend the special meeting and any adjournment or postponement thereof.  However, only holders of record of our common stock at the close of business on the record date are entitled to vote at the special meeting and at any adjournment or postponement thereof.  The vote of our preferred stockholders is not required to approve the merger and the merger agreement and is not being solicited.

Under Delaware law, Alltel stockholders who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement.

Our board of directors has unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, determined that the transactions contemplated by the merger agreement are advisable and in the best interests of Alltel and its stockholders and resolved to recommend that Alltel’s stockholders vote in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

Your vote is important.  The adoption of the merger agreement requires the affirmative vote of the holders of outstanding shares of our common stock representing at least a majority of all the votes entitled to vote at the special meeting.  Therefore, your failure to vote in person at the special meeting or to submit a signed proxy card will have the same effect as a vote by you “AGAINST” the approval of the merger agreement.  Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.  Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting if you are unable to attend.  If you have Internet access, we encourage you to record your vote via the Internet.  If you fail to return your proxy card or fail to submit your proxy by phone or the Internet and you fail to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the meeting, but will not affect the outcome of the vote regarding the adjournment proposal, if necessary.  If you hold your shares through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the special meeting.  If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card.  Your prompt attention is greatly appreciated.

Please note that space limitations make it necessary to limit attendance at the special meeting to stockholders as of the record date (or their authorized representatives).  If you attend, please note that you may be asked to present valid photo identification.  If your shares are held by a bank or broker, please bring to the special meeting your statement evidencing your beneficial ownership of common stock.  The list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at One Allied Drive, Little Rock, Arkansas 72202, at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting; the list will also be available at the meeting for inspection by any stockholder present at the meeting.

By Order of the Board of Directors,

Richard N. Massey
                                                    Secretary

Little Rock, Arkansas
[___], 2007

-i-

        -ii-

SUMMARY TERM SHEET

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you.  Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement.  Each item in this summary includes a page reference directing you to a more complete description of that topic.  See “Where You Can Find More Information” beginning on page [  ].  We sometimes make reference to Alltel Corporation and its subsidiaries in this proxy statement by using the terms “Alltel,” the “Company,” “we,” “our” or “us.”

The Merger (Page [  ])

The Agreement and Plan of Merger, dated as of May 20, 2007, which we refer to as the merger agreement, by and among Alltel, Atlantis Holdings LLC, a Delaware limited liability company (which we refer to as Parent), and Atlantis Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (which we refer to as Merger Sub), provides that Merger Sub, which is controlled through Parent by TPG Partners V, L.P. and GS Capital Partners VI Fund, L.P. (which we collectively refer to as the Sponsors) will merge with and into Alltel.  As a result of the merger, Alltel will become a private company, controlled by the Sponsors.  Alltel will be the surviving corporation in the merger (which we refer to as the surviving corporation) and, following the merger, will continue to do business as “Alltel Corporation.”  As a private company, the registration of Alltel’s common stock and Alltel’s $2.06 No Par Cumulative Convertible Preferred Stock (which we refer to as the Series C Preferred) and its reporting obligations with respect to such stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated upon application to the Securities and Exchange Commission (the “SEC”).  In addition, upon completion of the proposed merger, shares of Alltel’s common stock and the Series C Preferred will no longer be listed on any stock exchange or quotation system, including the New York Stock Exchange (“NYSE”).

Effects of the Merger (Page [  ])

If the merger is completed, each outstanding share of Alltel common stock will be converted into the right to receive $71.50 in cash, without interest.  We refer to this amount in this proxy statement as the common stock merger consideration.  As a stockholder, you will be entitled to receive the common stock merger consideration for each share of our common stock owned by you.  In addition, if the merger is completed, each share of the Series C Preferred will be converted into the right to receive $523.22, in cash, without interest.  We refer to this amount as the Series C merger consideration.  Similarly, each share of Alltel’s $2.25 No Par Cumulative Convertible Preferred Stock, Series D (which we refer to as the Series D Preferred) will be converted into the right to receive $481.37, in cash, without interest.  We refer to this amount as the Series D merger consideration.  We refer to the common stock merger consideration, the Series C merger consideration and the Series D merger consideration, collectively, as the merger consideration.  Following the merger, you will no longer own any shares of the surviving corporation and Alltel will cease to be a publicly traded company.  If the merger agreement is not adopted, Alltel will remain an independent public company and our common stock and the Series C Preferred will continue to be listed and traded on the NYSE.

Completion of the Merger (Page [  ])

We are working toward completing the merger as quickly as possible, and we currently anticipate that it will be completed in the fourth quarter of 2007 or the first quarter of 2008.  However, we cannot predict the exact timing of the completion of the merger and whether the merger will be completed.  In order to complete the merger, we must obtain stockholder approval and the other closing conditions under the merger agreement, including receipt of certain regulatory approvals, must be satisfied or, to the extent legally permitted, waived.  In addition, Parent is not obligated to complete the merger until the final day of a 20-calendar day “Marketing Period” beginning after the receipt of stockholder approval and such regulatory approvals and during which certain required information is provided that it may use to complete its financing for the merger.  The Marketing Period may recommence in certain circumstances.

The Parties to the Merger (Page [  ])

Alltel Corporation.  Alltel provides wireless voice and data communications services to 12 million wireless customers in 35 states.  In terms of both the number of customers served and revenues earned, Alltel is the fifth largest provider of wireless services in the United States.

Atlantis Holdings LLC.  Atlantis Holdings LLC is a Delaware limited liability company and is controlled by the Sponsors.  Atlantis Holdings LLC was formed solely for the purpose of acquiring Alltel and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Atlantis Merger Sub, Inc.  Atlantis Merger Sub, Inc. is a Delaware corporation and a wholly owned subsidiary of Parent.  Merger Sub was formed solely for the purpose of facilitating Parent’s acquisition of Alltel.  Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.  Upon consummation of the proposed merger, Merger Sub will merge with and into Alltel and will cease to exist, with Alltel continuing as the surviving corporation.

The Special Meeting (Page [   ])

Date, Time and Place.  The special meeting will be held on [   ], 2007, starting at [   ], at [    ].

Purpose.  You will be asked to consider and vote upon (1) the adoption of the merger agreement, (2) the adjournment or postponement of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement if there are insufficient votes at the time of the meeting to approve the merger agreement and (3) such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Record Date and Quorum.  You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on [   ], 2007, the record date for the special meeting.  You will have one vote for each share of our common stock that you owned on the record date.  As of the record date, there were [ ] shares of our common stock issued and outstanding and entitled to vote.  A majority of our common stock issued, outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals.  In the event that a quorum is not present at the special meeting, the meeting may be adjourned or postponed to solicit additional proxies.

Vote Required.  The adoption of the merger agreement requires the affirmative vote of the holders of outstanding shares of our common stock representing at least a majority of all the votes entitled to vote at the special meeting.  Approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter.

Common Stock Ownership of Directors and Executive Officers.  As of the record date, the directors and executive officers of Alltel beneficially owned in the aggregate [       ] of the shares of our common stock entitled to vote at the special meeting.  All of our directors and executive officers have informed Alltel that they currently intend to vote all of their shares of common stock “FOR” the approval of the merger agreement and “FOR” the postponement proposal.

Voting and Proxies.  Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, via the Internet, by returning the enclosed proxy card by mail, or by voting in person at the special meeting.  If you intend to submit your proxy by telephone or the Internet you must do so no later than [            ] on [  ], 2007, and if you intend to submit your proxy by mail it must be received by the Company prior to the commencement of the special meeting.  If your shares of our common stock are held in “street name” by your broker, you should instruct your broker on how to vote such shares of common stock using the instructions provided by your broker.  If you do not provide your broker with instructions, your shares of our common stock will not be voted, which will have the same effect as a vote “AGAINST” the adoption of the merger agreement.  The persons named in the accompanying proxy will also have discretionary authority to vote on any adjournments or postponements of the special meeting.  Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, if you hold your shares of common stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the adjournment proposal, if applicable.

Revocability of Proxy.  Any stockholder of record who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted at the special meeting by attending the special meeting and voting in person.  Your attendance at the special meeting will not, by itself, revoke your proxy.  To revoke your proxy, you must vote in person at the special meeting.  If you hold your shares in your name as a

stockholder of record, you may also revoke the proxy by notifying [       ].  Further, the proxy may be revoked by submitting a later-dated proxy card, or, if you voted by telephone or the Internet, by voting a second time by telephone or Internet.  In the event you have instructed a broker, bank or other nominee to vote your shares of our common stock, you have to follow the directions received from your broker, bank or other nominee and change those instructions in order to revoke your proxy.

Sale of Shares.  The record date of the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed.  If you transfer your shares of common stock after the record date but before the special meeting, you will retain the right to vote at the special meeting, but you will have transferred the right to receive the merger consideration.  In order to receive the merger consideration, you must beneficially own your shares of common stock through completion of the merger.

Dissenters’ Rights.   Under Delaware law, Alltel stockholders who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and comply with the other Delaware law procedures explained in this proxy statement.

Solicitation of Proxies; Costs.  Alltel will pay all expenses of this solicitation, including the cost of preparing and mailing this document.  The proxies are being solicited by and on behalf of our board of directors.  In addition to solicitation by use of the mails, proxies may be solicited by our directors, officers and employees in person or by telephone, telegram, electronic mail, facsimile transmission or other means of communication.  Those persons will not be additionally compensated for solicitation activities, but may be reimbursed for out-of-pocket expenses in connection with any solicitation.  We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners.  In addition, we have retained [    ] to assist in the solicitation of proxies for the special meeting for a fee of approximately [  ].

Treatment of Options and Other Awards (Page [  ])

Stock Options.  Options to acquire shares of our common stock will vest immediately prior to the effective time of the merger and holders of such options will, unless otherwise agreed by the holder and Parent, be entitled to receive an amount in cash equal to the excess, if any, of the common stock merger consideration over the exercise price per share of common stock subject to the option for each share subject to the option.

Restricted Shares.  Immediately prior to the effective time of the merger, all shares of Company restricted stock, unless otherwise agreed by the holder and Parent, will vest and will be converted into the right to receive the common stock merger consideration.

Recommendation of Our Board of Directors (Page [  ])

Our board of directors unanimously approved and declared advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, determined that the transactions contemplated by the merger agreement are advisable and in the best interests of Alltel and its stockholders and resolved to recommend that Alltel’s stockholders vote in favor of the adoption of the merger agreement.  The board of directors unanimously recommends that our stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinions of Alltel’s Financial Advisors (Page [  ])

The board of directors received separate written opinions, dated May 20, 2007, from each of its financial advisors, J.P. Morgan Securities Inc., Merrill, Lynch, Pierce, Fenner & Smith Inc. and Stephens Inc., which we refer to as JPMorgan, Merrill Lynch and Stephens, respectively, to the effect that, as of the date of their respective opinions, the $71.50 per share in cash consideration to be paid to the holders of Alltel’s common stock, other than Parent and its affiliates, in the merger was fair to such holders from a financial point of view.  The opinions of JPMorgan, Merrill Lynch and Stephens, are subject to the assumptions, limitations and qualifications set forth in such opinions, which are attached as Annex B, Annex C and Annex D, respectively, to this proxy statement.  We encourage you to read the opinions and the section “The Merger—Opinions of Alltel’s Financial Advisors” beginning on page [   ] carefully and in their entirety.  The opinions of each of JPMorgan, Merrill Lynch and Stephens were provided to Alltel’s board of directors in connection with their evaluation of the merger, do not address any other aspect of the merger and do not constitute a recommendation to any stockholder as to how you should vote on any matter at the special meeting.

Interests of Alltel’s Directors and Executive Officers in the Merger (Page [  ])

In considering the recommendation of the board of directors, you should be aware that our directors and executive officers may be considered to have interests in the merger that are different from, or in addition to, your interests as a stockholder.  Such interests include (i) severance payments and benefits payable to executive officers upon a qualifying actual or constructive termination of employment pursuant to agreements previously entered into between the executive officers and Alltel, (ii) the accelerated vesting and cashing out of certain compensation and equity awards and the accelerated vesting and/or payment of deferred compensation arrangements for certain directors and officers and (iii) rights to continued indemnification and insurance coverage after the merger for acts or omissions occurring prior to the merger.

We understand that Parent currently intends to have discussions with members of our management team regarding their employment by the Company after the merger, possibly including the opportunity to serve on the board of directors of the post-closing company, and that in connection with their continued employment these members may be offered the opportunity to exchange some portion of their current Alltel shares, stock options and other equity interests, instead of receiving a cash payment for them, for equity in the post-closing company.  Further, Parent has informed us that it currently intends to establish equity-based incentive compensation plans for management of the surviving corporation, a portion of which may be allocated to our executive officers.  It is anticipated that equity awards granted under these incentive compensation plans would generally vest over a number of years of continued employment and would entitle management to share in the future appreciation of the surviving corporation.

Although certain members of our current management team may enter into new arrangements with Parent or its affiliates regarding employment (and severance arrangements) with, and the right to purchase or participate in the equity of, the post-closing company, there can be no assurance that any parties will reach an agreement.  Scott Ford, Alltel's Chief Executive Officer, has expressed a willingness to remain in his current role after the closing of the merger. However, these matters are subject to further discussion and negotiation and, as of the date of this document, no terms or conditions have been finalized and no agreements relating to these matters have been entered into.

Financing (Page [  ])

Parent estimates that the total amount of funds necessary to complete the merger is anticipated to be approximately $26.3 billion, a portion of which is payable to Alltel’s stockholders and holders of other options and other awards, with the remainder used to repay and refinance existing indebtedness, and to pay customary fees and expenses in connection with the merger, the financing arrangements and related transactions.

Equity Financing.  Parent has received equity commitment letters from the Sponsors, pursuant to which, subject to the conditions contained therein, the Sponsors have agreed severally to make or secure aggregate capital contributions of up to $4.6 billion to Parent in connection with the completion of the merger.  Such equity commitment obligations may be assigned by each of the Sponsors, in whole or in part, to its respective affiliates or to one or more private equity funds sponsored or managed by its respective affiliates, and such assignment will relieve each of the Sponsors, as applicable, of a corresponding portion of its obligations, provided such affiliates or private equity funds represent to Parent that they are capable of performing all of their obligations under the equity commitment letters.

Debt Financing.   Parent has received a debt commitment letter from Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P., Barclays Bank PLC, Barclays Capital, RBS Securities Corporation and The Royal Bank of Scotland plc to provide (1) a senior secured term loan facility of up to $14.0 billion and a senior secured revolving credit facility of up to $1.5 billion, (2) a senior unsecured cash pay bridge facility of up to $4.7 billion less the amount of any senior unsecured cash pay notes issued in lieu of such bridge facility and (3) a senior unsecured PIK option bridge facility of up to $3.0 billion less the amount of any senior unsecured PIK notes issued in lieu of such bridge facility.  In addition, the aggregate principal amount of the senior secured term loan facility may be increased by up to $750.0 million under certain circumstances.

Regulatory Approvals (Page [   ])

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), the merger may not be completed until notification and report forms have been filed with the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) and the applicable waiting period has expired or been terminated.  Effective June 5, 2007, Alltel and Parent each filed its notification and report form under the HSR Act with the FTC and the Antitrust Division.

                 In order to complete the merger, we and Parent must also obtain approvals from the Federal Communications Commission (the “FCC”).  We, our relevant subsidiaries and Parent filed the required applications with the FCC on June 4 and June 6, 2007, respectively, seeking approval of the transfer of control to Parent of the FCC licenses and authorizations held by us.

Material U.S. Federal Income Tax Consequences (Page [  ])

The exchange of shares of our stock for cash pursuant to the merger agreement in the merger generally will be a taxable transaction for U.S. federal income tax purposes.  Stockholders who exchange their shares of our stock for cash in the merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received in the merger and their adjusted tax basis in their shares of our stock.  You should consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Conditions to the Merger (Page [  ])

Conditions to Each Party’s Obligations.  Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following mutual conditions:

•	adoption of the merger agreement by Alltel’s common stockholders;

•
no governmental entity of competent jurisdiction shall have enacted, issued or entered any restraining order, preliminary or permanent injunction or similar order or legal restraint or prohibition which remains in effect that enjoins or otherwise prohibits consummation of the merger;

•	the expiration or earlier termination of any applicable waiting period under the HSR Act; and

•
all approvals and authorizations required to be obtained from the FCC for the transfer of control of the Alltel entities that hold FCC licenses and authorizations in connection with the merger shall have been obtained, except for those approvals and authorizations to be obtained from the FCC that in the aggregate are immaterial to the Company and have not been denied by the FCC, regardless of whether the FCC shall have issued a final order.

Conditions to Alltel’s Obligations.  Our obligation to complete the merger is subject to the satisfaction or waiver of further conditions, including:

•
Parent and Merger Sub’s representations and warranties must be true and correct, as of May 20, 2007, and as of the closing date of the merger, except to the extent the failure of such representations and warranties to be true and correct would not prevent or materially delay or materially impair the ability of Parent and Merger Sub to consummate the merger; and

•	Parent and Merger Sub must have performed, in all material respects, their covenants and agreements in the merger agreement.

Conditions to Parent’s and Merger Sub’s Obligations.  The obligation of Parent and Merger Sub to complete the merger is subject to the satisfaction or waiver of further conditions, including:

•
our representations and warranties must be true and correct without regard to the materiality thresholds specified in the merger agreement, as of May 20, 2007, and as of the closing date of the merger, except to the extent the failure of such representations and warranties to be true and correct would not constitute a material adverse effect on the Company (other than limited representations and warranties regarding (x) the capitalization of Alltel which must be true in all material respects and (y) the absence of an event since December 31, 2006 that would have a Company Material Adverse Effect  (as defined in the merger agreement and as described below under “The Merger Agreement—Representations and Warranties”) which must be true in all respects); and

•	we must have performed, in all material respects, our covenants and agreements in the merger agreement.

No Solicitations of Transactions (Page [  ])

The merger agreement restricts our ability to, among other things, solicit or engage in discussions or negotiations with any third parties regarding specified transactions involving us or our subsidiaries and our board of directors’ ability to change or withdraw its recommendation in favor of the merger agreement.  Notwithstanding these restrictions, under circumstances specified in the merger agreement, in order to comply with its fiduciary duties under applicable law, our board of directors may respond to certain unsolicited competing proposals or terminate the merger agreement and enter into an agreement with respect to a superior competing proposal or withdraw its recommendation in favor of the approval of the merger agreement.

Termination of the Merger Agreement (Page [   ])

We and Parent may terminate the merger agreement by mutual written consent at any time before the completion of the merger (including after our stockholders have adopted the merger agreement).  In addition, with certain exceptions, either Parent or Alltel may terminate the merger agreement at any time before the completion of the merger:

•
if the merger has not been completed before May 20, 2008, but which may be extended up to July 20, 2008 if certain regulatory conditions to closing have not yet been met (which we refer to as the “end date”), and until August 20, 2008 under certain circumstances;

•
if any court of competent jurisdiction issues or enters an injunction or similar legal restraint or order permanently enjoining or otherwise prohibiting the consummation of the merger and such injunction, legal restraint or order is final and non-appealable; or

•	if the Company’s stockholders fail to adopt the merger agreement.

Alltel may also terminate the merger agreement:

•
if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement and such breach or failure would result in the failure of a closing condition and cannot be cured by the end date, so long as we have given Parent 30 days’ written notice and we are not then in material breach of the merger agreement;

•
if, prior to the receipt of the stockholder vote, our board of directors has received a superior proposal, notified Parent of the termination in accordance with the merger agreement, negotiated in good faith with Parent (to the extent Parent desires to negotiate) during a five business day period to revise the terms of the merger agreement, determined after such period that the proposal continues to be a superior proposal, pays the termination fee and concurrent with the termination enters into a definitive agreement with respect to the superior proposal as further described under “The Merger Agreement—No Solicitation of Transactions,” “The Merger Agreement—Termination” and “The Merger Agreement—Fees and Expenses” beginning on page [    ], respectively; or

•
if the merger has not been consummated by the third business day after the final day of the Marketing Period as described in “The Merger Agreement—Effective Time; Marketing Period,” beginning on page [   ]; provided the conditions to closing relating to the accuracy of Alltel’s representations and warranties and compliance with its covenants under the merger agreement are then satisfied.

Parent may also terminate the merger agreement:

•
if we have breached or failed to perform any of our representations, warranties, covenants or other agreements in the merger agreement and such breach or failure would result in the failure of a closing condition and cannot be cured by the end date, so long as Parent has given us 30 days’ written notice and Parent is not then in material breach of the merger agreement;

•	if our board of directors changes its recommendation of the merger or fails to include its recommendation in the proxy statement;

•
if our board of directors publicly approves, endorses or recommends an alternative transaction or fails to publicly recommend against acceptance of a tender or exchange offer that is a competing business combination proposal within 10 business days after the commencement of the offer; or

•
if our board of directors notifies Parent that it intends to terminate the agreement to enter into a superior proposal as described under “The Merger Agreement—No Solicitation of Transactions” beginning on page [  ].

Termination Fees (Page [   ])

•
If the merger agreement is terminated under certain specified circumstances principally relating to the existence of an alternative acquisition proposal, we would be obligated to pay a termination fee of $625 million to Parent.

•
If the merger agreement is terminated under certain specified circumstances, Parent would be obligated to pay a termination fee of $625 million to us.  Each Sponsor has severally agreed to guarantee one-half of any such amounts payable by Parent to the Company, as further described under “Financing of the Merger—Guarantee; Remedies” beginning on page [  ].

Market Price of Common Stock (Page [   ])

The closing sale price of our common stock on the NYSE on May 18, 2007, the last trading day prior to the announcement of the merger, was $65.21.  The closing sale price of our common stock on the NYSE on December 28, 2006, the last trading day prior to the publication of an article in The Wall Street Journal speculating that Alltel could be acquired by private equity sponsors or by certain other wireless communications firms, was $58.31.

Additional Information

For additional questions about the merger, assistance in submitting proxies or voting shares of our common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact:

[               ]

or our proxy solicitor,

[                  ]

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, include forward-looking statements based on estimates and assumptions.  There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Summary Term Sheet,” “Questions and Answers about the Special Meeting and the Merger,” “The Merger,” “Opinions of Alltel’s Financial Advisors,” “Projected Financial Information,” “Regulatory Approvals,” and “Litigation Related to the Merger,” and in statements containing words such as “believes,” “estimates,” “anticipates,” “continues,” “contemplates,” “expects,” “may,” “will,” “could,” “should” or “would” or other similar words or phrases.  These statements, which are based on information currently available to us, are not guarantees of future performance and may involve risks and uncertainties that could cause our actual growth, results of operations, performance and business prospects, and opportunities to materially differ from those expressed in, or implied by, these statements. These forward-looking statements speak only as of the date on which the statements were made and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statement included in this proxy statement or elsewhere.  In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties, and other factors, including, among others:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•
the outcome of any legal proceedings that have been or may be instituted against Alltel and others relating to the merger agreement including the terms of any settlements of such legal proceedings that may be subject to court approval;

•	the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger;

•	the failure by Parent or Merger Sub to obtain the necessary debt financing contemplated by the commitment letter received in connection with the merger;

•	the failure of the merger to close for any other reason;

•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•	the effect of the announcement of the merger on our business relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	changes in communications technology;

•	the risks associated with the integration of acquired businesses;

•	adverse changes in economic conditions in the markets served by Alltel;

•	adverse changes in the terms and conditions of the wireless roaming agreements of Alltel;

•	the extent, timing, and overall effects of competition in the communications business;

•	material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	the potential for adverse changes in the ratings given to Alltel's debt securities by nationally accredited ratings organizations;

•	our failure to comply with regulations and any changes in regulations;

•	the uncertainties related to Alltel's strategic investments;

•	the effects of federal and state legislation, rules, and regulations governing the communications industry; and

•	changes in general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

In addition, for a more detailed discussion of these risks and uncertainties and other factors, please refer to our annual report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on February 20, 2007 and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed with the SEC on May 8, 2007.  Many of the factors that will determine our future results are beyond our ability to control or predict.  In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof.  We cannot guarantee any future results, levels of activity, performance or achievements.  The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date.  Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE PARTIES TO THE MERGER

Alltel

Alltel provides wireless voice and data communications services to 12 million wireless customers in 35 states.  Alltel provides a wide array of wireless communication services to individual and business customers. In terms of both the number of customers served and revenues earned, Alltel is the fifth largest provider of wireless services in the United States. As of May 31, 2007, Alltel owns a majority interest in wireless operations in 116 Metropolitan Statistical Areas, representing approximately 48.7 million potential customers and a majority interest in 239 Rural Service Areas, representing approximately 30.9 million potential customers.  In addition, Alltel owns a minority interest in 23 other wireless markets, including the Chicago, Illinois and Houston, Texas Metropolitan Statistical Areas.  Alltel also offers Personal Communications Services in five markets, including Jacksonville, Florida and Wichita, Kansas. As of May 31, 2007, Alltel has 154 Personal Communication Services licenses representing approximately 34.2 million potential customers.

Alltel’s principal address is One Allied Drive, Little Rock, Arkansas 72202.  The telephone number is (501) 905-8000.  For more information about Alltel, please visit our website at www.alltel.com.  Our website address is provided as an inactive textual reference only.  The information provided on our website is not part of this proxy statement, and is not incorporated herein by reference.  See also “Where You Can Find More Information” beginning on page [   ].  Alltel’s common stock is publicly traded on the NYSE under the symbol “AT.”

Atlantis Holdings LLC

 Atlantis Holdings LLC, which we refer to as Parent, is a Delaware limited liability company and is controlled by the Sponsors.  Parent was formed solely for the purpose of acquiring Alltel and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.  Each of the Sponsors currently holds 50% of the membership interests of Parent.  The Sponsors may ultimately include additional equity participants (who may include one or more holders of our common stock), subject to the limitations and conditions contained in the merger agreement.  Parent’s address is c/o TPG Partners V, L.P., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.  The telephone number is (817) 871-4651.

Atlantis Merger Sub, Inc.

Atlantis Merger Sub, Inc., which we refer to as Merger Sub, is a Delaware corporation and a wholly owned subsidiary of Parent.  Merger Sub was formed solely for the purpose of facilitating Parent’s acquisition of Alltel.  Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.  Upon consummation of the proposed merger, Merger Sub will merge with and into Alltel and will cease to exist, with Alltel continuing as the surviving corporation.  Merger Sub’s address is c/o TPG Partners V, L.P., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.  The telephone number is (817) 871-4651.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on [   ], 2007, starting at [   ], local time, at [  ], or at any postponement or adjournment thereof.  The purpose of the special meeting is for our stockholders to consider and vote upon adoption of the merger agreement (and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies).  Our stockholders must adopt the merger agreement in order for the merger to occur.  If our stockholders fail to adopt the merger agreement, the merger will not occur.  A copy of the merger agreement is attached to this proxy statement as Annex A.  You are urged to read the merger agreement in its entirety.

Record Date and Quorum

We have fixed the close of business on [  ], 2007, as the record date for the special meeting, and only holders of record of our common stock on the record date are entitled to vote at the special meeting.  On the record date, there were [  ] shares of our common stock outstanding and entitled to vote.  Each share of our common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of our common stock issued, outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals.  Shares of our common stock represented at the special meeting but not voted, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.  In the event that a quorum is not present at the special meeting, the meeting may be adjourned or postponed to solicit additional proxies.

Vote Required for Approval

You may vote FOR or AGAINST, or you may ABSTAIN from voting on, the proposal to adopt the merger agreement.  Abstentions will not be counted as votes cast or shares voting on the proposal to approve the merger agreement, but will count for the purpose of determining whether a quorum is present.

Completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of outstanding shares of our common stock representing at least a majority of all the votes entitled to vote at the special meeting.  Therefore, if you abstain, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Under the rules of the NYSE, brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners.  However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters such as the adoption of the merger agreement and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.”  Therefore, while

“broker non-votes” will be counted for the purpose of determining a quorum, because completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of outstanding shares of our common stock representing at least a majority of the holders entitled to vote at the special meeting, any “broker non-votes” will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

As of [  ], 2007, the record date for the special meeting, our directors and executive officers held and are entitled to vote, in the aggregate, [   ] shares of our common stock, representing approximately [    ]% of our outstanding common stock.  All of our directors and executive officers have informed Alltel that they currently intend to vote all of their shares of common stock “FOR” the adoption of the merger agreement and the proposal to postpone the special meeting if required to solicit additional proxies.

Proxies and Revocation

If you submit a proxy by telephone or the Internet or by returning a signed and dated proxy card by mail, your shares will be voted at the special meeting as you indicate.  If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of our board of directors on any other matters properly brought before the special meeting, or at any adjournment or postponement thereof, for a vote.

If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.  If you do not instruct your broker, bank or nominee to vote your shares, it has the same effect as a vote against adoption of the merger agreement.

Proxies received at any time before the special meeting, and not revoked or superseded before being voted, will be voted at the special meeting.  You have the right to change or revoke your proxy at any time before the vote taken at the special meeting:

•	if you hold your shares in your name as a stockholder of record, by notifying [ ];

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by submitting a later-dated proxy card;

•	if you voted by telephone or the Internet, by voting again by telephone or Internet; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies.  Alltel’s amended and restated bylaws provide that any adjournment may be made without notice if the adjournment is to a date that is not greater than 30 days after the original date fixed for the special meeting and an announcement is made at the special meeting of the time, date and place of the adjourned meeting.  Any signed proxies received by Alltel in which no voting instructions are provided on such matter will be voted “FOR” an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.  Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Alltel’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Appraisal Rights

Under Delaware law, Alltel’s stockholders are entitled to appraisal rights in connection with the merger.

If the merger is consummated, dissenting holders of stock who follow the procedures described below within the appropriate time periods will be entitled to have their shares of stock appraised by a court and to receive the “fair value” of such shares in cash as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement. These rights are known as appraisal rights.

If a stockholder wishes to exercise appraisal rights in connection with the merger, the stockholder must not vote in favor of adoption of the merger agreement, must continually be the holder of record of such shares through the effective time of the merger, and must meet the conditions described below.

Section 262 of the Delaware General Corporation Law, or DGCL, which contains the conditions necessary to secure appraisal rights, is set forth in full in Annex E. The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of stock concerning the availability of appraisal rights under Section 262.

Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with Alltel before the special meeting on [    ], 2007. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote for the merger. Any proxy or such vote against the merger, abstention from voting or failure to vote on the merger will not in and of itself constitute a demand for appraisal within the meaning of Section 262.

A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

An Alltel stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Alltel at its address at One Allied Drive, Little Rock, Arkansas 72202, Attention: Secretary.  The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her stock. Within ten days after the effective time of the merger, Alltel must provide notice of the effective time of the merger to all of its stockholders who have complied with Section 262 and have not voted for the merger.

Within 120 days after the effective time of the merger, any stockholder who has satisfied the requirements of Section 262 may deliver to Alltel a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

Within 120 days after the effective time of the merger (but not thereafter), either Alltel or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of his or her Alltel shares. Alltel has no present intention to file such a petition if demand for appraisal is made.

Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon Alltel, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Alltel. If a petition is filed by Alltel, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to Alltel and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and the costs thereof will be borne by Alltel.

If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

Alltel stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses.

Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with the consent of Alltel and Parent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as Alltel has no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

Failure by any Alltel stockholder to comply fully with the procedures described above and set forth in Annex E to this proxy statement may result in termination of a stockholder's appraisal rights.

Solicitation of Proxies

This proxy solicitation is being made and paid for by Alltel on behalf of its board of directors.  In addition, we have retained [   ] to assist in the solicitation of proxies for the special meeting for a fee of approximately $[    ].  Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication.  These persons will not be paid additional remuneration for their efforts.  We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record.  Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call [    ] or [   ], our proxy solicitor, at [   ].

Availability of Documents

Documents incorporated by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents) will be provided without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail.  In addition, our list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting; the list will also be available at the meeting for inspection by any stockholder present at the meeting.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement.  You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

Over the past several years, the board of directors of Alltel, together with the senior management, has regularly engaged in a comprehensive review of Alltel’s business and strategic opportunities, including the possibility of acquisitions, recapitalizations (such as a self-tender offer, stock buyback or special dividend), spin-offs, mergers or a sale of Alltel, with a view to determining alternatives that would be in the best interests of Alltel’s stockholders.  As a part of this process, Alltel from time to time engaged in preliminary discussions with potential strategic partners about possible business combinations and other strategic initiatives, as well as preliminary exploratory contacts with private equity sponsors.

These strategic reviews suggested that Alltel’s wireline and wireless businesses would be more valuable as separate companies and, as a result, the board of directors of Alltel authorized the spin-off by Alltel of its wireline business in 2006.  Following completion of the spin-off in July 2006, the board of directors instructed management to continue to explore the full array of strategic options available to Alltel as a pure-play wireless carrier, including a potential recapitalization, possible acquisitions and a merger or sale of the Company, and authorized management to have discussions with potential strategic partners and private equity sponsors to assess the general level of interest in a potential transaction, and to report back to the board.  Also, Alltel’s Chief Executive Officer mentioned during Alltel’s 2006 third and fourth quarter earnings calls with investors and analysts that Alltel was reviewing all of its strategic alternatives.

Further to the board’s directive, during the latter half of 2006, members of management had several discussions with third parties regarding the potential benefits of a merger. These third parties included several major telecommunications companies.  One series of discussions, with a company referred to here as Company A, involved a dialogue regarding technology issues and synergies as well as the exchange of a limited amount of non-public information under a non-disclosure agreement.  Otherwise, the third parties did not further pursue such discussions at this time. On December 29, 2006, an article appeared in the Wall Street Journal containing speculation about possible sale or merger transactions involving Alltel.

At a meeting of the Alltel board in January 2007, the directors again discussed with senior management various potential strategic options for Alltel (including a recapitalization, acquisitions or a merger or sale of the Company) and directed management to consider initiating a process for receiving indications of interest from potentially interested acquirors, with a view to concluding such a process by late spring or early summer of 2007.  The board took note of favorable financial market conditions and the upcoming 700 MHz spectrum auction and the potential impact of the Federal Communication Commission’s anti-collusion rules (prohibiting strategic discussions among auction participants) and how they might impact timing of a process.

During February and March 2007, management met with Alltel’s financial and legal advisors to discuss a process for obtaining indications of interest from private equity sponsors while continuing discussions with potential strategic partners.  Management also continued to evaluate the potential benefits and feasibility of a self-tender offer, stock buyback, special dividend or other recapitalization.  In late March 2007, following further contacts, Company A advised management that it was not interested in pursuing additional discussions regarding a potential transaction.  During this time, Alltel renewed discussions with other potential strategic partners about the possible merits of a business combination.

Throughout this period, Alltel management provided the members of the board of directors with periodic updates regarding these discussions.

In early April 2007, Alltel’s board of directors met with Alltel’s management and Alltel’s outside advisors to discuss the status of the process and available alternatives.  As part of this meeting, the board received from management and Alltel’s financial advisors a comprehensive analysis of its strategic and financial alternatives, including information about Alltel’s potential value in a sale scenario and the potential ability of private equity sponsors to finance a transaction at given price levels, along with an illustrative timeline and an overview by Wachtell, Lipton, Rosen & Katz of the board of directors’ legal and fiduciary duties.  The board discussed with the Company’s advisors the process that might best achieve the most attractive value to stockholders.  After discussion, the board of directors authorized the commencement of a formal, competitive process involving a number of private equity sponsors that called for final proposals from interested bidders by early June 2007.  However, the board noted that an earlier deadline or a preemptive offer by one such group might provide the most attractive results for stockholders.  As part of the process, management agreed not to discuss or enter into arrangements with any potential bidder regarding prospective employment or the terms of any potential investment during the sales process.  The board also approved continued efforts to explore a possible transaction with a major telecommunication’s firm, which we refer to as Company B, and, although prior experience did not suggest a high likelihood that certain other strategic partners were currently prepared to move forward on a business combination with Alltel, the board authorized Alltel’s financial advisors to contact, or renew contacts with, key potential strategic partners to determine their current interest in a transaction.

In the first half of April 2007, Alltel continued discussions with Company B regarding the strategic benefits of a possible business combination. Alltel also entered into a confidentiality agreement with Company B.  Also during this time, Alltel entered into confidentiality agreements with TPG and three other private equity sponsors, which we refer to as Sponsor A, Sponsor B and Sponsor C and requested that each such sponsor provide a preliminary indication of interest based on public information.  These private equity sponsors were chosen based on Alltel’s and its advisors’ understanding of their capacity, resources, industry expertise, reputation  and experience in consummating large transactions.  In addition to requirements to maintain confidentiality of information, the confidentiality agreements included provisions that restricted the ability of the private equity sponsors to discuss the potential transaction or share the Alltel information with other private equity firms without Alltel’s prior consent.  In response to these requests, each of the private equity sponsors provided an initial indication of interest. Each indication of interest was preliminary and non-binding, was not based on any non-public information provided by Alltel or its representatives and was subject to significant contingencies including receipt of committed financing and satisfactory completion of a due diligence review of non-public information about Alltel.

After receipt of these initial indications of interest, discussions ensued between representatives of Alltel, on the one hand, and each of TPG and Sponsors A, B and C, on the other, regarding the key assumptions underlying the indications of interest and the possibility of each of the private equity sponsors teaming with other private equity sponsors.  After discussion, it was determined that TPG would be permitted to team with Goldman Sachs Capital Partners, L.P. (which we refer to as GSCP), Sponsor A with Sponsor C, and Sponsor B with an additional private equity firm, Sponsor D.

At a further board meeting in mid-April 2007, the directors reviewed with Alltel management and the Company’s outside financial and legal advisors the preliminary indications of interest.  The participants also discussed the proposed process and timeframe going forward.  Members of the board inquired about the amount of time proposed to be allocated to reach the end of the process and the potential risks involved with an extended period.  In response, management and the Company’s outside counsel indicated that they would be alert to opportunities to accelerate the process consistent with achieving the goal of optimizing value for stockholders, including by informing each of the sponsor teams that the Company would be willing to accelerate the process if it received a very compelling financial proposal from a bidder that was prepared to move quickly to execute a definitive agreement for a firmly committed transaction.

Following this board meeting, representatives of Alltel contacted an additional potential strategic partner, but such party did not express interest in pursuing a strategic business combination. Between May 2, 2007 and May 4, 2007, management made presentations to each private equity sponsor group.  At the conclusion of each presentation, the private equity sponsor groups were informed that Alltel believed that Alltel stockholders’ interests might best be served by moving expeditiously to negotiate, execute and announce a definitive agreement and therefore was open to any or all private equity sponsor groups moving more quickly than the proposed final bid date by making a highly compelling bid.  On May 6, 2007, The Wall Street Journal published an article that reported in detail on the process.  Alltel did not publicly comment on this article.  Alltel representatives contacted each of the private equity sponsor groups to discuss the article and the heightened need for the process to be concluded as quickly as possible.  Alltel stressed to the potential bidders that there might be a need to accelerate the process deadline under the circumstances and advised the potential bidders to accelerate their diligence process.

On May 8, 2007, Alltel distributed a letter containing an invitation and instructions for submitting final bids to acquire Alltel, including a draft merger agreement, to each of the private equity sponsor groups.  The deadline for bids was given as June 6, 2007 but the letters expressly stated that Alltel reserved full discretion to accelerate or preempt the process, including by negotiating with one or more buyers and entering into a merger agreement without notice to other prospective purchasers.  During this period, representatives of Alltel continued contacts with Company A and Company B, and with other companies, including providing draft confidentiality agreements, that were thought to have a possible strategic interest in a transaction with Alltel, but none of these contacts led to additional confidentiality agreements being entered into or any of those companies (as well as Company A and Company B) moving to further pursue a potential business combination with Alltel.

Based on the requests of the private equity sponsors, Alltel’s management delivered a second series of separate management presentations from May 14, 2007 to May 16, 2007.  At the conclusion of each of these meetings, management again stressed its desire to reach a conclusion to the process expeditiously and advised that the Alltel board would be receptive to an accelerated bid by a sponsor at a compelling price.  Management also asked each private equity sponsor group whether additional information would be necessary in order to make a firm offer and sign a definitive agreement.  The TPG/GSCP and Sponsor B/Sponsor D teams both requested specific information relative to performance of certain of Alltel’s markets.  The Sponsor A/Sponsor C team was unable to provide its request at that time.  Following these meetings, the TPG/GSCP and Sponsor B/Sponsor D teams were provided with the requested market information.  Following its review of the additional material, the Sponsor B/Sponsor D team submitted additional diligence requests.

On Friday, May 18, 2007, a representative of the TPG/GSCP team called Scott Ford, the President and Chief Executive Officer of Alltel, and Richard Massey, General Counsel of Alltel, to indicate that TPG and GSCP were enthusiastic about acquiring Alltel and wished to enter into final negotiations with Alltel that would lead to the execution of a definitive agreement on an accelerated basis.  TPG and GSCP indicated that they were prepared to make a bid that would be at or near the top of the price range indicated by TPG in its preliminary indication of interest and to move quickly to finalize a definitive agreement over the weekend.  More particularly, the TPG/GSCP team was prepared to deliver to Alltel an agreement in the form it would be prepared to sign, along with committed financing, on the condition that Alltel provide certain market–specific business information for diligence purposes and commit to the accelerated discussions with TPG/GSCP. The TPG/GSCP team emphasized that their willingness to submit a proposal and proceed on this basis was conditioned on Alltel’s agreement not to “shop” its bid to other participants, and indicated that it would withdraw if Alltel advised the other private equity teams that a proposal had been made.  Following discussion with Wachtell, Lipton and various board members, Alltel indicated that Alltel’s willingness to move forward on this basis was dependent on the strength of the final bid that TPG/GSCP would make.

On the evening of May 18, 2007, Alltel received a marked merger agreement and committed financing papers from the TPG/GSCP team and in return provided the requested diligence materials.  That evening, Alltel sent a revised draft of the merger agreement to Cleary Gottlieb Steen & Hamilton LLP, counsel for the TPG/GSCP team.  On May 19, 2007, Wachtell, Lipton and Cleary Gottlieb discussed remaining open points on the merger agreement.

Over the next two days, Wachtell, Lipton and Cleary Gottlieb continued to negotiate the terms of the definitive merger agreement, and the parties also discussed changes to the other related documents, including the draft debt and equity commitment letters, the guarantee that would be provided by TPG and GSCP and the disclosure schedules related to the merger agreement.

On the afternoon of May 19, 2007, the TPG/GSCP team communicated an offer of $71.00 in cash for each share of Alltel common stock.  Alltel responded that it would require a higher price to proceed.  Shortly thereafter, the TPG/GSCP team responded with a “best and final” offer of $71.50 per share.

On May 20, 2007, the board of directors met at the offices of Wachtell, Lipton with senior management and Alltel’s outside legal and financial advisors. The board first received an overview of the events occurring since the last meeting of the board from Mr. Ford and Mr. Massey.  Representatives of JPMorgan, Merrill Lynch and Stephens discussed with the board of directors the financial aspects of the proposed transaction, including the proposed financing arrangements, reviewed various financial analyses of the proposed transaction with the board, and each of the financial advisors rendered to the board of directors its oral opinion (subsequently confirmed in writing), as described under “—Opinion of Alltel’s Financial Advisors,” that, as of May 20, 2007 and based on and subject to the matters described in its opinion, the $71.50 per share cash merger consideration to be received by holders of shares of Alltel common stock is fair from a financial point of view to such holders. Representatives of Wachtell, Lipton reviewed with the board of directors its legal obligations relative to considering the proposal and summarized the proposed merger agreement and related agreements and updated the board of directors on the status of the documentation with respect to the potential transaction. Representatives of Wachtell, Lipton also discussed with the board of directors the stockholder and regulatory approvals that would be required to complete the proposed merger and the likely process and timetable of the merger, including expected timing for obtaining the required stockholder and regulatory approvals.  Wachtell, Lipton also discussed employee benefits issues in connection with the merger and reviewed for the board of directors a set of draft resolutions relating to the proposed merger.

Following these discussions, and discussions among the members of the board of directors, management and Alltel’s advisors, including consideration of the factors described under “—Reasons for the Merger; Recommendation of the Company’s Board of Directors,” the board of directors unanimously determined that the transactions contemplated by the merger agreement and the related transactions and agreements are advisable and in the best interests of Alltel and its stockholders, and the directors voted unanimously to approve the merger, to approve and adopt the merger agreement and to approve the related transactions and agreements.  In that regard, the board determined to approve the merger without first seeking to engage in further discussions with the other private equity teams.  In making that determination, the directors considered, among other things, the risk that TPG/GSCP would withdraw if Alltel did so; that there was a risk that continuing the process further could result in a lower price, especially after the withdrawal of TPG/GSCP; that all of the private equity sponsors had had the same opportunity and been encouraged to make an accelerated bid at a compelling price; that the board had been advised that there had not been any conversations between management and any of the sponsors regarding any proposed economic terms for management in the event of a transaction; and that under the terms of the merger agreement, Alltel would remain free to respond to any subsequent bid that was (or was likely to lead to) a superior proposal, including by further negotiating with and providing information to such a bidder, and to terminate the merger agreement in favor of such a superior proposal, subject to payment of a termination fee that was well within the range of customary practice and was not believed to be a substantial deterrent to receipt of a higher bid (see the discussion under “The Merger Agreement—No Solicitation of Transactions” and “—Termination” beginning on pages [  ]).

There was then a discussion of next steps and the estimated timetable, including communication plans.

Following the meeting of the board of directors, the parties and their representatives finalized the definitive documentation and entered into the merger agreement. The merger agreement was announced by the parties prior to the opening of the financial markets in New York City on May 21, 2007.

Reasons for the Merger; Recommendation of the Company’s Board of Directors

The board of directors, acting with the advice and assistance of its outside legal and financial advisors, unanimously (i) adopted and declared advisable the merger, the merger agreement and the transactions contemplated by the merger agreement, (ii) determined that the transactions contemplated by the merger agreement were advisable and in the best interests of Alltel and its stockholders and (iii) resolved to recommend that Alltel’s stockholders vote in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

In the course of reaching its determination, the board of directors considered a number of factors.  The material factors considered by the board of directors were:

•	the value of the cash consideration to be paid to Alltel stockholders upon consummation of the merger;

•
the current and historical market prices of the Company’s common stock and the fact that the price of $71.50 per share represented a premium of approximately 22.6% over the market closing price of $58.31 of the Company’s common stock prior to the publication of an article by the Wall Street Journal on December 29, 2006, speculating that Alltel could be acquired by private equity sponsors or by certain other wireless communications firms;

•	the board of directors’ understanding of Alltel’s business, historical and current financial performance, competitive and operating environment, operations, management strength and future prospects;

•
conditions and trends in the wireless business and Alltel’s prospects as the fifth largest provider of wireless services in the United States in view of the evolution of the business and its competitors, including a trend toward consolidation in the telecommunications industry;

•
the process leading to the announcement of the merger agreement and the board’s understanding, as a result of such process, of the level of interest of both potential strategic partners and private equity sponsors in a transaction with Alltel;

•	that discussions had been held with, and feedback received from, the various participants in the process and management’s reports on the prospects for a merger with other industry participants;

•	management’s understanding of the competitive landscape and its exploratory discussions with potential strategic partners;

•
that the preliminary, non-binding indications of interest received from the private equity sponsors other than TPG included indicative price ranges that were both below and above the amount ultimately agreed to with TPG and GSCP;

•	the terms of the TPG/GSCP proposal, including the requirement that Alltel agree not to “shop” the proposal to other participants in the process;

•
the relative interest and readiness of the respective private equity sponsors to reach a definitive agreement on an acquisition transaction, and the risk that the TPG/GSCP proposal would be withdrawn if Alltel did not accede to their “no-shop” request;

•	financial analyses, information and perspectives provided to the board of directors by management and the Company’s financial advisors;

•
the opinions of each of JPMorgan, Merrill Lynch and Stephens that, as of the date of their respective opinions and based upon and subject to the matters described in their respective opinions, the common stock merger consideration to be paid in the merger was fair, from a financial point of view, to the holders of Alltel common stock, other than Parent and its affiliates;

•	the proposed financial and other terms of the merger and the merger agreement, and the other terms and conditions of the merger agreement;

•
the deal protection terms contained in the merger agreement, particularly the fact that the termination fee payable by Alltel in the event that the merger agreement were terminated for a superior proposal would be approximately 2.5% of the aggregate merger consideration;

•
the fact that the consideration to be paid to Alltel stockholders would be all cash, that following the completion of the merger Alltel stockholders will no longer have an ownership interest in Alltel and thus an opportunity to participate in the financial risks and rewards of Alltel’s business performance;

•	the contingencies to completion of the proposed merger, including the fact that completion of the merger requires regulatory approvals as well as approval by the stockholders of Alltel;

•
the board of directors’ understanding of the reputation and experience of the Sponsors, the current state of the capital markets and the likelihood that Parent could successfully obtain the equity and debt financing required to fully fund the payment of the merger consideration, and its understanding of the proposed financing arrangements for the merger;

•	the fact that receipt of the merger consideration will be taxable to U.S. stockholders of Alltel for U.S. federal income tax purposes; and

•
the potential risks and costs to us if the merger does not close, including the diversion of management and employee attention and potential effects on the Company’s relationships with suppliers, vendors and other business partners.

In addition, the board of directors was aware of and considered the interests that certain of the Company’s directors and executive officers may have with respect to the merger that may be considered to be different from, or are in addition to, their interests as stockholders of Alltel, as described in “—Interests of Alltel’s Directors and Executive Officers in the Merger.”

The foregoing discussion summarizes the material factors considered by the board of directors in its consideration of the merger.  After considering these factors, as well as others, the board of directors concluded that the positive factors relating to the merger agreement and the merger significantly outweighed the potential negative factors and the merger agreement and the merger were advisable and in the best interests of Alltel and its stockholders.  In view of the wide variety of factors considered by the board of directors, and the complexity of these matters, the board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors.  In addition, individual members of the board of directors may have assigned different weights to various factors.  The board of directors unanimously recommended the merger agreement and the merger based upon the totality of the information presented to and considered by it.

The Company’s board of directors recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinions of Alltel’s Financial Advisors

Each of JPMorgan, Merrill Lynch and Stephens (the “Advisors”) rendered its opinion to Alltel's board of directors that, as of May 20, 2007 and based upon and subject to the factors and assumptions set forth in their respective opinions, the merger consideration of $71.50 in cash per share of Alltel common stock to be paid to the holders of that stock is fair from a financial point of view to such holders.  The respective opinions of the Advisors were necessarily based on economic, market, tax, legal and other conditions as in effect on, and the information made available to them as of, May 20, 2007.    Subsequent developments may affect the opinions and none of the Advisors has any obligation to update, revise or reaffirm its opinion.

The full text of the written opinions of the Advisors, dated May 20, 2007, which set forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinions, are attached as Annexes B, C and D, respectively.  Each of the Advisors provided its advisory services and opinion for the information and assistance of the board of directors of Alltel in connection with its consideration of the proposed merger.  The opinions of the Advisors do not constitute a recommendation as to how any stockholder should vote with respect to the proposed merger.

In connection with rendering the opinions described above and performing the related financial analysis, each of the Advisors has, among other things:  (1) reviewed certain publicly available business and financial information relating to Alltel that it deemed to be relevant; (2)

reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Alltel furnished to it by Alltel; (3) conducted discussions with certain members of management of Alltel concerning the proposed merger, the matters described in clauses 1 and 2 above, the past and current business operations, financial condition and future prospects of the company and certain other matters it deemed to be relevant; (4) reviewed the market prices and valuation multiples for the common shares and compared them with those of certain publicly traded companies that it deemed to be relevant; (5) reviewed the results of operations of Alltel and compared them with those of certain publicly traded companies that it deemed to be relevant; (6) compared the proposed financial terms of the transaction with the financial terms of certain other transactions that it deemed to be relevant; (7) participated in certain discussions and negotiations among representatives of Alltel and Parent and their financial and legal advisors; (8) reviewed the merger agreement; and (9) reviewed such other financial studies and analyses and took into account such other matters as it deemed relevant, including its assessment of general economic, market and monetary conditions.

In giving their opinions, the Advisors each relied upon and assumed, without undertaking any responsibility or liability for independent verification, the accuracy and completeness of all the information discussed with or reviewed by or for it.  In addition, none of the Advisors made an independent evaluation or appraisal of any assets or liabilities of Alltel, nor has any such evaluation or appraisal of the assets or liabilities of Alltel been furnished to the Advisors, nor did the Advisors evaluate the solvency of Alltel under any state or federal laws relating to bankruptcy, insolvency or similar matters.  In relying on financial forecasts provided to them, the Advisors assumed that they had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the management of Alltel as to the expected future financial performance of Alltel to which such forecasts relate.  The Advisors expressed no view as to such forecasts or the assumptions on which they were based.  The Advisors also assumed that the proposed merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement.  The Advisors each further assumed that all material governmental, regulatory or other consents and approvals necessary for the completion of the proposed merger will be obtained without any adverse effect on Alltel.

The opinions described above are directed only to the fairness from a financial point of view to the holders of shares of the Alltel common stock, par value $1.00, of the merger consideration to be paid to such holders in the proposed merger and do not address the underlying decision by Alltel to engage in the proposed merger or any of the transactions relating thereto. None of the Advisors expressed any opinion as to the prices at which the shares of Alltel common stock will trade at any future time.  The opinions of the Advisors do not constitute recommendations as to how any stockholder should vote with respect to the proposed merger.

Financial Analysis of Alltel's Financial Advisors

The following is a summary of the material financial analyses jointly performed by the Advisors in connection with rendering their opinions described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by the Advisors. The order of analyses described does not represent the relative importance or weight given to those analyses by the Advisors. The Advisors all worked on developing these analyses, and these analyses represent the joint work product of the Advisors. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of the financial analyses performed by the Advisors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 20, 2007 and is not necessarily indicative of current market conditions.

Historical Common Stock Performance. The Advisors reviewed the performance of Alltel common stock from July 18, 2006, the day after the wireline spin-off, to May 18, 2007, the last trading day prior to the signing of the definitive merger agreement. The Advisors classified this period into two sub-segments:  the periods prior to and post December 29, 2006, the day reports speculating that Alltel could be acquired were published in the media.

•
Alltel common stock achieved a closing price high of $58.31 per share and a closing price low of $52.80 per share on December 28, 2006 and July 20, 2006, respectively, during the period July 18, 2006 to before December 29, 2006.

•
Alltel common stock achieved a closing price high of $66.56 per share and a closing price low of $58.60 per share on May 9, 2007 and March 5, 2007, respectively, during the period December 29, 2006 to May 18, 2007.

While reviewing common stock performance the Advisors noted that the trading price of Alltel’s stock had significantly risen following press speculation of a potential transaction relating to Alltel several months before the transaction was announced.

Discounted Cash Flow Analysis. The Advisors calculated the range of implied equity value per share for Alltel common stock by performing a discounted cash flow analysis.  The discounted cash flow analysis assumed a valuation date of March 31, 2007.

A discounted cash flow analysis is a traditional method of evaluating the value of an asset by estimating the future unlevered free cash flows of an asset and taking into consideration the time value of money by calculating the “present value” of these estimated cash flows. “Present value” refers to the current value of one or more future cash payments, or cash flows, from an asset and is obtained by discounting those future unlevered free cash flows by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. Other financial terms utilized below are “terminal value,” which refers to the value of all future cash flows from an asset at a particular point in time, and “unlevered free cash flows,” which refers to a calculation of the future free cash flows of an asset without factoring in any debt servicing costs.

The management projections for the calendar years ending December 31, 2007-2012 were used to calculate unlevered free cash flows for the corresponding period. The Advisors also calculated terminal values as of December 31, 2012 by applying a range of perpetual free cash flow growth rates of 2.0% to 3.0% and a range of discount rates of 8.0% to 9.0%. The estimated unlevered free cash flows for the calendar years 2007 through 2012 and the terminal value as of December 31, 2012 were then discounted to present values using a range of discount rates of

8.0% to 9.0% in order to derive the unlevered firm values for Alltel. In addition, the firm values for Alltel were adjusted to reflect the present value of tax benefits derived from Alltel’s incremental tax deductible amortization in excess of the GAAP amortization.

In arriving at the estimated equity values per share of Alltel common stock, the Advisors calculated the equity values for Alltel by deducting net debt of Alltel from the unlevered firm values. Net debt includes short term and long term debt adjusted for the value of cash and short term investments. The net debt used for the purpose of this analysis was approximately $2.5 billion based on information provided by Alltel.

 Based on the assumptions set forth above, this analysis implied a range for Alltel common stock of $53.04 to $73.81 per share.

Publicly Traded Comparable Company Analysis. The Advisors compared the financial and operating performance of Alltel with publicly available information of selected publicly traded companies engaged in businesses which the Advisors deemed relevant to Alltel’s businesses. The companies chosen included publicly traded wireless companies with nationwide or regional service offerings whose wireless operations form a majority of their businesses.  The companies included the following:

•	Sprint Nextel Corporation
•	Centennial Communications Corp.
•	Dobson Communications Corporation
•	United States Cellular Corporation

These companies were selected, among other reasons, because they share similar business characteristics to Alltel. However, none of the companies selected is identical or directly comparable to Alltel. Accordingly, the Advisors made judgments and assumptions concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies.

For each of the selected companies, the Advisors calculated Firm Value divided by the estimated EBITDA for calendar years ending December 31, 2007 and December 31, 2008, which we refer to as Firm Value/ EBITDA multiple.

 For this analysis, Firm Value of a particular company was calculated as market value of the company’s equity (as of May 18, 2007); plus the value of the company’s indebtedness, capital leases, minority interest and preferred stock; minus the company’s cash and cash equivalents, and marketable securities.

The estimates of EBITDA for each of the selected companies were based on publicly available Wall Street research estimates.

The following table reflects the results of the analysis:

Trading Multiples Analysis	Range	Mean

Firm Value/ EBITDA (calendar 2007)	7.0x-9.0x	7.8x
Firm Value/ EBITDA (calendar 2008)	6.4x-8.2x	7.0x

The Advisors applied a range of 7.0x to 9.0x Firm Value/ EBITDA (calendar 2007) which, using Alltel managements’ estimates for calendar 2007 EBITDA, implied a range for Alltel common stock of $53.04 to $70.28 per share.

The Advisors applied a range of 6.5x to 8.0x Firm Value / EBITDA (calendar 2008) which, using Alltel management’s estimates for calendar 2008 EBITDA, implied a range for Alltel common stock of $51.81 to $65.45 per share.

Selected Transactions Analysis:  The Advisors also reviewed publicly available information relating to the following selected telecom industry transactions:

•	Alltel / Midwest Wireless;

•	Alltel / Western Wireless;

•	Sprint / Nextel;

•	Cingular / AT&T Wireless;

Specifically, the Advisors calculated the transaction value, the transaction value divided by the forecasted one year forward EBITDA and two-year forward EBITDA multiples, the equity value divided by free cash flow multiple, and the premium paid for the equity of the acquired company relative to the price one-month before the transaction was announced.

The following table reflects the results of the analysis:

Selected Transaction Analysis	Range	Mean

Transaction Value / 1 Year Forward EBITDA Multiple	7.5x-9.4x	8.4x
Transaction Value / 2 Year Forward EBITDA Multiple	6.8x-8.5x	7.6x
Equity Value/ 2 Year Forward FCF Multiple	18.9x-28.9x	23.8x
% Premium from One Month to Announcement	11.1%-105.8%	50.9%

In the opinion of the Advisors, Transaction Value / 1 Year Forward EBITDA Multiple was the most relevant metric for this analysis.

Based on this analysis, the Advisors applied a range of 7.5x to 9.5x Transaction Value / 1 Year Forward EBITDA Multiple which, using Alltel management’s estimates for calendar 2007 EBITDA, implied a range for Alltel common stock of $57.35 to $74.58 per share.

Miscellaneous

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Advisors’ analyses.  In arriving at its fairness determinations, each of the Advisors considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, each of the Advisors made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Alltel, Parent or the contemplated transaction.

The Advisors prepared these analyses for purposes of providing their respective opinions to Alltel's board of directors as to the fairness from a financial point of view of the merger consideration to be paid to the holders of Alltel common stock, par value $1.00, in the proposed merger. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Alltel, Parent, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Stephens Inc. or any other person assumes responsibility if future results are materially different from those forecasted.

As described above, the Advisors' opinions to Alltel's board of directors were one of many factors taken into consideration by the Alltel board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by each of the Advisors in connection with the fairness opinions and is qualified in its entirety by reference to the written opinions of the Advisors attached as Annexes B,  C and D, respectively, which are incorporated by reference into this proxy statement.

J.P. Morgan Securities Inc. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and other transactions, as well as for estate, corporate and other purposes. J.P. Morgan Securities Inc. has acted as financial advisor to Alltel in connection with, and has participated in certain of the negotiations leading to, the proposed merger contemplated by the merger agreement. In the past, J.P. Morgan Securities Inc. has provided financial advisory and financing services to Alltel and affiliates of Parent and may continue to do so and have received, and may receive, fees for the rendering of such services.  Specifically, in the past two years, J.P. Morgan Securities Inc. or its affiliates acted as (i) financial advisor to Alltel in connection with the spinoff of its wireline business as Windstream Corp. and the merger of Windstream Corp. into Valor Communications Group Inc. in 2006, (ii) lead arranger and bookrunner in connection with credit facilities for, and debt securities offering by, Windstream Corp. in connection with such spin-off and merger in 2006, (iii) dealer manager in connection with Alltel's tender offer for certain of its outstanding debt securities in 2006, (iv) repurchase agent in connection with Alltel's repurchase of certain outstanding debt securities of Western Wireless in 2005, and (v) remarketing agent for certain of Alltel's outstanding debt securities in 2005.  J.P. Morgan Securities Inc.'s commercial bank affiliate is a lender to Alltel and to certain affiliates of Parent.  In addition, although no agreements currently exist with Parent, J.P. Morgan Securities Inc. and its affiliates may also arrange and/or provide financing in connection with Parent's financing of the Merger.  In the ordinary course of their business, J.P. Morgan Securities Inc. and its affiliates may actively trade Alltel's common stock, par value $1.00, and other securities of Alltel for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has acted as financial advisor to Alltel with respect to the proposed merger. Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates have performed in the past, and may perform in the future, a variety of investment banking and commercial banking services for each of Alltel and affiliates of Parent for which they may receive customary fees.  During the past two years, Merrill Lynch, Pierce, Fenner & Smith Incorporated has acted as financial advisor to Alltel in connection with (i) the spinoff of its wireline business as Windstream Corp. and the merger of Windstream into Valor Communications Group in 2006, (ii) Alltel's acquisition of Midwest Wireless in 2006 and (iii) Alltel's acquisition of Western Wireless in 2005.  Merrill Lynch, Pierce, Fenner & Smith Incorporated also acted as lead remarketing agent for Alltel's equity units remarketing in 2005 and joint lead arranger in connection with Alltel’s 2005 senior secured credit facility.  In addition, although no agreements currently exist with Parent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may also arrange and/or provide financing in connection with Parent's financing of the merger.  In the ordinary course of their business, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may actively trade Alltel's common stock, par value $1.00, and other securities of Alltel for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Stephens Inc. has acted as investment banker to Alltel in connection with the proposed merger. Stephens Inc. has in the past provided to Alltel, and may in the future provide to Alltel or Parent, investment banking services for which they may receive customary fees. In the past, Stephens Inc. has provided financial advisory services to Alltel, including acting as financial advisor for Alltel's 2006 acquisition of Midwest Wireless, Alltel's 2006 spin-off of its wireline business and merger with Valor Communications and Alltel's 2006 acquisition of Southern Illinois Cellular, and may continue to do so and has received, and may receive, fees for the rendering of such services.  In addition, in the ordinary course of its business, Stephens Inc. may actively trade Alltel's common stock, par value $1.00, and other securities of Alltel for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.  Certain of Stephens Inc.'s affiliates collectively own approximately 2.6% of the outstanding shares of Alltel's common stock, par value $1.00, and its Chief Executive Officer serves on the board of directors of Alltel.

The Alltel board of directors selected the Advisors as its financial advisors because each is an internationally recognized investment banking firm that has substantial experience in transactions similar to the proposed merger. Pursuant to separate letter agreements, Alltel engaged each of the Advisors to act as its financial advisor in connection with the proposed merger. Pursuant to the terms of these engagement letters, Alltel has agreed to pay each of the Advisors (i) an announcement fee of $7.5 million, contingent and payable in cash upon the execution by Alltel of a definitive agreement to effect the merger and (ii) a success fee, if during the term of each of the engagement letters or within 12 months after notice of termination of the engagement is given, a merger or similar transaction is consummated or an agreement regarding a merger or similar transaction is entered into (which is subsequently consummated), of $17.5 million payable in cash upon the closing of such transaction.  In addition, Alltel has agreed to reimburse each of the Advisors for an agreed upon amount of its reasonable and documented expenses, including reasonable attorneys' fees and disbursements, and to indemnify each of the Advisors and related persons against various liabilities, including certain liabilities under the federal securities laws.  The Advisors also have provided certain investment banking services to TPG and GSCP or their affiliates from time to time.  According to information provided by TPG and GSCP, fees paid to the Advisors for such services in 2006 exceeded $100 million.

Projected Financial Information

Alltel does not as a matter of course make public long-term projections as to future revenues, earnings or other results.  However, we have included certain financial projections in this proxy statement to provide our stockholders access to certain nonpublic information provided to our board of directors, Parent, the Sponsors and our Advisors for purposes of considering and evaluating the merger.  The inclusion of this information should not be regarded as an indication that Parent, Merger Sub, our board of directors, the Sponsors, JPMorgan, Merrill Lynch or Stephens, or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

The projections below, which do not consider the impact of the contemplated transaction, are based on internal financial forecasts, which in general are prepared solely for capital budgeting and other internal management decisions and are subjective in many respects.  Furthermore, the assumptions and estimates underlying the projected financial information set forth below are inherently uncertain and are subject to significant business, economic and competitive risks and uncertainties that are difficult to predict and beyond our control, including, among others, risks and uncertainties relating to Alltel’s business (including Alltel’s ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors described under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [  ].  As a result, actual results may differ materially from those contained in the projected financial information.

The projected financial information set forth below was not prepared with a view toward public disclosure or with a view toward complying with the rules and regulations established by the Securities and Exchange Commission, generally accepted accounting principles (“GAAP”) or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation and presentation of projected financial information.  The projections are included solely for the purpose of giving Alltel’s stockholders access to the same non-public information that was provided to Alltel’s board of directors, Parent, the Sponsors and our Advisors.  The projected financial information has been prepared by, and is the responsibility of, Alltel’s management, and PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying projected financial information. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.  The PricewaterhouseCoopers LLP report incorporated by reference in this proxy statement relates to Alltel’s historical financial information.  It does not extend to the projected financial information and should not be read to do so.

The projected financial information includes financial measures that were not calculated in accordance with GAAP, namely EBITDA and EBITDA Margin.  EBITDA is calculated as operating income plus depreciation and amortization expense, while EBITDA Margin is calculated as EBITDA divided by total service revenues.  Alltel believes that these measures provide management with an alternative method for assessing its operating results in a manner that enables management to evaluate operating cash flow available to service Alltel’s debt obligations, pay its taxes and fund its capital expenditures.  In addition, Alltel believes that these measures provide management with useful information about Alltel’s performance because they eliminate the effects of period to period changes in taxes, costs associated with capital investments, interest expense and other non-operating items.  These non-GAAP measures are the types of measures that management uses in analyzing Alltel’s results of operations and in determining a component of employee incentive compensation.  However, these measures do not provide a complete picture of Alltel’s operations.  Non-GAAP measures should not be considered a substitute for or superior to GAAP results.

The following table presents selected projected financial data for the fiscal years ended December 31 of the year indicated.  The projections were prepared in April 2007 based upon assumptions management believed to be reliable at that time.  Amounts presented for 2007 represent actual results for the three months ended March 31, 2007 and estimated results for the nine month period from April 1, 2007 through December 31, 2007.  The projections do not take into account any circumstances, events or accounting pronouncements occurring after the date they were prepared, nor does Alltel intend to update or otherwise revise the projected financial information to reflect circumstances arising since its preparation or to reflect the occurrence of unanticipated events.

(Millions)	2007E	2008P	2009P	2010P	2011P	2012P
Service Revenues	$7,906	$8,535	$9,081	$9,506	$9,865	$10,180
Cash Operating Expenses	4,904	5,368	5,757	6,022	6,232	6,406
EBITDA	$3,002	$3,167	$3,324	$3,484	$3,633	$3,774
EBITDA Margin	38.0%	37.1%	36.6%	36.7%	36.8%	37.1%

Key Assumptions

The following key assumptions have been used to develop the information set forth in the above table.  For all periods presented, the assumptions used in the projected financial information are consistent with the accounting policies disclosed in Alltel’s historical consolidated financial statements for periods ending prior to April 2007, the date the projections were prepared.

Projected Service Revenues:

Service revenue projections for the years ended December 31, 2008 through 2012 reflected overall annual growth rates of 8.0 percent in 2008, 6.4 percent in 2009, 4.7 percent in

2010, 3.8 percent in 2011 and 3.2 percent in 2012, respectively.  Revenue projections for the years ended December 31, 2008 through 2012 reflected the following:

•
Projected growth rates in gross customer additions of 5.1 percent in 2008, 3.1 percent in 2009, 1.5 percent in 2010, 0.4 percent in 2011 and (0.6) percent in 2012.  The declining growth rates in gross customer additions were attributable to continued competition from other wireless services providers and an overall increase in market penetration for wireless services, the effects of which are expected to limit future opportunities to acquire new customers.  Post-pay and total churn rates were expected to decline slightly or remain flat each year during the period 2008 through 2012 helping to offset the effects on recurring revenue growth resulting from the projected declines in annual growth rates in customer additions.

•
Revenues derived from data services, including text and picture messaging and downloadable applications were expected to increase each year during the period 2008 through 2012, consistent with projected wireless industry trends and the continued demand for these services.

•
Revenues from prepaid services were also expected to grow annually due to continued success of both Alltel’s “U” prepaid service, which was launched during the first quarter of 2006, and Simple Freedom, Alltel’s phone-in-the-box prepay service that is or will be sold through large retailers, such as Target and Wal-Mart.

•
Airtime revenues were projected to decrease each year due to the continued migration of customers to family and national rate plans.  Such rate plans, for a flat monthly service fee, provide customers with a large number of packaged minutes and include at no extra charge unlimited weekend, nighttime and mobile-to-mobile minutes.

Projected Cash Operating Expenses:

Cash operating expenses are projected to increase 9.4 percent in 2008, 7.3 percent in 2009, 4.6 percent in 2010, 3.5 percent in 2011 and 2.8 percent in 2012, respectively, and relatively consistent with the growth in service revenues discussed above.  Cash operating expense projections for the years ended December 31, 2008 through 2012 reflected the following:

•
Cost of services were projected to increase due to the acquisition/construction of additional cell sites, increased usage and interconnection charges, consistent with the projected growth in gross customer additions.

•	Payments to data content providers were expected to increase each year, consistent with the growth in revenues derived from data services discussed above.
•
Net equipment cost (product sales less cost of products sold) was expected to increase proportionately with the increase in gross customer additions and the effects of selling higher-cost, more technologically-advanced wireless handsets and accessories.  Consistent with historical trends, the cost of the wireless equipment was projected to exceed the related sales revenues for all periods presented.

•	Selling, general and administrative expenses were expected to increase significantly in 2008 and 2009 due to higher commissions expense and advertising costs incurred to drive the growth in gross customer additions.  Growth of selling, general and administrative expenses in 2010 through 2012 was expected to slow, consistent with the slowing growth in gross customer additions.

•
Employee-related costs were projected to increase slightly during the period 2008 through 2012, reflecting Alltel’s focus on maintaining an appropriate size work force to support customer growth and ongoing operations.

Financing of the Merger

Parent estimates that the total amount of funds necessary to complete the merger is anticipated to be approximately $26.3 billion, consisting of:

•	approximately $25.0 billion to pay Alltel’s stockholders and holders of other equity-based interests the amounts due to them under the merger agreement;

•	approximately $0.4 billion to repay and refinance certain existing indebtedness; and

•	approximately $0.9 billion to pay customary fees and expenses in connection with the merger, the financing arrangements and related transactions.

Pursuant to the merger agreement, Parent is obligated to use its reasonable best efforts to obtain the financing described below on the terms and conditions described in the related financing commitment papers or terms that would not adversely impact the ability of Parent or Merger Sub to timely consummate the transactions contemplated by the merger agreement.

In the event that Parent becomes aware of any event or circumstance that makes procurement of any portion of the debt financing unlikely to occur on the terms and conditions contemplated in the debt commitment letter, Parent must use its reasonable best efforts to arrange to obtain alternative financing for such portion from alternative sources on terms and conditions that are no less favorable to Parent and no more adverse to the ability of Parent to consummate the merger (in each case, as determined in the reasonable judgment of Parent) than as contemplated by the debt commitment letter as promptly as practicable following the occurrence of such event but no later than one day prior to the closing date.

The following arrangements are intended to provide the necessary financing for the merger:

Debt Financing

Parent has received a debt commitment letter, dated as of May 20, 2007, from Citigroup Global Markets Inc. (“CGMI”), GSCP, Barclays Bank PLC and Barclays Capital (together “Barclays”), RBS Securities Corporation and The Royal Bank of Scotland (together “RBS” and, collectively with CGMI, GSCP and Barclays, the “Lender Parties”), to provide the following, subject to the conditions set forth in the debt commitment letter:

•
to Alltel Communications Inc. (the “Borrower”), up to $15.5 billion senior secured credit facilities consisting of a $14.0 billion senior secured term loan credit facility expected to be drawn at the closing of the merger and a $1.5 billion senior secured revolving credit facility for the purpose of financing the merger,  repaying or refinancing certain existing indebtedness of the Company and its subsidiaries, paying fees and expenses incurred in connection with the merger and for providing ongoing working capital and other investments and for other general corporate purposes of the surviving corporation and its subsidiaries.  The aggregate amount of the senior secured term loans and, correlatively, the aggregate amount of the senior secured credit facilities, may be increased by up to $750.0 million under certain circumstances;

•
to Borrower up to $4.7 billion in senior unsecured increasing rate loans under the senior unsecured cash pay bridge facility less the aggregate principal amount of senior unsecured cash pay notes issued by the Borrower (the “Senior Unsecured Cash Pay Notes”) prior to the closing of the merger for the purpose of financing the merger, repaying or refinancing certain existing indebtedness of the Company and its subsidiaries and paying fees and expenses incurred in connection with the merger; and

•
to Borrower up to $3.0 billion in senior unsecured increasing rate loans under the senior unsecured PIK option bridge facility, less the aggregate principal amount of senior unsecured PIK option notes issued by the Borrower (the “Senior Unsecured PIK Option Notes”) prior to the closing of the merger for the purpose of financing the merger, repaying or refinancing certain existing indebtedness of the Company and its subsidiaries and paying fees and expenses incurred in connection with the merger.

The debt commitments expire on the end date (as described below under “The Merger Agreement—Termination”) under the merger agreement.  Nothing in the merger agreement will require the Company or the Borrower to be an issuer or other obligor prior to the closing of the merger for the debt contemplated by the debt commitments.

The documentation governing the senior secured credit facilities and the bridge facilities has not been finalized.  In addition, the financing is subject to the right of the Lender Parties and Parent to change the terms of the financing.  In particular, Parent may in consultation with the joint lead arrangers, amend the debt financing commitments to add lenders, up to two additional joint bookrunners and such other additional agents or co-agents for each of the facilities which had not executed the debt financing commitments as of the date of the merger agreement, each on a several basis.  Accordingly, the actual terms and amounts of such facilities may differ from those described in this proxy statement.

Parent has agreed to use its reasonable best efforts to obtain the debt financing on the terms and conditions described in the debt commitment letter or, at Parent’s election, on other terms that would not adversely impact the ability of Parent or Merger Sub to timely consummate the transactions contemplated by the merger agreement.  If Parent becomes aware of any event or circumstance that makes any portion of the debt financing unlikely to be procured in the manner and from the sources contemplated in the debt commitment letter, Parent must use its reasonable best efforts to obtain alternative financing for any such portion as promptly as possible on terms that are no less favorable to Parent and no more adverse to the ability of Parent to consummate the transactions contemplated by the merger agreement. If all conditions to the closing of the merger have been satisfied but any portion of the senior secured notes described above have not been consummated and the bridge financing is available, then Parent will use the committed bridge financing to the extent available as promptly as practicable but no later than the final day of the Marketing Period (as defined below under “The Merger Agreement—Effective Time; Marketing Period).

Although the debt financing described in this proxy statement is not subject to due diligence or “market out” conditions, such financing may not be considered assured.  As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event that the debt financing described herein is not available as anticipated.

Conditions Precedent to the Debt Commitments

The availability of the senior secured credit facilities and the bridge facilities is subject to, among other things, consummation of the merger in accordance with the merger agreement (without giving effect to any consents, modifications, amendments or express waivers thereto that are materially adverse to the lenders under such facilities without the reasonable consent of the joint lead arrangers thereunder), the funding of the equity financing, the absence of competing financing of the Company or its subsidiaries, delivery of certain historical and pro forma financial and other information, the execution of certain guarantees and the creation of security interests and the execution and delivery of definitive documentation and customary closing documents.

Senior Secured Credit Facilities

General.  The borrower under the senior secured credit facilities at the closing of the merger will be Alltel Communications, Inc. (in such capacity, the “Borrower”).  The senior secured credit facilities will comprise (1) a $14.0 billion term loan facility with a term of seven and half years (which is expected to be drawn in full as of the closing date of the merger) and (2) a $1.5 billion revolving credit facility with a term of six years (which may be drawn in part on the closing date of the merger). The term loan facility may be increased by up to $750.0 million under certain circumstances. The revolving credit facility will include sublimits for the issuance of letters of credit and swingline loans and will be available in U.S. dollars as well as such other currencies as may be agreed, in each case with sublimits to be agreed upon.

CGMI and GSCP have been appointed as joint lead arrangers for the senior secured credit facilities.  CGMI, GSCP, Barclays and RBS have been appointed as joint bookrunners for the senior secured credit facilities.  An affiliate of CGMI will act as the sole administrative agent and sole collateral agent for the senior secured credit facilities.  Barclays and RBS will act as co-documentation agents for the senior secured credit facilities.

Interest Rate and Fees.  Loans under the senior secured credit facilities are expected to bear interest, at the Borrower’s option, at a rate equal to the adjusted London interbank offer rate or an alternate base rate, in each case plus a spread.  After the Borrower’s delivery of financial statements with respect to at least one full fiscal quarter ending after the effective date of the merger, interest rates under the senior secured credit facilities shall be subject to change based on a senior secured leverage ratio (which means the ratio of the Borrower’s total net senior secured debt to adjusted EBITDA), with step-downs as agreed upon between the Borrower and the arrangers.

Guarantors.  All obligations under the senior secured credit facilities and under any interest rate protection or other hedging and cash management arrangements entered into with a lender or any of its affiliates will be unconditionally guaranteed jointly and severally at the closing of the merger by the Company and each of the existing and subsequently acquired or organized direct and indirect, wholly owned domestic subsidiaries of the Company (other than the Borrower and certain subsidiaries to be mutually agreed upon) (such guaranteeing subsidiary, a “Subsidiary Guarantor”).

Security.  The obligations of the Borrower and the guarantors under the senior secured credit facilities and the guarantees, and under any interest rate protection or other hedging and cash management arrangements entered into with a lender or any of its affiliates, will be secured, subject to permitted liens and other agreed upon exceptions, (1) by all the capital stock of wholly owned subsidiaries held by the Borrower or any Subsidiary Guarantor (limited, in the case of foreign subsidiaries, to 100% of the non-voting capital stock and 65% of the voting capital stock of such subsidiaries) and (2) by a pledge of substantially all present and future assets of the Borrower and each Subsidiary Guarantor.  If certain security is not provided at the closing of the merger despite the use of commercially reasonable efforts to so provide, the delivery of such security will not be a condition to the availability of the senior secured credit facilities on the closing date, but instead will be required to be delivered following the closing date pursuant to arrangements to be agreed upon.

Other Terms.  The senior secured credit facilities will contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, mergers and consolidations, prepayments of subordinated indebtedness, liens and dividends and other distributions.  The senior secured credit facilities will also include customary events of default, including a change of control to be defined.

Issuing of Debt Securities and/or Bridge Facilities

The Borrower is expected to issue up to $4.7 billion aggregate principal amount of senior unsecured cash pay notes and up to $3.0 billion senior unsecured PIK option notes.  The notes will not be registered under the Securities Act and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

If the offering of notes by the Borrower is not completed on or prior to the closing of the merger, the Lender Parties have committed to provide up to $7.7 billion in loans comprising a senior unsecured increasing rate cash pay bridge facility of up to $4.7 billion and a senior unsecured PIK option bridge facility of up to $3.0 billion.  The Borrower would be the borrower under each bridge facility.  If the bridge facilities are funded, the Borrower is expected to attempt to issue debt securities to refinance the bridge facilities, in whole or in part, as soon as practicable following the closing date of the merger, subject to the restrictions on offering and sale described above.

CGMI and GSCP have been appointed as joint lead arrangers for each of the bridge facilities. CGMI, GSCP, Barclays and RBS have been appointed as joint bookrunners for each of the bridge facilities.  An affiliate of CGMI will act as the sole administrative agent and sole collateral agent for each of the bridge facilities.  Barclays and RBS will act as co-documentation agents for each of the bridge facilities.

Interest Rate.  Initially, bridge loans under each of the bridge facilities are expected to bear interest at a rate equal to the adjusted London interbank offer rate plus a spread that will increase over time. Interest is payable at the end of each interest period and at least quarterly in cash, except that, at the option of the Borrower made each quarter, interest on the principal amount of the bridge loans under the senior unsecured PIK option bridge facility may be made in cash, in kind or half in cash and half in kind. Any interest rate with respect to any amount elected to be paid in kind will be the rate otherwise applicable plus an additional premium.  On the first year anniversary of the closing of the merger, the bridge loans will, to the extent not repaid, convert into senior unsecured term loans.  After conversion to senior unsecured term loans, the applicable Lender Party may choose to exchange such loans for senior unsecured exchange notes, which will be entitled to registration rights.  The bridge loans and unsecured term loans are subject to a maximum rate of interest, with step-downs as agreed upon between the Borrower and the arrangers if the aggregate amount of commitments under the debt commitment letter is reduced at the option of the Borrower by certain agreed amounts within three months following the date of the debt commitment letter.  Any senior unsecured term loans or exchange notes in respect of the senior unsecured cash pay bridge facility will mature on the eighth anniversary of the closing date of the merger and any senior unsecured term loans or exchange notes in respect of the senior unsecured PIK option bridge facility will mature on the tenth anniversary of the closing date of the merger.

Guarantors.  The bridge facilities will be unconditionally guaranteed jointly and severally at the closing of the merger by the Subsidiary Guarantors that guarantee the senior secured credit facilities.

Other Terms.  The bridge facilities will contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, mergers and consolidations, prepayments of subordinated indebtedness, liens and dividends and other distributions.  The bridge facilities will also include customary events of default, including a change of control to be defined.

Equity Financing

The Sponsors have collectively agreed to cause up to $4.6 billion of cash to be contributed to Parent, which will constitute the equity portion of the merger financing.  Subject to certain conditions, each of the Sponsors may assign all or a portion of its equity commitment obligation to one or more of its affiliates or to one or more private equity funds sponsored or managed by its affiliates, in which case it will be relieved of a corresponding portion of its equity commitment.

The commitment of each of the Sponsors pursuant to the equity commitment letters is as follows:

TPG Partners V, L.P.	$2,750,000,000
GS Capital Partners VI Fund, L.P.	$1,850,000,000

As of the date of this proxy statement, each of CGMI and RBS Securities Corporation (“RBS Securities” and, collectively with CGMI in this context, the “Bridge Financing Sources”) entered into a letter agreement in favor of TPG Partners V, L.P. in which each of the Bridge Financing Sources has committed, subject to the terms and conditions set forth therein, to purchase at the effective time of the merger securities of Parent, directly or through an entity established by TPG or its affiliates, for an aggregate cash purchase price of $450 million.  The Sponsors and the Bridge Financing Sources intend to further assign their commitments in the future.

The equity commitments described above are generally subject to the satisfaction or waiver of all of the conditions to the obligations of Parent and Merger Sub to effect the closing of the merger under the merger agreement in accordance with its terms.

The equity commitment letter provided by each of the Sponsors will terminate:

•	upon the occurrence of the end date;

•	upon the valid termination of the merger agreement;

•	if Alltel or any of its affiliates asserts any claim under any limited guarantee of the Sponsors (described below);

•
if Alltel or any of its affiliates asserts any claim against either of the Sponsors or any of their affiliates in connection with the merger agreement or any of the transactions contemplated by the equity commitment letters or the merger agreement; or

•	if the other equity commitment letter terminates.

Guarantee; Remedies

In connection with the merger agreement, TPG Partners V, L.P. and GS Capital Partners VI Fund, L.P. (which we refer to in this context as guarantors) each provided Alltel a guarantee of certain payment obligations of Parent, including the parent termination fee described below, up to a maximum amount equal for each of the guarantors to $312.5 million (plus, if applicable, accrued interest on an unpaid termination fee due by Parent).  The guarantees may be assigned to one or more affiliates of each of the guarantors or to one or more private equity funds in connection with any assignment of the equity commitment; however, no such assignment relieves any of the guarantors of their obligations to Alltel under the guarantees.  The guarantees will remain in full force and effect until the earliest of (1) the effective time of the merger (but only if Parent’s obligation to deposit the merger consideration with the paying agent has been performed in full), (2) termination of the merger agreement in accordance with its terms by mutual consent of Parent, Merger Sub and Alltel or under circumstances set forth in the merger agreement in which Parent or Merger Sub would not be obligated to pay the termination fee payable by Parent or otherwise make payments pursuant to the merger agreement and (3) 240 days after any termination of the merger agreement pursuant to which Parent or Merger Sub would be obligated to make termination payments, provided that the guarantee will not terminate as to any claim for payments for which notice has been given to the respective guarantor prior to such 240th day until final resolution of such claim.  However, if we bring certain legal claims relating to certain provisions of the guarantee, then (1) the guarantor’s obligations under the guarantee may terminate and (2) the guarantor may be entitled to recover certain payments made to Alltel under any of the guarantees.

We cannot seek specific performance to require Parent or Merger Sub to complete the merger, and our exclusive remedy for the failure of Parent and Merger Sub to complete the merger is a termination fee of $625 million payable to us under the circumstances described under “The Merger Agreement—Fees and Expenses” beginning on page [  ].  The merger agreement also provides that in no event can we seek to recover in excess of $625 million for a breach of the merger agreement by Parent or Merger Sub.

Interests of Alltel’s Directors and Executive Officers in the Merger

      In considering the recommendation of the Alltel board of directors that you vote to approve the merger agreement, you should be aware that some of Alltel’s executive officers and directors have interests in the merger and have arrangements that may be considered to be different from, or in addition to, those of Alltel’s stockholders generally.  The Alltel board of directors was aware of these interests and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that you vote in favor of approving the merger agreement.

Equity Compensation Awards.

The merger agreement provides that, upon completion of the merger, each Alltel stock option that is outstanding immediately prior to closing will be canceled, with the holder of each option becoming entitled to receive, for each share subject to the option, an amount in cash equal to the excess, if any, of $71.50 over the exercise price per share of stock subject to the option.  In addition, the merger agreement provides that each Alltel restricted share outstanding immediately before closing will vest and be converted at closing into the right to receive $71.50.

Change of Control Arrangements

Alltel is party to change of control employment agreements with each of its executive officers, including each of Messrs. Ford, Beebe, Fox and Massey and Ms. Gasaway (the “Named Executive Officers”).  Each agreement provides generally that the executive’s terms and conditions of employment, including position, location, compensation and benefits, will not be adversely changed during the three-year period after a change of control such as consummation of the merger.  If the executive’s employment is terminated by us other than for cause, death or disability or if the executive resigns for “good reason,” as defined in the agreements, during this three-year period or upon certain terminations in connection with or in anticipation of a change of control or, in the case of the Named Executive Officers, if the executive resigns for any reason during the 90-day period commencing on the first anniversary of a change of control, the executive will be generally entitled to receive:

•	an annual incentive bonus for the year in which the termination of employment occurs, pro-rated through the date of termination,

•	a long-term incentive bonus for each performance period outstanding in which the termination of employment occurs, pro-rated through the date of termination,

•	three times the executive’s annual base salary, annual incentive bonus and long-term incentive bonus,

•	three years of continued welfare and fringe benefits,

•
a lump sum payment equal to the actuarial value of the additional benefits under Alltel’s qualified and supplemental defined benefit and defined contribution retirement plans the executive would have received had he remained employed for three years after the date of termination, and

•	outplacement services.

The annual incentive bonus components of this severance amount will be based on the annualized maximum short-term bonus payable to the executive for the fiscal year in which the change of control occurs or, if no short-term bonus(es) are established for that year, the fiscal year immediately preceding the fiscal year in which the change of control occurs or, if higher, the annualized amount of the pre-established maximum short-term bonus(es) that may be earned by the executive under Alltel’s short-term bonus plans for the fiscal year in which the termination of employment occurs. The long-term incentive bonus components of this severance amount will be based on the pre-established maximum bonus that may be earned by the executive for the performance period commencing immediately prior to the change of control or, if higher, the pre-established maximum bonus that may be earned by the executive under the long-term incentive plan for the performance period commencing immediately prior to the termination of employment.  Each change-of-control employment agreement also provides that if any payments or benefits that the executive receives are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the executive will be entitled to an additional payment so that the executive is placed in the same after-tax position as if no excise tax had been imposed.

Under an employment agreement with Mr. Joe Ford, Mr. Ford will receive a lump sum $750,000 payment upon closing of the merger.

Supplemental Executive Retirement Plan

Alltel maintains a supplemental executive retirement plan, which we refer to as the SERP, under which each of the Named Executive Officers of Alltel are eligible for retirement benefits.  If a participant’s employment terminates under circumstances giving rise to severance benefits under the change of control employment agreement described above, the participant will receive the following benefits under the SERP:  (1) the benefit under the SERP will be increased to (a) the normal retirement benefit formula (60% of SERP eligible compensation), if the participant was entitled to an early retirement benefit before termination of employment, (b) the early retirement benefit formula (45% of SERP-eligible compensation increased ratably for years of service after early retirement eligibility, up to a maximum of 60%), if the participant was not entitled to any benefit under the SERP before termination of employment or (c) the greater of the early retirement benefit formula and the special early retirement benefit formula (40% of SERP-eligible compensation increased ratably for years of service and age after special early retirement benefit eligibility, up to a maximum of 60%), if the participant was entitled to a special early retirement benefit before termination of employment; (2) the “compensation” used to determine these benefits under the SERP will include amounts payable under all of Alltel’s incentive compensation plans at the maximum payout levels; and (3) to the extent not previously vested, the participant would become fully vested in the post−retirement medical benefits and the related tax gross−up.

Deferred Compensation Plans

Alltel maintains deferred compensation plans for its directors and executive officers under which, unless otherwise elected prior to December 31, 2007, all account balances will be distributed upon a change of control, such as consummation of the merger.

Indemnification and Insurance

Parent and Merger Sub agreed that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the completion of the merger, whenever asserted or claimed, now existing in favor of the current or former directors, officers or employees, as the case may be, of Alltel or its subsidiaries as provided in their respective charters or by-laws or other organizational documents or in any agreement as in effect on the date of the merger agreement will survive the merger and continue in full force and effect.  Parent will cause the surviving corporation to maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of Alltel’s and any of its subsidiaries’ charters and by-laws or similar organizational documents or in any indemnification agreements of Alltel or its subsidiaries with any of their respective current or former directors, officers or employees, in each case in effect as of the date of the merger agreement, and will not, for a period of six years from the date of the merger agreement, amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the effective time of the merger were current or former directors, officers or employees of Alltel or any of its subsidiaries and all rights to indemnification thereunder in respect of any action pending or asserted or any claim made within such period will continue until the disposition of such action or resolution of such claim.

From and after the completion of the merger, Alltel will, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director, officer or employee of Alltel or any of its subsidiaries against any costs or expenses (including advancing reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened action arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or at the completion of the merger in connection with that person’s serving as an officer, director, employee or other fiduciary of Alltel or any of its Subsidiaries, or of any other entity if such service was at the request or for the benefit of Alltel.

For a period of six years from the completion of the merger, Parent will either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Alltel and its subsidiaries or cause to be provided substitute policies or purchase, or cause Alltel to purchase, a “tail policy,” in either case of at least the same coverage and amounts and containing terms and conditions that are not less advantageous than such policy with respect to matters arising on or before the effective time of the merger.  However, Parent and the surviving corporation will not be required to pay for these insurance policies in respect of any one policy year annual premiums in excess of a specified dollar amount prior to the date of the merger agreement, but in such case will purchase policies with the greatest coverage available for a cost not exceeding such amount.  If the surviving corporation purchases a “tail policy” and the annualized cost of coverage for the six-year period exceeds a specified dollar amount, the surviving corporation will purchase a policy with the greatest coverage available for a cost not exceeding such amount.

Employment Arrangements with the Surviving Corporation

We understand that Parent currently intends to have discussions with members of our management team regarding their employment by the Company after the merger, possibly including the opportunity to serve on the board of directors of the post-closing company, and that in connection with their continued employment these members may be offered the opportunity to exchange some portion of their current Alltel shares, stock options and other equity interests, instead of receiving a cash payment for them, for equity in the post-closing company.  Further, Parent has informed us that it currently intends to establish equity-based incentive compensation plans for management of the surviving corporation, a portion of which may be allocated to our executive officers.  It is anticipated that equity awards granted under these incentive compensation plans would generally vest over a number of years of continued employment and would entitle management to share in the future appreciation of the surviving corporation.

Although certain members of our current management team may enter into new arrangements with Parent or its affiliates regarding employment (and severance arrangements) with, and the right to purchase or participate in the equity of, the post-closing company, there can be no assurance that any parties will reach an agreement.  Scott Ford, Alltel's Chief Executive Officer, has expressed a willingness to remain in his current role after the closing of the merger. However, these matters are subject to further discussion and negotiation and, as of the date of this document, no terms or conditions have been finalized and no agreements relating to these matters have been entered into.

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders

The following discussion is a summary of the anticipated material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of Alltel stock whose shares are converted into the right to receive cash in the merger.  This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all as in effect as of the date of the proxy statement and all of which are subject to change, possibly with retroactive effect.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of our stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

Holders of our stock who are not U.S. holders may be subject to different tax consequences than those described below and are urged to consult their tax advisors regarding their tax treatment under U.S. and non-U.S. tax laws.

The following does not purport to consider all aspects of U.S. federal income taxation of the merger that might be relevant to U.S. holders in light of their particular circumstances, or those U.S. holders that may be subject to special rules (for example, dealers in securities or currencies, brokers, banks, financial institutions, insurance companies, mutual funds, tax-exempt organizations, stockholders subject to the alternative minimum tax, partnerships or other flow-through entities and their partners or members), persons whose functional currency is not the U.S. dollar, stockholders who hold our stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, stockholders who acquired our stock pursuant to the exercise of an employee stock option or otherwise as compensation, or U.S. holders who exercise statutory appraisal rights, if available), nor does it address the U.S. federal income tax consequences to U.S. holders that do not hold our stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).  In addition, the discussion does not address any aspect of foreign, state, local, estate, gift or other tax law that may be applicable to a U.S. holder.

The tax consequences to stockholders that hold our stock through a partnership or other pass-through entity, generally, will depend on the status of the stockholder and the activities of the partnership.  Partners in a partnership or other pass-through entity holding our stock should consult their tax advisors.

This summary of certain material U.S. federal income tax consequences is for general information only and is not tax advice.  Holders are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Exchange of Shares of Stock for Cash Pursuant to the Merger Agreement.  The receipt of cash in exchange for shares of our stock pursuant to the merger agreement in the merger will be a taxable transaction for U.S. federal income tax purposes.  In general, a U.S. holder whose shares of stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the stockholder’s adjusted tax basis in such shares.  Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger.  Such gain or loss will be long-term capital gain or loss provided that a stockholder’s holding period for such shares is more than 12 months at the time of the consummation of the merger.  Long-term capital gains of individuals are generally eligible for reduced rates of taxation.  The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting.  A stockholder may be subject to backup withholding at the applicable rate (currently 28 percent) on the cash payments to which such stockholder is entitled pursuant to the merger, unless the stockholder properly establishes an exemption or provides a taxpayer identification number and otherwise complies with the backup withholding rules.  Each stockholder should complete and sign the substitute Internal Revenue Service (“IRS”) Form W-9 included as part of the letter of transmittal and return it to the paying agent in accordance with the procedures described below under “—Exchange and Payment Procedures” beginning on page [   ], in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption applies and is established in a manner satisfactory to the paying agent.  Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules generally will be allowable as a refund or a credit against a stockholder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Regulatory Approvals

Under the provisions of the HSR Act, the merger may not be completed until the expiration of a 30-day waiting period following the filing of notification and report forms with the Antitrust Division and the FTC, unless a request for additional information and documentary material is received from the Antitrust Division or the FTC or unless early termination of the waiting period is granted.  Effective June 5, 2007 Alltel and Parent filed their respective notification and report forms with the FTC and the Antitrust Division.

At any time before or after the merger, the Antitrust Division, the FTC, or a state attorney general could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of Alltel, Parent, or their subsidiaries and affiliates.  Private parties may also bring legal actions under the antitrust laws under certain circumstances.

In order to complete the merger, we and Parent must also obtain approvals from the Federal Communications Commission (the “FCC”).  We, our relevant subsidiaries and Parent filed the required applications with the FCC on June 4 and June 6, 2007, respectively, seeking approval of the transfer of control to Parent of the FCC licenses and authorizations held by us.

There can be no assurance that a challenge to the merger on antitrust grounds or in connection with FCC approval or of any federal, state or foreign governmental entity regulating competition and telecommunications businesses, will not be made or, if a challenge is made, of the result of such challenge.  We and Parent are required to take certain actions as further described under “The Merger Agreement—Agreement to Take Further Action and to Use Reasonable Best Efforts” beginning on page [   ].

Delisting and Deregistration of Our Common Stock and Series C Preferred Stock

If the merger is completed, our common stock and the Series C Preferred will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our common stock and the Series C Preferred.

Litigation Related to the Merger

 Subsequent to the announcement of the merger agreement, Alltel, its directors, and in certain cases the Sponsors (or entities purported to be affiliates thereof), were named in sixteen putative class actions alleging claims for breach of fiduciary duty and aiding and abetting such alleged breaches arising out of the proposed sale of Alltel.  Eight of the complaints were filed in the Circuit Court of Pulaski County, Arkansas:  Hockstein v. Alltel Corporation, et al., Case No. CV07-6406; Suprina v. Alltel Corporation, et al., Case No. CV07-6526; Pirelli Armstrong Tire Corporation Retiree Medical Benefits Trust v. Alltel Corporation, et al., Case No. CV07-6573; Perrin v. Alltel Corporation, et al., Case No. CV07-6631; Plumbers & Pipefitters Local 572 Pension Fund v. Alltel Corporation, et al., Case No. CV07-6734; Young v. Alltel Corporation, et al., Case No. CV07-6751; Dalton v. Alltel Corporation, et al., Case No. CV07-6976; and Houston v. Alltel Corporation, et al., Case No. CV07-7088  (collectively, the “Arkansas Actions”).  The remaining eight complaints were filed in the Delaware Court of Chancery:  Engel v. Alltel Corporation, et al., No. CA2970-CC; Schwartz v. Alltel Corporation, et al., No. CA2972-CC; Cottrell v. Alltel Corporation, et al., No. CA2975-CC; Director v. Alltel Corporation, et al., No. CA2977-CC; Seinfeld v. Alltel Corporation, et al., No. CA2979-CC; Laborers Local 235 Pension Fund v. Alltel Corporation, et al., No. CA2987-CC; Philadelphia Marine Trade Association/International Longshoremen’s Association Pension Fund v. Alltel Corporation, et al., No. CA2992-CC; and City of Tallahassee Pension Plan v. Alltel Corporation, et al., No. CA3004-CC (collectively, the “Delaware Actions”).  By an Order of the Delaware Court of Chancery, the Delaware Actions, except for the City of Tallahassee Pension Plan action, have been consolidated in an action styled In re Alltel Corporation Shareholders Litigation, No. CA2975-CC.  The complaints in the Arkansas and Delaware Actions allege that the directors of Alltel breached their fiduciary duties by failing to maximize shareholder value in connection with the proposed transaction with the Sponsors, and (in certain cases) that the

Sponsors (or entities purported to be affiliates thereof) aided and abetted those alleged breaches.  Among other things, one or more of the Actions alleges that (1) Alltel conducted an inadequate process for extracting maximum value for Alltel shareholders, including by prematurely terminating an auction process by entering into a merger agreement with Parent on May 20, 2007, despite previously setting June 6, 2007, as the outside date for submitting bids; (2) the Alltel directors are in possession of material non-public information about Alltel; (3) the Alltel directors have material conflicts of interest and are acting to better their own interests at the expense of Alltel’s shareholders, including through the vesting of certain options for Scott Ford, the retention of an equity interest in Alltel, after the merger, by certain of Alltel’s directors and executive officers, and the employment of certain Alltel executives, including Scott Ford, by Alltel (or its successors) after the merger is completed; (4) taking into account the current value of Alltel stock, the strength of its business, revenues, cash flow and earnings power, the intrinsic value of Alltel’s equity, the consideration offered in connection with the proposed merger is inadequate; (5) the merger agreement contained provisions that will deter higher bids, including a $625 million termination fee payable to the Sponsors and restrictions on Alltel’s ability to solicit higher bids; and (6) that the Advisors have conflicts, including because of their relationships with the Sponsors.  The complaints seek, among other things, class action status, a court order enjoining Alltel and its directors from consummating the merger, and the payment of attorneys’ fees and expenses.  Alltel believes that these lawsuits are without merit and intends to defend them vigorously.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document.  This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you.  We encourage you to read carefully the merger agreement in its entirety.

The description of the merger agreement in this proxy statement has been included to provide you with information regarding its terms.  It is not intended to provide any factual information about the Company.  Such information can be found elsewhere in this proxy statement and in the other public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Merger

The merger agreement provides for the merger of Merger Sub with and into Alltel upon the terms, and subject to the conditions, of the merger agreement, upon which Merger Sub will cease to exist.  As the surviving corporation, Alltel will continue to exist following the merger.  Upon consummation of the merger, the directors of Merger Sub will be the initial directors of the surviving corporation and the officers of Alltel will be the initial officers of the surviving corporation.

Effective Time; Marketing Period

The effective time of the merger will occur at the time that we file the certificate of merger with the Secretary of State of the State of Delaware on the closing date of the merger (or such later time as Parent and Alltel may agree and as provided in the certificate of merger).  The closing date will occur on the date following the satisfaction or waiver of the conditions described under “Conditions to the Merger” beginning on page [  ] that is the earlier to occur of a date specified by Parent on at least three business days’ notice to us and the final day of the Marketing Period (as defined below), or such other date as Alltel and Parent may agree.

For purposes of the merger agreement, “Marketing Period” means the first period of 20 consecutive calendar days throughout and at the end of which (i) Parent has received certain required, current financial information (with valid audit opinions) from us and (ii) the mutual closing conditions have all been satisfied and nothing has occurred and no condition exists that would cause any of the conditions to the obligations of Parent and Merger Sub (other than delivery of an officer’s certificate by us) to fail to be satisfied assuming the closing date was to be scheduled at any time during such 20 calendar day period.  Furthermore the Marketing Period must occur either entirely before or entirely after each of the periods (1) from and including August 17, 2007 through and including September 3, 2007, (2) from and including November 21, 2007 through and including November 25, 2007 and (3) from and including December 21, 2007 through and including January 1, 2008.  The Marketing Period shall not be deemed to have commenced if, prior to the completion of the Marketing Period:

•	our independent auditor shall have withdrawn its audit opinion, until such time as a new unqualified audit opinion is issued;

•	we shall have publicly announced any intention to restate our financial statements, until any restatement has been completed; or

•	we shall fail to file certain reports with the SEC when required, until such reports have been filed.

Finally, if the required financial statements available to Parent on the first day of any such 20-consecutive-day period would not be sufficiently current on any day during such 20-consecutive-day period to permit (1) a registration statement using such financial statements to be declared effective by the SEC on the last day of the 20-consecutive-day period and (2) our independent auditor to issue a customary comfort letter on the last day of the 20-consecutive-day period, then a new Marketing Period shall commence upon Parent receiving updated required financial statements.

The purpose of the Marketing Period is to provide Parent a reasonable and appropriate period of time during which it can market and place the permanent debt financing contemplated by the debt financing commitment for the purposes of financing the merger.  To the extent Parent determines it does not need the benefit of the Marketing Period to market and place the debt financing, it may, in its sole discretion, determine to waive the Marketing Period and close the merger prior to the expiration of the Marketing Period if all closing conditions are otherwise satisfied or waived.

Merger Consideration

Each share of our common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $71.50 in cash, without interest, and each share of the Series C Preferred and Series D Preferred will be converted into the right to receive $523.22 and $481.37, respectively, in cash, without interest, other than, with respect to each class of stock, the following shares:

•	shares held by any direct or indirect wholly owned subsidiary of Alltel (which will remain outstanding);

•	shares owned, directly or indirectly, by Parent or Merger Sub, or held by Alltel (which will be cancelled without any consideration);

•	any shares the holders of which have perfected their appraisal rights in accordance with Delaware law.

After the merger is effective, each holder of any shares of our common stock, the Series C Preferred or Series D Preferred (other than the excepted shares described above) will no longer have any rights with respect to the shares, except for the right to receive the merger consideration.

Treatment of Options and Other Awards

Stock Options.  Immediately prior to the effective time of the merger, except as separately agreed by Parent and a holder thereof, all outstanding options to acquire our common stock, whether or not then vested or exercisable, will become fully vested and, subject to the terms of the Company stock option plans, be converted into the right to receive, on or as soon as reasonably practicable after the effective time of the merger, but in any event within five business days thereafter, a cash payment equal to the number of shares of our common stock underlying the options multiplied by the amount (if any) by which $71.50 exceeds the exercise price, without interest and less any applicable withholding taxes.

Restricted Shares.  Immediately prior to the effective time of the merger, except as separately agreed by Parent and a holder thereof, each outstanding share of restricted stock and any accrued stock dividends will vest in full and each outstanding restricted share will be converted into the right to receive $71.50 in cash, less any required withholding taxes.  The surviving corporation will pay all cash dividends accrued on such shares of restricted stock to the holders thereof within five business days after the effective time of the merger.  The cash payment for the shares of restricted stock that vest will be paid in accordance with the exchange and payment procedures applicable to all outstanding shares as described under “—Exchange and Payment Procedures” beginning on page [   ].

Employee Stock Purchase Plan.  No later than seven days prior to the effective time of the merger, each participant in the Company’s Employee Stock Purchase Plan (the “ESPP”) will be entitled to apply the payroll deductions of such participant accumulated as of the final date for the then-current period to the purchase of whole shares of Alltel common stock in accordance with the terms of the ESPP, which number of shares will be canceled and be converted into the right to receive the common stock merger consideration.

Exchange and Payment Procedures

At or immediately prior to the effective time of the merger, Parent will deposit, or will cause to be deposited, with a U.S. bank or trust company chosen by Parent and approved in advance by us (our approval not to be unreasonably withheld), sufficient cash to pay the merger consideration to each holder of shares of Alltel common stock.  As soon as reasonably practicable after the effective time of the merger and in any event not later than five business days following the effective time, this bank or trust company, which we refer to as the paying agent, will mail a letter of transmittal and instructions to you and the other stockholders.  The letter of transmittal and instructions will tell you how to surrender your common stock certificates or shares you may hold represented by book entry in exchange for the merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates (or book-entry shares) to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal.  The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer.  In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that such taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates (or book-entry shares).  The paying agent will be entitled to deduct, withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration.  Any sum that is withheld and paid to a taxing authority by the paying agent will be deemed to have been paid to the person with regard to whom it is withheld.

At the effective time of the merger, our stock transfer books will be closed and there will be no further registration of transfers on our stock transfer books of shares of Alltel stock that were outstanding immediately prior to the effective time of the merger.  If, after the effective time of the merger, certificates are presented to the surviving corporation for transfer, they will be cancelled and exchanged for the applicable merger consideration.

Any portion of the merger consideration deposited with the paying agent that remains undistributed to former holders of our stock for one year after the effective time of the merger will be delivered, upon demand, to the surviving corporation.  Former holders of our stock who have not complied with the above-described exchange and payment procedures will thereafter only look to the surviving corporation for payment of the applicable merger consideration.  None of Alltel, Parent, Merger Sub, the surviving corporation, the paying agent or any other person will be liable to any former holders of Alltel stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit, in form and substance reasonably acceptable to Parent, of the loss, theft or destruction, and if required by Parent or the paying agent, post an indemnity agreement or, at the election of Parent or the paying agent, a bond in a customary amount sufficient to protect it or the surviving corporation against any claim that may be made against it with respect to that certificate.  These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

All cash paid upon surrender of certificates in accordance with the above terms will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of our stock formerly represented by such certificates.

Representations and Warranties

The merger agreement contains representations and warranties by each of the parties to the merger agreement made to each other as of a specific date.  These representations and warranties (and the assertions embodied therein) have been made for purposes of allocating risk to one of the parties if those statements prove to be inaccurate rather than for the purpose of establishing matters as facts.  The representations and warranties have been qualified by certain disclosures that were made to the other party in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement.  In general, standards of materiality may apply under the merger agreement in a way that is different from what may be viewed as material to you or other investors.  The representations and warranties were made only as of the date of the merger agreement or such other date or dates as may be specified in the merger agreement and are subject to more recent developments.  Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.  The representations and warranties in the merger agreement and the description of them in this document should be read in conjunction with the other information contained in the reports, statements and filings Alltel publicly files with the Securities and Exchange Commission.

In the merger agreement, Alltel made representations and warranties relating to, among other things:

•	our and our subsidiaries’ proper organization, good standing and qualification to do business;

•	our capitalization, including in particular the number of shares of our stock (including our common stock, the Series C Preferred and the Series D Preferred), stock options and restricted stock;

•	our subsidiaries and our equity interests in them;

•	our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the adoption and recommendation of our board of directors of the merger, the merger agreement and the other transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against us;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•
the absence of conflicts with or defaults under our or our subsidiaries’ governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	our SEC filings since January 1, 2004, including financial statements contained therein;

•	the absence of undisclosed liabilities;

•	our and our subsidiaries’ permits and compliance with applicable legal requirements;

•	environmental matters;

•	matters relating to our and our subsidiaries’ employee benefit plans;

•	absence of related-party transactions;

•	the absence of certain changes relating to us or our subsidiaries since December 31, 2006 through May 20, 2007 and the absence of a material adverse effect since December 31, 2006;

•	investigations, legal proceedings and governmental orders;

•
accuracy and compliance with applicable securities law of the information supplied by Alltel for inclusion in this proxy statement and other filings made with the SEC in connection with the merger and the other transactions contemplated by the merger agreement;

•	tax matters;

•	labor matters affecting us or our subsidiaries;

•	intellectual property;

•	real property;

•	the required vote of our stockholders in connection with the approval of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement;

•	our insurance policies;

•	material contracts and performance of obligations thereunder;

•	the absence of undisclosed brokers’ fees;

•	the receipt by the board of directors of a fairness opinion from each of JPMorgan, Merrill Lynch and Stephens; and

•	state takeover statutes and anti-takeover provisions in our certificate of incorporation.

Many of Alltel’s representations and warranties are qualified by a “Company Material Adverse Effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, has or is reasonably expected to have a Company Material Adverse Effect).  “Company Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence (other than the excepted events described in the next paragraph) that, individually or in the aggregate with all other facts, circumstances, events, changes, effects, or occurrences, (1) has or would be reasonably expected to have a material adverse effect on or with respect to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, or (2) that prevents the Company from consummating, or materially delays or materially impairs the ability of the Company to consummate, the merger.

A “Company Material Adverse Effect,” however, would not include facts, circumstances, events, changes, effects or occurrences:

•
generally affecting the U.S. mobile wireless voice and data communications industry or the segments thereof in which the Company and its subsidiaries operate except to the extent that the impact of such fact, circumstance, event, change, effect or occurrence is materially disproportionately adverse to the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, and is not otherwise excluded from the definition of “Company Material Adverse Effect”;

•
generally affecting the economy or the financial, debt, credit or securities markets, in the United States, including effects on such industry, segments, economy or markets resulting from any political conditions or developments in general, or resulting from any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism except to the extent that (x) such fact, circumstance, event, change, effect or occurrence causes any direct damage or destruction to or renders physically unusable or inaccessible any facility or property of the Company or any of its subsidiaries and that (y) the impact of such fact, circumstance, event, change, effect or occurrence is materially disproportionately adverse to the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, and is not otherwise excluded from the definition of “Company Material Adverse Effect”);

•
reflecting or resulting from changes or proposed changes in law (including rules and regulations), interpretations thereof, regulatory conditions or U.S. generally accepted accounting principles (or authoritative interpretations thereof); or

•
resulting from actions of the Company or any of its subsidiaries which Parent has expressly requested in writing, or resulting from the announcement of the merger agreement and the transactions contemplated thereby.

The merger agreement also contains various representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications.  The representations and warranties relate to, among other things:

•	their organization, valid existence and good standing;

•	their corporate or other power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement as against Parent and Merger Sub;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•
accuracy of the information supplied by Parent or Merger Sub for inclusion in this proxy statement and other filings made with the SEC in connection with the merger and the other transactions contemplated by the merger agreement;

•	validity of debt and equity financing commitments;

•	the ownership and lack of prior operations of Merger Sub;

•	the absence of undisclosed brokers’ fees;

•	the absence of contracts between Parent, Merger Sub and the Sponsors on the one hand and our officers and directors on the other hand relating to the transactions contemplated by the merger agreement;

•	investigations, legal proceedings and governmental orders;

•	the delivery by the Sponsors of their respective guarantees;

•	the solvency of the surviving corporation; and

•	the ownership interests of the members of the Parent group.

Some of Parent’s and Merger Sub’s representations and warranties are qualified by a “Parent Material Adverse Effect” standard.  For the purposes of the merger agreement, “Parent Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate, prevents or materially delays or materially impairs the ability of Parent and Merger Sub to consummate the merger prior to the end date of the merger agreement, or would be reasonably expected to do so.

The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain exceptions and unless Parent gives its prior written consent (not to be unreasonably withheld or delayed), between May 20, 2007 and the effective time of the merger, we and our subsidiaries will:

•	conduct business in all materials respects in the ordinary course; and

•
use reasonable best efforts to maintain and preserve intact our and our subsidiaries’ business organization and business relationships, preserve our and our subsidiaries’ assets, rights and properties in good repair and condition and to retain the services of our and our subsidiaries’ key officers and key employees, in each case, in all material respects.

We have also agreed that, between May 20, 2007 and the effective time of the merger, subject to certain exceptions or unless Parent gives its prior written consent (not to be unreasonably withheld or delayed), we will not, and will cause each of our subsidiaries not to:

•	adjust, split, combine or reclassify any capital stock or other equity interests or otherwise amend the terms of our capital stock or other equity interests;

•
other than as required by the terms of the Series C Preferred or Series D Preferred, make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of our capital stock or other equity interests or any securities or obligations convertible into or exchangeable for any shares of our capital stock or other equity interests, except in connection with the exercise of stock options or settlement of other awards or obligations outstanding as of May 20, 2007 (or permitted by the merger agreement to be granted after that date); we are, however, expressly permitted to continue to pay our quarterly cash dividends in the ordinary course of business consistent with past practices (but in no event in an amount in excess of $0.125 per quarter per share of our common stock) and dividends required by the terms of the Series C Preferred and Series D Preferred, in each case with record dates consistent with the record dates for comparable quarterly periods of 2006;

•	grant any person any right to acquire any shares of our capital stock or other equity interests;

•
other than as required by the terms of the Series C Preferred or the Series D Preferred, issue or sell any shares of capital stock or other equity interests, any securities convertible into, or any rights, warrants or options to acquire, any such shares of capital stock or other equity interests, except pursuant to the exercise of conversion rights of currently outstanding securities, the exercise of stock options or settlement of other awards outstanding as of May 20, 2007 (or permitted by the merger agreement to be granted after that date) and in accordance with the terms of such instruments or as required under any Company benefit plan;

•
except with respect to the repayment of indebtedness, sell, lease, license, transfer, mortgage, abandon, encumber or otherwise subject to a lien or otherwise dispose of, in whole or in part, any properties, rights or assets having a value in excess of $50 million individually or $100 million in the aggregate (other than (x) sales of inventory, (y) commodity, sale or hedging agreements which can be terminated on 90 days or less notice without penalty, in each case in the ordinary course of business consistent with past practice or (z) the use of cash as payment consideration);

•	make or authorize any capital expenditures in a manner reasonably expected to cause expenditures to exceed budgeted amounts;

•
except (i) in connection with refinancings of existing indebtedness at its maturity, (ii) for borrowings under the Company’s existing credit and securitization facilities or issuances or repayment of commercial paper in the ordinary course of business or (iii) in connection with outstanding surety bonds or surety bonds entered into in the ordinary course of business, incur or otherwise become liable for, or repay or prepay any specified indebtedness (including the issuance of any debt security) in an aggregate principal amount in excess of $100 million;

•
other than in connection with capital expenditures, make any investment in excess of $75 million individually or $100 million in the aggregate, whether by purchase of stock or securities, contributions to capital, loans to, property transfers, or entering into binding agreements with respect to such investment;

•	make any acquisition (or enter into a binding agreement with respect to an acquisition) in excess of $75 million individually or $100 million in the aggregate;

•
except in the ordinary course of business, enter into, renew, extend, materially amend, cancel or terminate any specified material contract other than permitted loan agreements and permitted contracts relating to compensation or benefits or the Company benefit plans;

•
increase the compensation or benefits of employees, independent contractors or directors, other than increases for persons who are not executive officers or directors (other than in the ordinary course of business consistent with past practice), amend or adopt any Company benefit plan except for amendments or adoptions that are immaterial and otherwise made in the ordinary course of business consistent with past practice or accelerate the vesting of, or the lapsing of restrictions with respect to, or payment of the compensation payable or the benefits provided or to become payable or provided to any of its current or former directors, officers, employees, consultants or service providers, or otherwise pay any amounts not due or otherwise payable to such individual in the ordinary course of business consistent with past practice or grant any stock or stock-based awards or any other award that may be settled in shares or other securities of the Company or any of its subsidiaries or any restricted stock units or stock appreciation rights, regardless of whether they are settled in cash or shares or other securities of the Company or any of its subsidiaries, except that the Company may establish a retention pool of up to $114 million in consultation with the Sponsors;

•
settle litigation other than in the ordinary course of business consistent with past practice that involve only payment of monetary damages (x) not in excess of $10 million individually or $25 million in the aggregate or (y) consistent with the reserves reflected in the Company’s balance sheet at December 31, 2006, in any case without the imposition of material equitable relief on, or the admission of wrongdoing by, the Company or any of its subsidiaries;

•	amend or waive any material provision of our organizational documents or, in the case of Alltel, enter into any agreement with any of its stockholders in their capacity as such;

•	enter into any new line of business outside of our existing business;

•	enter into any new lease or amend the terms of any existing lease of real property which would require payments over the remaining term in excess of $15 million;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	implement or adopt any material change in our financial accounting principles, practices or methods;

•
change any method of tax accounting, enter into any closing agreement with respect to material taxes, settle or compromise any material liability for taxes (except to the extent any such settlement or compromise is consistent with reserves reflected in the Company’s balance sheet at December 31, 2006), make, revoke or change any material tax election, file or surrender any claim for a material refund of taxes or file any material amended tax return, in each case other than in the ordinary course of business consistent with past practice; or

•	agree or commit to do any of the foregoing.

The merger agreement further provides that, from and after May 20, 2007, neither party to the merger agreement may take any action which is intended to or which would reasonably be expected to materially adversely affect or materially delay the ability of such party from obtaining any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the merger agreement, performing its covenants and agreements under the merger agreement or consummating the transactions contemplated by the merger agreement or otherwise materially delay or prohibit consummation of the merger or other transactions contemplated by the merger agreement.

Stockholders’ Meeting

The merger agreement requires us, as promptly as reasonably practicable, to call, give notice of and hold a meeting of our stockholders for the purpose of obtaining the vote of our stockholders necessary to satisfy the vote condition described in “—Conditions to the Merger” beginning on page [  ].  Subject to our board of directors withdrawing or modifying its recommendation that our stockholders vote in favor of approval of the merger agreement and the transactions contemplated by the merger agreement as described in “No Solicitation of Transactions” beginning on page [   ], we are required to use reasonable best efforts to solicit stockholder proxies in favor of the approval of the merger agreement.  Unless the merger agreement has been terminated prior to the meeting of stockholders, we are required to submit the merger agreement to a vote of stockholders even if our board has approved, endorsed or recommended another takeover proposal or withdraws, modifies or amends its recommendation, as described in “No Solicitation of Transactions” beginning on page [   ], that our stockholders vote in favor of approval of the merger agreement.

The merger agreement provides that if on a date for which the special meeting is scheduled, we have not received proxies representing a sufficient number of shares to approve the merger, whether or not a quorum is present, we will have the right to postpone or adjourn the special meeting no more than 45 days.  If we continue not to receive proxies representing a sufficient number of shares to approve the merger, whether or not a quorum is present, we may make one or more successive postponements or adjournments thereof as long as the date of the special meeting is not postponed or adjourned more than an aggregate of 45 days from the original date of the special meeting in reliance on this provision of the merger agreement.  In the event that the special meeting is adjourned or postponed as a result of applicable law, including the need to supplement this proxy statement, any days resulting from such adjournment or postponement shall not be included for purposes of these calculations.

No Solicitation of Transactions

We have agreed that between May 20, 2007 and the effective time of the merger, we and our subsidiaries (and our subsidiaries’ officers, directors, employees, agents and representatives) will not directly or indirectly:

•
initiate, solicit, knowingly encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to any Alternative Proposal (as defined below) or any inquiry, proposal or offer that is reasonably likely to lead to an Alternative Proposal;

•
engage, continue or participate in any negotiations concerning, or provide or cause to be provided any information or data relating to us or any of our subsidiaries in connection with, or have any discussions (other than to state that such persons are not permitted to have discussions) with any person relating to, or that is reasonably likely to lead to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or knowingly facilitate any effort or attempt to make or implement an Alternative Proposal;

•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal;

•	execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal; or

•	resolve to propose or agree to do any of the foregoing.

In addition, we have agreed to, and to cause our subsidiaries and direct our representatives to, immediately cease any existing solicitations, discussions or negotiations existing on May 20, 2007 with any person who has made or indicated an intention to make an Alternative Proposal, and to request the prompt return or destruction of all confidential information previously furnished in connection therewith.

An “Alternative Proposal” is defined in the merger agreement to mean any inquiry, proposal or offer relating to, in a single transaction or series of transactions:

•
a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving a direct or indirect acquisition of Alltel (or any subsidiaries of Alltel whose business constitutes 20% or more of the net revenues, net income or assets (based on fair market value) of Alltel and its subsidiaries, taken as a whole); or

•
the acquisition (including by way of tender or exchange offer) in any manner, directly or indirectly, of over 20% of (x) our common stock or (y) the consolidated total assets (based on fair market value) of Alltel and its subsidiaries.

We have agreed that, if we receive:

•	any inquiries, proposals or offers regarding any Alternative Proposal;

•	any request for information (other than requests not reasonably expected to be related or lead to an Alternative Proposal); or

•	any inquiry or request for discussions or negotiations regarding or that would reasonably be expected to result in an Alternative Proposal,

We will notify Parent promptly (and in any event within 48 hours) of the identity of the person making the Alternative Proposal or indication or inquiry or offer or request and the material terms and conditions of any such Alternative Proposal or indication or inquiry or offer or request.  We have agreed to keep Parent reasonably informed on a reasonably current basis of the status of any such discussions or negotiations regarding any such Alternative Proposal or indication or inquiry or offer or any material developments relating thereto.

We have also agreed that neither we nor any of our subsidiaries will enter into any confidentiality agreement with any person subsequent to May 20, 2007 which prohibits the Company from providing information to Parent.

We may, however, prior to obtaining the requisite vote of our stockholders at the special meeting:

•
engage in discussions or negotiations with, or furnish or disclose non-public information to, a person who has made a bona fide written Alternative Proposal received after May 20, 2007 and not solicited by us in violation of our above-described obligations, so long as:

o
our board has determined in good faith, after consultation with its outside counsel and financial advisors, that the Alternative Proposal constitutes or is reasonably expected to lead to a “Superior Proposal” (as defined below), and that failure to take such action would be inconsistent with our board’s fiduciary obligations to our stockholders; and

o
if we are furnishing material non-public information to such a person, we must (i) enter into a confidentiality agreement with that person containing terms substantially similar to, and no less favorable to us than, those set forth in the confidentiality agreements between us and the Sponsors and (ii) disclose that information to Parent (if it has not already been disclosed) concurrently with or as soon as practicable after providing such information to such other Person; and

•
withhold, withdraw or modify our board recommendation in a manner adverse to Parent or Merger Sub or propose to do so, if our board of directors determines in good faith, after consultation with outside counsel and its financial advisor, that an unsolicited bona fide written Alternative Proposal received by us constitutes a Superior Proposal (after taking into account any adjustments to the terms of the merger made by Parent during a five business day negotiation period we must provide Parent (and each material amendment to the Superior Proposal would trigger another negotiation period of two-days with Parent)) and the failure to take such action would be inconsistent with its fiduciary obligations to our stockholders.

A “Superior Proposal” is defined as any bona fide written Alternative Proposal on terms which our board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of our common stock than the merger, taking into account all the terms and conditions of the proposal (including the likelihood and timing of the consummation of the proposal), and the merger agreement (including any changes to the terms of the merger agreement committed to by Parent in good faith to us in response to such proposal or otherwise); provided that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Alternative Proposal are deemed to be references to “50%.”

These provisions will not prevent our board of directors from making certain disclosures contemplated by the securities laws, except that in specified circumstances our board of directors will be deemed to have withdrawn its recommendation unless it expressly reaffirms its recommendation in favor of approval of the merger agreement at least two business days prior to the special meeting of stockholders.

Employee Benefits

The parties have agreed that:

•
from the date of completion of the merger until December 31, 2009, the surviving corporation will provide our current employees with annual base salary and base wages, cash incentive compensation opportunities and benefits, in each case, that are no less favorable than those that we provide (excluding equity-based compensation) as of immediately prior to the effective time of the merger; and

•
the surviving corporation will provide employees terminated within two years following completion of the merger (other than those covered by an individual agreement providing severance benefits outside of our severance policies) with severance benefits at the level and pursuant to the terms of the Alltel severance plan, as amended, substantially in the form set forth in the merger agreement.

From and after the effective time of the merger, Parent will cause the surviving corporation and its subsidiaries to honor all obligations under Alltel’s benefit plans and compensation and severance arrangements and agreements in accordance with their terms as in effect immediately before the effective time of the merger and recognize past service for all purposes, including vesting, eligibility to participate and level of benefits generally.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Each of the parties to the merger agreement has agreed to use its reasonable best efforts to do anything necessary, proper or advisable to ensure that the conditions to the merger are satisfied and that the merger is consummated as promptly as practicable.  In particular, the parties have agreed to use such efforts to make necessary filings and obtain necessary governmental consents and approvals, including those required to be filed with the FCC, under the HSR Act and state regulatory commissions.  To the extent necessary to obtain such approvals, the parties have agreed to take all steps as may be necessary to obtain an approval, clearance, or waiver from, or avoid an action or proceeding by, any governmental entity which would prevent or delay the closing beyond the end date in the merger agreement (except that the Company, Parent and their respective affiliates will only agree to dispose of any of their assets or businesses if such disposition is conditional on the closing).  We have also agreed to use our reasonable best efforts to obtain necessary consents or waivers from third parties (although neither the Company nor its subsidiaries is required to pay prior to the consummation of the merger any consideration or incur any liability in connection with obtaining such consents or waivers and must not commit to any such payment without the prior consent of Parent), to defend any lawsuit challenging the merger or the merger agreement, and to execute and deliver any additional documents necessary to complete the merger.

The parties have agreed to keep each other reasonably apprised of the status of matters relating to the completion of the merger and the other transactions contemplated by the merger agreement, including promptly furnishing the other with copies of notices or other written communications received from any third party and/or governmental entity.  The parties have also agreed to give each other a reasonable opportunity to review in advance, and will consider in good faith the views of the other party in connection with, any proposed written communication to a governmental entity.  To the extent practicable under the circumstances, the parties will not participate in any substantive meeting or discussion with a governmental entity in connection with the proposed transactions without consulting with the other party in advance and, to the extent permitted, giving the other party the opportunity to attend and participate.  If any administrative or judicial proceeding is instituted (or threatened to be instituted) challenging the merger or any other transaction contemplated by the merger agreement, the parties will cooperate in all reasonable respects with each other and use their reasonable best efforts to contest and resist the proceeding and any order, whether temporary, preliminary or permanent, prohibiting, preventing or restricting the merger or any related transaction.

Financing Commitments; Company Cooperation

Parent has agreed to use its reasonable best efforts to arrange the financing in connection with the merger on terms described in the equity and debt financing commitment letters delivered in connection with the signing of the merger agreement or, at Parent’s election, on other terms that would not adversely impact the ability of Parent or Merger Sub to timely consummate the merger and the other transactions contemplated by the merger agreement, including using its reasonable best efforts to:

•
negotiate definitive documents on the terms contained in the financing commitment letters (or, at Parent’s election, on other terms that would not adversely impact the ability of Parent or Merger Sub to timely consummate the merger and the other transactions contemplated by the merger agreement);

•	satisfy the conditions applicable to Parent in the definitive financing documents and consummate the financing at or before closing (except to the extent requiring action by us);

•	comply with its obligations under the financing commitment letters; and

•	enforce its rights under the financing commitment letters.

Parent has agreed to give us prompt notice upon learning of any material breach by any party or any termination of the financing commitment letters.  Parent has also agreed to keep us informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the financing (including providing us with copies of documents related to the financing).

Parent will be permitted to amend, modify or replace the debt commitment letters delivered in connection with the signing of the merger agreement with new financing commitments, so long as the change in the new commitment:

•	does not reduce the aggregate amount of the debt financing below the amount required to consummate the merger and the related transactions;

•
does not adversely amend or expand the conditions to the drawdown of the debt financing in any respect that could make the conditions less likely to be satisfied by the end date of the merger agreement or that would expand the possible circumstances under which the conditions would not be satisfied by such date;

•	is not reasonably expected to delay the closing or the date on which financing could be obtained; or

•	is not otherwise adverse to our interests in any other material respect.

In the event that all conditions to the financing commitments (other than, in connection with the debt financing, the availability or funding of any of the equity financing) have been satisfied, Parent has agreed to, from and after the final day of the Marketing Period and subject to the satisfaction of the mutual closing conditions and the conditions to the obligation of Parent and Merger Sub to effect the merger, as described in “—Conditions to the Merger” beginning on page [  ], use its reasonable best efforts to cause the lenders and other persons providing such financing to fund the financing required to consummate the merger on the closing date.

In the event that Parent becomes aware of any event or circumstance that makes procurement of any portion of the financing unlikely to occur as contemplated in the financing commitment letters, Parent has agreed to notify us and to use its reasonable best efforts to obtain, as promptly as practicable but in no event later than one day prior to the closing date, any such portion from alternative debt financing sources on terms no less favorable to Parent and no more adverse to the ability of Parent to consummate the merger and the other transactions contemplated in the merger agreement (in each case, as determined in the reasonable judgment of Parent).

In the event that on the final day of the Marketing Period:

•	all or any portion of the debt financing to be structured as high yield securities has not been consummated;

•
all closing conditions described in “—Conditions to the Merger” beginning on page [  ] have been satisfied or waived (other than those conditions that by their nature will not be satisfied until the closing); and

•	the bridge financing is available substantially on the terms and conditions described in the debt commitment letters,

then Parent shall borrow under and use the proceeds of the bridge financing to replace such affected portion of the high yield financing no later than the last day of the Marketing Period.

We have agreed to provide, and to cause our subsidiaries to provide, and to use reasonable best efforts to cause our representatives to provide, all cooperation reasonably requested by Parent in obtaining financing, including:

•	providing financial and other information as Parent reasonably requests in order to consummate the debt financing, including our financial statements and other financial data;

•	participating in meetings, drafting sessions and due diligence sessions;

•	assisting in the preparation of materials and offering documents in connection with the financing;

•
cooperating with the marketing efforts for any of the debt financing, including helping to prepare for and participating in road shows, meetings, drafting sessions and due diligence sessions with prospective lenders, investors, rating agencies and others;

•	providing monthly financial statements (excluding footnotes) within 30 days after the end of each month prior to the closing date;

•
executing and delivering necessary pledge, security, or other legal documents and entering into one or more credit or other agreements and documents reasonably requested by Parent in connection with the debt financing;

•
taking all actions reasonably necessary to permit potential lenders to evaluate our current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral agreements and to establish bank accounts and other accounts and blocked account agreements and lock box arrangements; and

•	using reasonable best efforts to permit any cash of the Company and its subsidiaries to be made available to the Company at the effective time of the merger.

The merger agreement limits our obligation to incur any fees or liabilities with respect to the debt financing prior to the effective time of the merger.  Parent has also agreed to reimburse us for all reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred in connection with our cooperation, and to indemnify us against losses we incur in connection with the arrangement of the financing and any information used in connection therewith, except with respect to any information provided by us.

Existing Indebtedness

We agreed to take certain actions with regard to outstanding notes of the Borrower and certain other subsidiaries of the Company, including a tender offer and consent solicitation, or an optional redemption or satisfaction and discharge of the notes after the effective time of the merger, if requested by Parent.  In addition, we agreed to use commercially reasonable efforts to negotiate payoff letters from third-party lenders and trustees with respect to certain other indebtedness specified by Parent.  Our obligation to consummate any actions described in this paragraph is subject to the closing of the merger.

Other Covenants and Agreements

The merger agreement contains additional agreements among Alltel, Parent and Merger Sub relating to, among other things:

•	the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on those documents;

•	actions necessary to exempt the transactions contemplated by the merger agreement and related agreements from the effect of any takeover statutes;

•	coordination of press releases and other public statements about the merger and the merger agreement;

•
indemnification and insurance of directors and officers, including maintaining, or providing a “tail” policy, to Alltel’s directors’ and officers’ liability insurance with a claims period of six years following the effective time of the merger;

•	giving Parent and its advisors access to our properties, contracts, books, records, officers, employees and agents;

•	notices of certain events, and consultation to mitigate any adverse consequences of those events;

•	actions necessary to exempt dispositions of equity securities by our directors and officers pursuant to the merger under Rule 16b-3 under the Exchange Act;

•	the payment of real estate transfer taxes; and

•	actions by Parent to cause Merger Sub to fulfill its obligations.

Conditions to the Merger

The obligations of the parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions:

•	Stockholder Approval. The merger agreement must be adopted by the vote of holders of at least a majority of the votes entitled to be cast at the close of business on the record date.

•	No Law or Orders. No governmental entity of competent jurisdiction shall have enacted, issued or entered any restraining order, preliminary or permanent injunction or similar order or legal restraint or prohibition which remains in effect that enjoins or otherwise prohibits consummation of the merger.

•	HSR Approval. The waiting period under the HSR Act (and any extension thereof) must have expired or been terminated.

•
FCC Approval.  All approvals and authorizations required to be obtained from the FCC for the transfer of control of the Alltel entities holding FCC licenses and authorizations in connection with the merger shall have been obtained, except for those approvals and authorizations to be obtained from the FCC that in the aggregate are immaterial to the Company and have not been denied by the FCC, regardless of whether the FCC shall have issued a final order.

Our obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•
Representations and Warranties.  Parent’s and Merger Sub’s representations and warranties must be true and correct as of May 20, 2007 and as of the closing date of the merger (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty must be true and correct only as of such specific date), except to the extent the failure of such representations and warranties to be true and correct would not prevent or materially delay or materially impair the ability of Parent and Merger Sub to consummate the merger prior to the end date of the merger.

•	Performance of Covenants. Parent and Merger Sub must have performed, in all material respects, their covenants and agreements in the merger agreement.

•
Officer’s Certificate.  Parent must deliver to us at closing a certificate with respect to the satisfaction of the conditions relating to Parent’s and Merger Sub’s representations, warranties, covenants and agreements.

The obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•
Representations and Warranties.  Our representations and warranties (other than our representations and warranties with respect to capitalization and absence of any Company Material Adverse Effect since December 31, 2006) must be true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein) as of May 20, 2007 and as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect.  Our representations and warranties with respect to (i) capitalization must be true and correct in all material respects as of May 20, 2007 and as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) and (ii) absence of any Company Material Adverse Effect since December 31, 2006 must be true and correct in all respects as of May 20, 2007 and as of the closing date.

•	Performance of Covenants. We must have performed, in all material respects, our covenants and agreements in the merger agreement.

•
Officer’s Certificate.  We must deliver to Parent at closing an officer’s certificate with respect to the satisfaction of the conditions relating to our representations, warranties, covenants and agreements.

Termination

We and Parent may terminate the merger agreement by mutual written consent at any time before the completion of the merger (including after our stockholders have approved the merger agreement).  In addition, with certain exceptions, either Parent or Alltel may terminate the merger agreement at any time before the completion of the merger:

•
if the merger has not been completed by the end date, which is May 20, 2008, but which may be extended by Parent or Alltel one or more times until July 20, 2008 if the mutual conditions to the closing (other than the receipt of stockholder approval) have not been satisfied (we refer to this deadline as the end date); in addition, the end date will be extended, if at either of those dates the Marketing Period has commenced but not have ended, until 30 days following the initial commencement date of the Marketing Period, but in no event later will the end date be later than August 20, 2008;

•
if any court of competent jurisdiction has issued or entered a final non-appealable order enjoining or prohibiting the completion of the merger, so long as the party seeking to terminate has used reasonable best efforts as may be required by the merger agreement to prevent, oppose and remove such injunction or restraint; or

•	if the merger agreement has been submitted to our stockholders for approval and the required vote has not been obtained.

In addition, we may terminate the merger agreement at any time before the completion of the merger if:

•
Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement and such breach or failure would result in the failure of a closing condition and cannot be cured by the end date of the merger agreement, so long as we have given Parent 30 days’ written notice and are not in material breach of our representations, warranties, covenants or other agreements in the merger agreement;

•
in order to enter into a transaction that is a Superior Proposal, if, prior to the receipt of our stockholder approval and at such time we are not in material breach of any of our obligations in the merger agreement regarding non-solicitation described above in “—No Solicitation of Transactions” beginning on page [   ]:

o	our board of directors has received a Superior Proposal;

o
we have notified Parent in writing of our intention to terminate the merger agreement in order to enter into a transaction that is a Superior Proposal, and included with such notice the identity of the person making such proposal, the most current written agreement relating to the transaction that constitutes such Superior Proposal and all related transaction agreements;

o
at least five business days following Parent’s receipt of the notice, and taking into account any revised proposal made by Parent since receipt of the notice, our board of directors has determined in good faith and after consultation with its outside counsel and financial advisors that such Superior Proposal continues to be more favorable to our stockholders from a financial point of view than the revised proposal made by Parent, if any (it being understood and agreed that during such five business day period we will, and will cause our representatives to, negotiate in good faith with Parent and its representatives, to the extent Parent wishes to negotiate), provided that any amendment to the terms of such Superior Proposal requires a new notice and a new two business day period; and

o
prior to or concurrently with such termination, we pay the termination fee described below in “—Fees and Expenses” beginning on page [  ] and enter into a definitive agreement with respect to the Superior Proposal; or

•
if the merger has not been completed on the third business day after the final day of the Marketing Period and all of the mutual closing conditions and all of the conditions to the obligations of Parent and Merger Sub have been satisfied and at the time of such termination such conditions continue to be satisfied.

Parent may terminate the merger agreement at any time before the completion of the merger if:

•
we have breached or failed to perform any of our representations, warranties, covenants or other agreements in the merger agreement and such breach or failure would result in the failure of a closing condition and cannot be cured by the end date of the merger agreement, so long as Parent has given us 30 days’ written notice and neither it nor Merger Sub is in material breach of its representations, warranties, covenants or other agreements in the merger agreement;

•	our board of directors:

o
withdraws, modifies or qualifies in a manner adverse to Parent or Merger Sub its recommendation that our stockholders approve the merger agreement and the transactions contemplated by the merger agreement;

o	fails to include in the proxy statement its recommendation to our stockholders that they approve the merger agreement and the transactions contemplated by the merger agreement;

o	publicly approves, endorses or recommends any Alternative Proposal; or

o
fails to recommend against acceptance of a tender or exchange offer for any outstanding shares of our capital stock that constitutes an Alternative Proposal (other than by Parent or any of its affiliates), including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which will constitute a failure to recommend against acceptance of such tender offer or exchange offer, within ten business days after commencement; or

•	we have notified Parent in writing of our intention to terminate the merger agreement in order to enter into a transaction that is a Superior Proposal.

Fees and Expenses

In general, all expenses incurred by a party to the merger agreement will be paid by that party (except for certain expenses incurred by Alltel in connection with the debt financing, as described above in “—Financing Commitments; Company Cooperation” beginning on page [  ]).  However, if the merger agreement is terminated in certain circumstances described below, we may be required to pay as directed by Parent, or Parent may be required to pay to us, a termination fee of $625 million.  In addition, if Alltel or Parent fails to pay any termination fee when due, it will be obligated to pay the costs and expenses (including legal fees) incurred in connection with any action to collect payment of the fee.  We will also be obligated to reimburse Parent for its reasonable out-of-pocket expenses in an amount not to exceed $35,000,000 under the circumstances specified below.  Any termination fee subsequently payable by us will be net of any expense reimbursement.

Fees and Expenses Payable by Alltel

We will have to pay, as directed by Parent, a termination fee of $625 million in cash if:

•
we terminate the merger agreement to enter into a definitive agreement with respect to a Superior Proposal as described above in “—Termination” beginning on page [  ] (in which case we will pay Parent concurrently with the termination of the merger agreement); or

•
Parent terminates the merger agreement for one of the following reasons (in which case we will pay as directed by Parent promptly following the termination of the merger agreement and in any event not later than two business days after delivery to Alltel of notice of demand for payment):

o
we have (i) withdrawn, modified or qualified our recommendation in favor of the approval of the merger agreement, (ii) failed to include our recommendation that our stockholders approve the merger agreement and the transactions contemplated by the merger agreement in the proxy statement, (iii) have endorsed or recommended an Alternative Proposal or (iv) failed to recommend against acceptance of a tender or exchange offer, as described above in “—Termination” beginning on page [  ]; or

o	we have notified Parent in writing of our intention to terminate the merger agreement in order to enter into a transaction that is a Superior Proposal.

We will also have to pay, as directed by Parent, a termination fee of $625 million in cash promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by an alternative takeover proposal (and in any event not later than two business days after delivery to Alltel of notice of demand for payment) if:

•
after the date of the merger agreement, a bona fide Alternative Proposal shall have been publicly disclosed or any person shall have publicly announced or publicly made known any intention (whether or not conditional) to make any Alternative Proposal (and such Alternative Proposal or publicly announced intention shall not have been abandoned); and

•	one of the following occurs:

o	Alltel or Parent terminates the merger agreement because of the failure to obtain the requisite stockholder vote; or

o
Parent terminates the merger agreement because we have breached or failed to perform any of our representations, warranties, covenants or other agreements in the merger agreement and such breach or failure would result in the failure of a closing condition and cannot be cured by the end date of the merger agreement; and

•
we consummate, or enter into a definitive agreement providing for, any Alternative Proposal within twelve months of the date the merger agreement is terminated, which need not be the same Alternative Proposal that shall have been publicly disclosed (provided that for purposes of this test the references to “20%” in the definition of Alternative Proposal shall be deemed to be references to “50%”); in which case we must pay the termination fee before or at the time we enter into the definitive agreement or consummate the takeover proposal.

In addition, we will be required to reimburse Parent for its reasonable out-of-pocket expenses in an amount not to exceed $35,000,000 if either we or Parent terminates the merger agreement because the stockholder approval is not obtained.  Any termination fee subsequently payable by us will be net of any expense reimbursement.

Fees and Expenses Payable by Parent

Parent has agreed to pay us a termination fee of $625 million within two business days following termination if the merger agreement is terminated:

•
by us because Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement and such breach or failure would result in the failure of a closing condition and cannot be cured by the end date of the merger agreement and there is no state of facts or circumstances that would reasonably be expected to prevent the conditions to the obligations of Parent and Merger Sub to complete the merger (other than the condition with respect to the delivery of officer’s certificates) from being satisfied by the end date of the merger agreement;

•
because the merger has not taken place by the end date of the merger agreement and at that time of termination (1) the stockholder vote has been obtained, (2) the conditions to closing relating to restraining orders and injunctions, the HSR waiting period and FCC approvals have been satisfied and (3) the conditions relating to the accuracy of Alltel’s representations and warranties and compliance with its covenants under the merger agreement have been satisfied;

•
because the merger has not taken place by the end date of the merger agreement or a final and non-appealable regulatory-related injunction, legal restraint, or permanent restraining order has been entered prohibiting completion of the merger, and at the time of such termination (1) the conditions to closing relating to restraining orders and injunctions (if such restriction relates to a regulatory law), the HSR waiting period or FCC approvals have not been satisfied, or (2) the conditions relating to the accuracy of Parent’s representations and warranties and compliance with its covenants under the merger agreement have not been satisfied; or

•
because the merger has not been completed on the third business after the final day of the Marketing Period and the conditions to the obligations of Parent and Merger Sub to complete the merger have been satisfied and at the time of such termination such conditions continue to be satisfied.

The merger agreement provides that our right to receive payment of the $625 million termination fee in the circumstances described above, and the guarantee thereof pursuant to the Guarantees (see “Financing of the Merger—Guarantees; Remedies” beginning on page [  ]), is the sole and exclusive remedy available to us, our affiliates and our subsidiaries against Parent, Merger Sub, the guarantors and any of their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, affiliates or agents for the loss suffered as a result of the failure of the merger to be completed.  We have agreed that we will in no event seek to recover on money damages in excess of $625 million from any of the foregoing persons, and we may not seek specific performance of the merger.

Amendment and Waiver

The merger agreement may be amended by a written agreement signed by us, Parent and Merger Sub at any time prior to the completion of the merger, whether or not our stockholders have approved the merger agreement.  However, no amendment that requires further approval of our stockholders will be made without obtaining that approval.  At any time prior to the completion of the merger, we, Parent or Merger Sub may waive the other party’s compliance with certain provisions of the merger agreement.

MARKET PRICE OF COMMON STOCK

Our common stock is listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “AT.”  The following table sets forth, for the fiscal quarters indicated, dividends and the high and low intra-day sales prices per share of Alltel common stock as reported on the NYSE composite tape.

	Common Stock
	Low	High	Dividends Declared
FISCAL YEAR ENDED DECEMBER 31, 2005
First Quarter	$54.20	$59.85	$0.380
Second Quarter	$54.82	$62.36	$0.380
Third Quarter	$60.45	$66.95	$0.380
Fourth Quarter	$58.00	$68.19	$0.385
FISCAL YEAR ENDED DECEMBER 31, 2006
First Quarter	$58.80	$67.96	$0.385
Second Quarter	$59.32	$66.45	$0.385
Third Quarter(1)	$52.34	$65.64	$0.173(2)
Fourth Quarter	$52.83	$62.66	$0.125
FISCAL YEAR ENDING DECEMBER, 2007
First Quarter	$58.59	$63.96	$0.125
Second Quarter (through June 8, 2007)	$59.69	$70.45	$0.125

Note: The above table reflects the high and low intra-day sales prices as reported by Thomson Financial.
(1) On July 17, 2006, Alltel completed the spin-off of its wireline business. Alltel's stock price was adjusted to reflect thespin-off beginning July 18, 2006.
(2) Includes a one-time dividend of $0.048 related to the spin-off.

The closing sale price of our common stock on the NYSE on May 18, 2007, the last trading day prior to the announcement of the merger, was $65.21.  The $71.50 per share to be paid for each share of our common stock in the merger represents a premium of approximately 9.6% to the closing price on May 18, 2007 and a premium of approximately 22.6% over the market closing price of $58.31 of the Company’s common stock prior to the publication of an article by the Wall Street Journal on December 29, 2006, speculating that Alltel could be acquired by private equity sponsors or by certain other wireless communications firms.

On [   ], 2007, the date of this proxy statement, the closing price for our common stock on the NYSE was $[   ] per share.  You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is consummated we will not have public stockholders, and there will be no public participation in any future meetings of stockholders.  However, if the merger is not completed, we expect to hold a 2008 annual meeting of stockholders.  Stockholders may present proposals for action at the 2008 annual meeting, if held, only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission and our bylaws.  For a stockholder proposal to be presented at the 2008 annual meeting, if held, it must have been received by us at our principal executive offices not later than November 16, 2007.  Stockholder proposals should be mailed to Corporate Secretary, Alltel Corporation, One Allied Drive, Little Rock, Arkansas 72202.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned by those who, as of May 31, 2007, were known by us to beneficially own more than 5% of our common stock.  Unless otherwise noted, these persons have sole voting and investment power over the shares listed.  Percentage computations are based on 343,852,797 shares of our stock outstanding as of June 7, 2007.

	Name and Address	Amount and Nature	Percent of
Title of Class	of Beneficial Owner	of Beneficial Ownership	Class

Common Stock	Private Capital Management, L. P.	29,503,268 shares(a)	8.6%
	8889 Pelican Bay Boulevard
	Suite 500
	Naples, FL 34108-7512

(a)
Based upon information contained in the Schedule 13G/A filed by Private Capital Management (“PCM”) on February 14, 2007, it has shared voting and investment power with respect to 28,455,968 of these shares.

The following table shows the amount of our common stock beneficially owned, as of May 31, 2007, by our directors and the Named Executive Officers individually and by our directors and all of our executive officers as a group, calculated in accordance with Rule 13d-3 of the Exchange Act under which a person generally is deemed to beneficially own a security if he has or shares voting or investment power over the security, or if he has the right to acquire beneficial ownership within 60 days.  Unless otherwise noted, these persons may be contacted at our executive offices, and they have sole voting and investment power over the shares indicated.  Percentage computations are based on 343,852,797 shares of our stock outstanding as of June 7, 2007.

	Name of	Amount and Nature	Percent of Class
	Beneficial Owner	of Beneficial Ownership	(if 1% or more)
DiDirectors	John R. Belk	80,779(a)	—
	Peter A. Bridgman	14,067(a)	—
	William H. Crown	5,744,886(a)(b)	1.6%
	Joe T. Ford	3,404,571(a)(c)	—
	Lawrence L. Gellerstedt, III	80,371(a)	—
	Emon A. Mahony, Jr.	134,189(a)(d)	—

	John P. McConnell	88,499 (a)	—
	Josie C. Natori	81,164 (a)	—
	John W. Stanton	2,221,915 (a)(e)	—
	Warren A. Stephens	9,101,668 (a)(f)	2.6%
	Ronald Townsend	27,559 (a)	—

Named Executive	Scott T. Ford	2,571,469(g)(h)	—
Officers	Sharilyn S. Gasaway	119,592(g)	—
	Kevin L. Beebe	1,525,466(g)	—
	Jeffrey H. Fox	1,589,925(g)(i)	—
	Richard N. Massey	59,665(g)	—

All Directors and Executive Officers as a Group		27,626,244 (j)	8.0%

(a)
Includes shares that the indicated persons have the right to acquire (through the exercise of options) on or within 60 days after May 31, 2007, as follows:  John R. Belk (67,821); Peter A. Bridgman (12,220); William H. Crown (28,106); Joe T. Ford (2,407,340); Lawrence L. Gellerstedt, III (67,821); Emon A. Mahony, Jr. (67,821); John P. McConnell (67,821); Josie C. Natori (67,821); John W. Stanton (10,000); Warren A. Stephens (51,935); and Ronald Townsend (22,607).

(b)
The nature of the beneficial ownership is shared voting and investment power with respect to all of the shares reported above, but for 99 shares owned by Mr. Crown’s spouse, with respect to which Mr. Crown has no voting or investment power.  Mr. Crown disclaims beneficial ownership of all these shares, except 1,542 shares owned by him, and his pro rata share of 5,713,292 shares owned directly or indirectly by partnerships of which he is a partner and corporations of which he is a shareholder.

(c)	Includes 97,962 shares held by Mr. Ford’s spouse, with respect to which Mr. Ford has no voting or investment power.

(d)	Includes 2,595 shares held by Mr. Mahony’s spouse, with respect to which Mr. Mahony has shared investment power and no voting power.

(e)
The nature of the beneficial ownership is shared voting and investment power with respect to all of the shares reported above.  Mr. Stanton disclaims beneficial ownership of 12,249 of these shares, except to the extent of his pecuniary interest in them.

(f)
Mr. Stephens has shared voting and investment power with respect to 7,342,321 of the shares reported above and no voting or investment power with respect to 10,000 shares owned by Mr. Stephens wife.  Mr. Stephens disclaims beneficial ownership of all shares reported except to the extent of his pecuniary interest in them.

(g)
Includes shares that the indicated persons have the right to acquire (through the exercise of options) on or within 60 days after May 31, 2007, as follows:  Scott T. Ford (2,342,576); Kevin L. Beebe (1,434,610); Jeffrey H. Fox (1,492,064); Richard N. Massey (14,665); and Sharilyn S. Gasaway (80,654).

(h)	Includes 1,478 shares held by Mr. Ford’s spouse with respect to which Mr. Ford has no voting or investment power.

(i)	Includes 10 shares held by Mr. Fox’s spouse as custodian, with respect to which Mr. Fox has no investment or voting power.

(j)	Includes a total of 8,927,053 shares that members of the group have the right to acquire (through the exercise of options) on or within 60 days after May 31, 2007.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.  You also may obtain free copies of the documents we file with the SEC by going to the investor relations section of our website at www.alltel.com.  Our website address is provided as an inactive textual reference only.  The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Reports, proxy statements or other information concerning us may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.  The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information.  We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007; and

•	Current Reports on Form 8-K filed on May 24, 2007.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Director Investor Relations, Alltel Corporation, One Allied Drive, Little Rock, Arkansas 72202, (800) 446-3628, on the investor relations section of the Company’s website at www.alltel.com or from the SEC through the SEC’s website at the address provided above.  Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION.  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR

INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.  THIS PROXY STATEMENT IS DATED [   ], 2007.  YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

among

ATLANTIS HOLDINGS LLC,

ATLANTIS MERGER SUB, INC.

and

ALLTEL CORPORATION

Dated as of May 20, 2007

AGREEMENT AND PLAN OF MERGER, dated as of May 20, 2007 (this “Agreement”), among Atlantis Holdings LLC, a Delaware limited liability company (“Parent”), Atlantis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Alltel Corporation, a Delaware corporation (the “Company”).

W  I  T  N  E  S  S  E  T  H :

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth in this Agreement (the “Merger”);

WHEREAS, the Board of Directors of the Company has (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (iii) resolved to recommend adoption of this Agreement by the shareholders of the Company;

WHEREAS, the members of Parent and the Board of Directors of Merger Sub have each approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, each of TPG Partners V, L.P. and GS Capital Partners VI Fund, L.P. (the “Guarantors”) has provided a guarantee (the “Guarantee”) in favor of the Company, in the form set forth on Section 4.9 of the Parent Disclosure Letter, with respect to certain of Parent’s obligations under this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger as specified herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1  The Merger. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent.

Section 1.2  Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York at 10:00 a.m., local time, on the date (the “Closing Date”) following the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) that is the earlier of (a) any Business Day as may be specified by Parent on no less than three Business Days’ prior notice to the Company and (b) the final day of the Marketing Period, or such other date or time specified by the parties in writing.

Section 1.3  Effective Time. On the Closing Date, the Company shall cause the Merger to be consummated by executing, delivering and filing the Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and other applicable Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later date or time as may be agreed by Parent and the Company in writing and specified in the Certificate of Merger in accordance with the DGCL (such time as the Merger becomes effective is referred to herein as the “Effective Time”).

Section 1.4  Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.5  Company Charter and By-laws of the Surviving Corporation.

(a)  The Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”) shall, by virtue of the Merger, be amended in its entirety to be the same as set forth in Exhibit 1.5(a) and, as so amended, shall be the certificate of incorporation of the Surviving Corporation following the Merger until thereafter amended in accordance with the provisions thereof, hereof and of applicable Law, in each case consistent with the obligations set forth in Section 5.8.

(b)  The by-laws of Merger Sub, as in effect as of immediately prior to the Effective Time, shall, by virtue of the Merger, be the by-laws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, hereof and of applicable Law, in each case consistent with the obligations set forth in Section 5.8.

Section 1.6  Directors. The directors of Merger Sub as of immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 1.7  Officers. The officers of the Company as of immediately prior to the Effective Time Date shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 1.8  Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either Merger Sub or the Company, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Merger Sub or the Company, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation’s right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Merger Sub or the Company and otherwise to carry out the purposes of this Agreement.

ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1  Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any securities of the Company, Parent or Merger Sub:

(a)  Conversion of Company Common Stock and Company Preferred Stock.

(i) Subject to Section 2.1(b), 2.1(d) and 2.1(e), each issued and outstanding share of common stock, par value $1.00, of the Company outstanding immediately prior to the Effective Time (such shares, collectively, “Company Common Stock”, and each, a “Common Share”), other than (i) any Common Shares held by any direct or indirect wholly owned subsidiary of the Company, which Common Shares shall remain outstanding except that the number of such Common Shares shall be appropriately adjusted in the Merger to maintain relative ownership percentages (if any, the “Remaining Common Shares”), (ii) any shares of Company Common Stock (the “Dissenting Common Shares”) that are owned by stockholders (the “Dissenting Common Stockholders”) properly exercising appraisal rights pursuant to Section 262 of the DGCL, and (iii) any Cancelled Shares (as defined, and to the extent provided in Section 2.1(b)), shall thereupon be converted automatically into and shall thereafter represent the right to receive an amount in cash equal to $71.50 (the “Common Stock Merger Consideration”).

(ii) Subject to Section 2.1(b), 2.1(d) and 2.1(e), each issued and outstanding share of $2.06 No Par Cumulative Convertible Preferred Stock, Series C, of the Company outstanding immediately prior to the Effective Time (such shares, collectively, “Company Series C Preferred Stock” and each, a “Series C Preferred Share”), other than (i) any Series C Preferred Shares held by any direct or indirect wholly owned subsidiary of the Company, which Series C Preferred Shares shall remain outstanding except that the number of such Series C Preferred Shares shall be appropriately adjusted in the Merger to maintain relative ownership percentages (if any, the “Remaining Series C Preferred Shares”), (ii) any shares of Company Series C Preferred Stock (the “Dissenting Series C Preferred Shares”) that are owned by stockholders (the “Dissenting Series C Preferred Stockholders”) properly exercising appraisal rights pursuant to Section 262 of the DGCL, and (iii) any Cancelled Shares (to the extent provided in Section 2.1(b)), shall thereupon be converted automatically into and shall thereafter represent the right to receive an amount in cash equal to $523.22 (the “Series C Preferred Stock Merger Consideration”).

(iii) Subject to Section 2.1(b), 2.1(d) and 2.1(e), each issued and outstanding share of $2.25 No Par Cumulative Convertible Preferred Stock, Series D, of the Company outstanding immediately prior to the Effective Time (such shares, collectively, “Company Series D Preferred Stock”, and each, a “Series D Preferred Share” and collectively with the Series C Preferred Shares and the Common Shares, the “Shares”), other than (i) any Series D Preferred Shares held by any direct or indirect wholly owned subsidiary of the Company, which Series D Preferred Shares shall remain outstanding except that the number of such Series D Preferred Shares shall be appropriately adjusted in the Merger to maintain relative ownership percentages (if any, the “Remaining Series D Preferred Shares” and collectively with the Remaining Series C Preferred Shares and the Remaining Common Shares, the “Remaining Shares”), (ii) any shares of Company Series D Preferred Stock (the “Dissenting Series D Preferred Shares” and collectively with the Dissenting Series C Preferred Shares and the Dissenting Common Shares, the “Dissenting Shares”) that are owned by stockholders (the “Dissenting Series D Preferred Stockholders” and, collectively with the Dissenting Common Stockholders and the Dissenting Series C Preferred Stockholders, the “Dissenting Stockholders”) properly exercising appraisal rights pursuant to Section 262 of the DGCL, and (iii) any Cancelled Shares (to the extent provided in Section 2.1(b)), shall thereupon be converted automatically into and shall thereafter represent the right to receive an amount in cash equal to $481.37 (the “Series D Preferred Stock Merger Consideration” and collectively with the Series C Preferred Stock Merger Consideration and the Common Stock Merger Consideration, the “Merger Consideration”).

(iv) All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1 shall be automatically cancelled and shall cease to exist, and the holders of certificates which immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the applicable Merger Consideration in accordance with Section 2.2.

(b)  Parent, Merger Sub and Company-Owned Shares. Each Share that is owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time, if any, or held by the Company immediately prior to the Effective Time (in each case, other than any such Shares held on behalf of third parties or Shares held in the trust to fund Company obligations) (the “Cancelled Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement.

(c)  Conversion of Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall with the Remaining Shares, if any, constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d)  Adjustments. If at any time during the period between the date of this Agreement and the Effective Time there is any change in the outstanding shares of capital stock of the Company, or securities convertible or exchangeable into or exercisable for shares of capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (excluding, in each case, normal quarterly cash dividends), merger or other similar transaction, the applicable Merger Consideration shall be equitably adjusted, without duplication, to reflect such change; provided that nothing in this Section 2.1(d) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(e)  Dissenters’ Rights. Any Person who otherwise would be deemed a Dissenting Stockholder shall not be entitled to receive the applicable Merger Consideration with respect to the Shares owned by such Person unless and until such Person shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to dissent from the Merger under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Shares owned by such Dissenting Stockholder. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law received by the Company relating to stockholders’ rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

Section 2.2  Exchange of Certificates.

(a)  Paying Agent. At or immediately prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed by Parent and approved in advance by the Company (such approval not to be unreasonably withheld) to act as a paying agent hereunder (the “Paying Agent”), in trust for the benefit of holders of the Shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time pursuant to the provisions of this Article II (such cash being hereinafter referred to as the “Exchange Fund”).

(b)  Payment Procedures.

(i)  As soon as reasonably practicable after the Effective Time and in any event not later than the fifth Business Day following the Effective Time, the Paying Agent shall mail to each holder of record of Shares whose Shares were converted into the Merger Consideration pursuant to Section 2.1, (A) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates that immediately prior to the Effective Time represented Shares (“Certificates”) shall pass, only upon delivery of Certificates to the Paying Agent (and shall be in such form and have such other provisions as Parent and the

Company may reasonably determine prior to the Effective Time) and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or non-certificated Shares represented by book-entry (“Book-Entry Shares”) in exchange for the Merger Consideration.

(ii)  Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor an amount (after giving effect to any required Tax withholdings) equal to the product of (x) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) and Book-Entry Shares multiplied by (y) the applicable Merger Consideration. No interest will be paid or accrued on any amount payable upon due surrender of Certificates or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer or stock records of the Company, any cash to be paid upon due surrender of the Certificate formerly representing such Shares may be paid to such a transferee if such Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar Taxes have been paid or are not applicable.

(iii)  The Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any Person such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of U.S. state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding were made.

(c)  Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for transfer, they shall be cancelled and exchanged for the proper amount pursuant to and subject to the requirements of this Article II.

(d)  Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares for one year after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Shares in accordance with this Section 2.2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.

(e)  No Liability. Notwithstanding anything herein to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share shall not have been surrendered prior to the date on which the related Merger Consideration would, pursuant to applicable Law, escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable Law, immediately prior to such time, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

(f)  Investment of Exchange Fund. The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation upon demand.

(g)  Lost Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of an indemnity agreement or, at the election of Parent or the Paying Agent, a bond in customary amount as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate an amount equal to the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.

(h)  No Further Ownership Rights. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates.

Section 2.3  Effect of the Merger on Company Stock Options and Company Restricted Shares. Except for Company Stock Options and Restricted Shares as to which the treatment in the Merger is hereafter separately agreed by Parent and the holder thereof, which Company Stock Options and Restricted Shares shall be treated as so agreed:

(a)  Each outstanding option to acquire shares of Company Common Stock (each, a “Company Stock Option”), whether or not then vested or exercisable, that is outstanding immediately prior to the Effective Time shall, as of immediately prior to the Effective Time, become fully vested and, subject to the terms of the Company Stock Plans, be converted into the right to receive a payment in cash, payable in U.S. dollars and without interest, equal to the product of (i) the excess, if any, of (x) the Common Stock Merger Consideration over (y) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised. The Surviving Corporation shall pay the holders of Company Stock Options the cash payments described in this Section 2.3(a) on or as soon as reasonably practicable after the date on which the Effective Time occurs, but in any event within five Business Days thereafter.

(b)  Immediately prior to the Effective Time, except as separately agreed by Parent and the holder thereof, each award of restricted Company Common Stock (the “Company Restricted Shares”) and any accrued stock dividends shall vest in full and be converted into the right to receive the Common Stock Merger Consideration as provided in Section 2.1(a). The Surviving Corporation will vest and pay all cash dividends accrued on such Company Restricted Shares to the holders thereof within five Business Days after the Effective Time.

(c)   No later than seven days prior to the Effective Time, the then-current Option Period (as defined in the Company’s Employee Stock Purchase Plan (the “ESPP”)) shall terminate (the “Final Date”) and each participant therein shall be entitled to apply the payroll deductions of such participant accumulated as of the Final Date for the then-current Option Period to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP, which number of shares shall be canceled and be converted into the right to receive the Common Stock Merger Consideration as provided in Section 2.1(a).

(d)  The Surviving Corporation shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Section 2.3 to any holder of Company Stock Options or Company Restricted Shares such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, or local Tax Law, and the Surviving Corporation shall make any required filings with and payments to Tax authorities relating to any such deduction or withholding. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock Options or Company Restricted Shares in respect of which such deduction and withholding was made by the Surviving Corporation.

(e)  The Board of Directors of the Company (or the appropriate committee thereof) shall take such actions of such Board or Committee as are necessary in connection with the foregoing provisions of this Section 2.3, it being understood that, except to the extent otherwise agreed between Parent and a holder of a Company Stock Option or Company Restricted Share, the intention of the parties is that following the Effective Time no holder of an Option or Restricted Share or any participant in any Plan or other employee benefit arrangement of the Company shall have any right thereunder to acquire any capital stock (including any “phantom” stock or stock appreciation rights) of the Company, any Subsidiary or the Surviving Corporation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in, and reasonably apparent from, the Company SEC Documents publicly available prior to the date of this Agreement and only as and to the extent disclosed therein (other than any forward looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward looking statements and any other disclosures included therein to the extent they are primarily predictive or forward-looking in nature) or (ii) as disclosed in the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”, it being agreed that disclosure of any item in any section of the Company Disclosure Letter shall also be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1  Qualification, Organization, Subsidiaries, etc.

(a)  Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, except for such failures with respect to any Subsidiaries that would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except for such failures that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)  Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation (or other legal entity) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The organizational or governing documents of the Company and each of its Subsidiaries, as previously provided to Parent, are in full force and effect and neither the Company nor any Subsidiary is in violation of its organizational or governing documents, in each case except for such failures with respect to any Subsidiaries that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(c)  As used in this Agreement, any reference to any fact, circumstance, event, change, effect or occurrence having a “Company Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects, or occurrences, (1) has or would be reasonably expected to have a material adverse effect on or with respect to the business, results of operation or financial condition of the Company and its Subsidiaries taken as a whole, or (2) that prevents the Company from consummating, or materially delays or materially impairs the ability of the Company to consummate, the Merger, provided, however, that, Company Material Adverse Effect shall not include facts, circumstances, events, changes, effects or occurrences (i) (A) generally affecting the U.S. mobile wireless voice and data communications industry or the segments thereof in which the Company and its Subsidiaries operate, or (B) generally affecting the economy or the financial, debt, credit or securities markets, in the United States, including effects on such industry, segments, economy or markets resulting from any political conditions or developments in general, or resulting from any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism (other than any of the foregoing to the extent that it causes any direct damage or destruction to or renders physically unusable or inaccessible any facility or property of the Company or any of its Subsidiaries); (ii) reflecting or resulting from changes or proposed changes in Law (including rules and regulations), interpretations thereof, regulatory conditions or GAAP (or authoritative interpretations thereof); or (iii) resulting from actions of the Company or any of its Subsidiaries which Parent has expressly requested in writing, or resulting from the announcement of this Agreement and the transactions contemplated hereby; except to the extent that, with respect to clause (i), the impact of such fact, circumstance, event, change, effect or occurrence is materially disproportionately adverse to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, and is not otherwise excluded from the definition thereof.

Section 3.2  Capital Stock.

(a)  (x) The authorized capital stock of the Company consists of 1,000,000,000 shares of Company Common Stock, 50,000,000 shares of Cumulative Preferred Stock, par value $25.00 per share, and 50,000,000 shares of No Par Cumulative Preferred Stock (together, the “Authorized Preferred Stock”), 600,000 of which have been designated as Company Series C Preferred Stock and 773,111 of which have been designated as Company Series D Preferred Stock. As of May 17, 2007, (i) 343,781,230 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in treasury, (iii) (A) 16,587,512 shares of Company Common Stock were reserved for issuance pursuant to the outstanding Company Stock Options and 85,360 shares of Company Common Stock were reserved for issuance upon conversion of convertible debentures of a Subsidiary of the Company, (B) 12,600,186 additional shares of Company Common Stock were reserved for issuance for future grant pursuant to the Company Stock Plans and (C) 74,107 shares of Company Common Stock were reserved for issuance upon conversion of the Company Series C Preferred Stock and 175,534 shares of Company Common Stock were reserved for issuance upon conversion of the Company Series D Preferred Stock, and (iv) 10,127 shares of Company Series C Preferred Stock were issued and outstanding and 26,073 shares of Company Series D Preferred Stock were issued and outstanding. All outstanding Shares, and all shares of Company Common Stock reserved for issuance as noted in clause (iii) of the foregoing sentence, when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive or similar rights. (y) No Subsidiary of the Company owns any Shares. Section 3.2(a) of the Company Disclosure Letter lists, as of May 18, 2007, each outstanding Company Stock Option and share of Restricted Stock, and, as applicable, the exercise price and expiration date thereof. The per share exercise price or purchase price for each Company Stock Option is equal to or greater than the fair market value of the underlying Shares on the date of the corporate action effectuating the grant of such Company Stock Option.

(b)  Except as set forth in subsection (a) above, as of the date hereof, (i) the Company does not have any shares of its capital stock issued or outstanding other than shares of Company Common Stock that have become outstanding after May 18, 2007 upon exercise of

Company Stock Options outstanding as of such date and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities, stock-based performance units or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (B) issue, grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, the Company or any Subsidiary of the Company.

(c)  Except as set forth in subsection (a) or (b) above, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

(d)  There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting, registration, redemption, repurchase or disposition of the capital stock or other equity interest of the Company or any of its Subsidiaries.

Section 3.3  Subsidiaries. Section 3.3 of the Company Disclosure Letter sets forth a complete and correct list of each “significant subsidiary” of the Company as such term is defined in Regulation S-X promulgated by the SEC (each, a “Significant Subsidiary”). Section 3.3 of the Company Disclosure Letter also sets forth the jurisdiction of organization and percentage of outstanding equity interests (including partnership interests and limited liability company interests) owned by the Company or its Subsidiaries of each Significant Subsidiary. All equity interests (including partnership interests and limited liability company interests) of the Company’s Subsidiaries held by the Company or by any other Subsidiary have been duly and validly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such equity interests owned by the Company or its Subsidiaries are free and clear of any Liens, other than restrictions on transfer imposed by applicable Law. Except for its interests in Subsidiaries of the Company, the Company does not own, directly or indirectly, 5% or more of the outstanding capital stock of, or other equity interests, in any Person, or any options, warrants, rights or securities convertible, exchangeable or exercisable therefor, in each case if the book value thereof as of December 31, 2006 exceeded $25 million.

Section 3.4  Corporate Authority Relative to This Agreement; No Violation.

(a)  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and, subject to receipt of the Company Shareholder Approval, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the

Company and, except for (i) the Company Shareholder Approval and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of or to consummate the transactions contemplated hereby. Subject to Section 5.2(d), the Board of Directors of the Company has, by resolutions duly adopted at a meeting duly called and held, (x) duly and validly approved and declared advisable this Agreement and the transactions contemplated hereby, (y) determined that the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its shareholders and (z) resolved to recommend in accordance with applicable Law that the Company’s shareholders vote in favor of adoption and approval of this Agreement and the transactions contemplated hereby, including the Merger (the “Recommendation”). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at Law).

(b)  Other than the filing of the Certificate of Merger pursuant to the DGCL or as required by (i) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (ii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), (iii) the Federal Communications Commission (the “FCC”); (iv) those state public service or public utility commissions or similar state regulatory bodies (“State Commissions”) set forth in Section 3.4(b)(iv) of the Company Disclosure Letter, (v) foreign Governmental Entities regulating competition and telecommunications businesses (the “Foreign Regulators”) set forth in Section 3.4(b)(v) of the Company Disclosure Letter, and (vi) the approvals set forth on Section 3.4(b)(vi) of the Company Disclosure Letter (collectively, the “Company Approvals”), no authorization, consent, approval or order of, or filing with, or notice to, any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”) is necessary, under applicable Law, in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for such authorizations, consents, approvals, orders, filings or notices that, if not obtained or made, would not, individually or in the aggregate, have a Company Material Adverse Effect.

(c)  The execution, delivery and performance by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the Company will not, (i) result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, purchase or sale order, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”) upon any of the properties, assets or rights of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate or articles of incorporation or by-laws or other equivalent organizational document of the Company or any of its Subsidiaries or (iii) assuming that all Company Approvals are duly obtained, conflict with or violate any applicable Laws, other than, in the case of clauses (i), (ii) (to the extent relating to Subsidiaries) and (iii), as would not, individually or in the aggregate, have a Company Material Adverse Effect and other than as may arise in connection with the Financing or facts and circumstances particular to Parent and its Affiliates.

Section 3.5  Reports and Financial Statements; Internal Controls.

(a)  The Company and its Subsidiaries have timely filed all forms, documents, statements and reports required to be filed by them with the Securities and Exchange Commission (the “SEC”) since January 1, 2004 (the forms, documents, statements and reports filed with the SEC since January 1, 2004, including any amendments thereto, the “Company SEC Documents”). As of their respective dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof, the Company SEC Documents complied, and each of the Company SEC Documents filed subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the applicable rules and regulations promulgated thereunder. As of the time of filing with the SEC, none of the Company SEC Documents so filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act.

(b)  Each of the financial statements (including all related notes and schedules) of the Company and its Subsidiaries included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, fairly present in all material respects the financial position of the Company and its Subsidiaries, as at the respective dates thereof, and the results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments expressly described therein, including the notes thereto, none of which are expected to have a Company Material Adverse Effect) and were prepared in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be expressly indicated therein or in the notes thereto).

(c)  The Company (i) has implemented and maintains disclosure controls and procedures (as such terms are defined in Rule 13a-15(e) under the Exchange Act) to ensure the material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors of the Company

(A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

Section 3.6  No Undisclosed Liabilities. Except (i) as reflected or reserved against in the Company’s consolidated balance sheet as of December 31, 2006 (or the notes thereto) included in the Company SEC Documents filed prior to the date hereof, (ii) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement or the financing of such transactions and (iii) for liabilities and obligations incurred in the ordinary course of business, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise and whether due or to become due, that would, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.7  Compliance with Law; Permits.

(a)  Since January 1, 2004, the businesses of each of the Company and its Subsidiaries have not been conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement or License of any Governmental Entity (collectively, “Laws”), except for such violations that would not, individually or in the aggregate, have a Company Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same except for such investigations or reviews that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries each has all governmental permits, licenses, franchises, variances, exemptions, orders issued or granted by a Governmental Entity and all other authorizations, consents and approvals issued or granted by a Governmental Entity (“Licenses”) necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect (the “Material Licenses”).

(b)  Section 3.7(b) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of (A) all Material Licenses and, to the extent not otherwise constituting Material Licenses, all Licenses issued or granted to the Company or any of its Subsidiaries by the FCC (“FCC Licenses”) (other than point to point microwave licenses), all Licenses issued or granted to the Company or any of its Subsidiaries by State Commissions regulating telecommunications businesses (“State Licenses”), and all Licenses issued or granted to the Company or any of its Subsidiaries by foreign Governmental Entities regulating telecommunications businesses (together with such Material Licenses, FCC Licenses and State Licenses, the “Company Licenses”); (B) all pending applications for Licenses that would be Company Licenses if issued or granted; and (C) all pending applications by the Company or any of its Subsidiaries for modification, extension or renewal of any Company License. Each of the Company and its Subsidiaries is in compliance with its obligations under each of the FCC

Licenses and the rules and regulations of the FCC, and with its obligations under each of the other Company Licenses, in each case except for such failures to be in compliance as would not, individually or in the aggregate, have a Company Material Adverse Effect. There is not pending or, to the Knowledge of the Company, threatened before the FCC, the Federal Aviation Administration (the “FAA”) or any other Governmental Entity any proceeding, notice of violation, order of forfeiture or complaint or investigation against the Company or any of its Subsidiaries relating to any of the Company Licenses, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect. The FCC actions granting all FCC Licenses, together with all underlying construction permits, have not been reversed, stayed, enjoined, annulled or suspended, and there is not pending or, to the Knowledge of the Company, threatened, any application, petition, objection or other pleading with the FCC, the FAA or any other Governmental Entity which challenges or questions the validity of or any rights of the holder under any such License, in each case, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.8  Environmental Laws and Regulations.

(a)  Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have conducted their respective businesses in compliance with all, and have not violated any, applicable Environmental Laws, (ii) there has been no release of any Hazardous Substance by the Company or any of its Subsidiaries or at, on or under any property currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries in any manner that could reasonably be expected to give rise to any remedial obligation, corrective action requirement or liability under applicable Environmental Laws, (iii) since January 1, 2004, neither the Company nor any of its Subsidiaries has received in writing any claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any Governmental Entity or any other Person asserting that the Company or any of its Subsidiaries is or may be in violation of, or liable under, any Environmental Law, (iv) no Hazardous Substance has been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law, or in a manner giving rise to, or that would reasonably be expected to give rise to, any liability under Environmental Law, from any current or former properties or facilities while owned or operated by the Company or any of its Subsidiaries or as a result of any operations or activities of the Company or any of its Subsidiaries at any location and, to the Knowledge of the Company, Hazardous Substances are not otherwise present at or about any such properties or facilities in amount or condition that would reasonably be expected to result in liability to the Company or any of its Subsidiaries under Environmental Law, and (v) neither the Company, its Subsidiaries nor any of their respective properties or facilities are subject to, or are threatened to become subject to, any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or written claim asserted or arising under any Environmental Law or any agreement relating to environmental liabilities.

(b)  As used herein, “Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances.

(c)  As used herein, “Hazardous Substance” means any substance listed, defined, designated, classified or regulated as a waste, pollutant or contaminant or as hazardous, toxic, radioactive or dangerous or any other term of similar import under any Environmental Law, including petroleum, radon, asbestos, toxic molds, urea formaldehyde or polychlorinated biphenyls.

Section 3.9  Employee Benefit Plans.

(a)  Section 3.9(a) of the Company Disclosure Letter sets forth a true and complete list of each material Company Benefit Plan. For purposes of this Agreement, the term “Company Benefit Plan” shall mean any employee or director benefit plan, program, arrangement or agreement, including, without limitation, any such plan, program, arrangement or agreement that is an employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), an employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) or a bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program, arrangement or agreement for the benefit of the current or former employees, independent contractors or directors of the Company or its Subsidiaries that is sponsored or maintained by the Company or any of its Subsidiaries to or for which Company or any of its Subsidiaries has any liability, whether contingent or otherwise.

(b)  The Company has heretofore made available to Parent true and complete copies of each of the material Company Benefit Plans and (i) each writing constituting a part of such Company Benefit Plan, including all amendments thereto; (ii) the most recent (A) Annual Reports (Form 5500 Series) and accompanying schedules, if any, (B) audited financial statements and (C) actuarial valuation reports; (iii) the most recent determination letter from the Internal Revenue Service (“IRS”) (if applicable) for such Company Benefit Plan; and (iv) any related trust agreement or funding instrument now in effect or required in the future as a result of the transactions contemplated by this Agreement.

(c)  Except as would not, individually or in the aggregate, have a Company Material Adverse Effect: (i) each of the Company Benefit Plans has been established, operated and administered in all respects with applicable Laws, including, but not limited to, ERISA, the Code and in each case the regulations thereunder; (ii) each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS, and to the Knowledge of the Company, there are no existing circumstances or events that have occurred that could reasonably be expected to result in the revocation of such letter; (iii) no Company Benefit Plan is subject to Title IV of ERISA; (iv) no Company Benefit Plan provides health, life insurance or disability benefits (whether or not insured), with respect to current or former employees or directors of the Company or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable Law or (B) death benefits or retirement benefits under any “employee pension plan” (as such term is defined in Section 3(2) of ERISA); (v) no liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any ERISA Affiliate of the Company that has not been satisfied in full, and, to the Knowledge of the Company, no condition exists that presents a risk to the Company, its Subsidiaries or any ERISA Affiliate of the Company of incurring a liability thereunder; (vi) no Company Benefit Plan is a “multiemployer pension plan” (as such term is defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (vii) all contributions or other amounts payable by the Company or its Subsidiaries as of the date hereof with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP; (viii) neither the Company nor its Subsidiaries has engaged in a transaction in connection with which the Company or its Subsidiaries could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code; (ix) each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, has been operated in good faith compliance with Section 409A of the Code since January 1, 2005 and all applicable regulations and notices issued thereunder, (x) no “reportable event” (as defined in Section 4043 of ERISA) has occurred with respect to any Company Benefit Plan and no Company Benefit Plan has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and section 412 of the Code, respectively), whether or not waived, and neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Benefit Plan pursuant to Section 401(a)(29) of the Code; and (xi) there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto which could reasonably be expected to result in any liability of the Company or any of its Subsidiaries. “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

(d)  Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (i) entitle any employee or officer of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or as required by applicable Law, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant or officer, except as expressly provided in this Agreement, or (iii) result in payments under any of the Company Benefit Plans which would not be deductible under Section 280G of the Code.

Section 3.10  Interested Party Transactions. Except for employment-related Contracts filed or incorporated by reference as an exhibit to the Company SEC Documents filed prior to the date of this Agreement or Company Benefit Plans, Section 3.10 of the Company Disclosure Letter sets forth a correct and complete list of the contracts or arrangements that are in existence as of the date of this Agreement between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (A) present executive officer or director of either the Company or any of its Subsidiaries or any person that has served as such an executive officer or director within the last two years or any of such officer’s or director’s immediate family members or (B) record or beneficial owner of more than 5% of the Shares as of the date hereof (each, an “Affiliate Transaction”).

Section 3.11  Absence of Certain Changes or Events. (a) Since December 31, 2006 through the date of this Agreement, except for the transactions contemplated hereby, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice and neither the Company nor any of its Subsidiaries has taken or permitted to occur any action that were it to be taken from and after the date hereof would require the approval of Parent pursuant to clauses (ii), (v), (vi), (vii), (viii), (ix), (xiii), (xiv), (xvi), (xvii), (xviii) or, with respect to such preceding clauses, (xix) of Section 5.1(b); and (b) since December 31, 2006, there have not been any facts, circumstances, events, changes, effects or occurrences that, individually or in the aggregate, have had or would have a Company Material Adverse Effect.

Section 3.12  Investigations; Litigation. There are no (i) actions, suits, or proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, any Company Benefit Plan or any of their respective properties or assets, at Law or in equity, or (ii) material orders, judgments or decrees of any Governmental Entity against the Company or any of its Subsidiaries or any Company Benefit Plan, which, in the case of clause (i), individually or in the aggregate, have had or would have a Company Material Adverse Effect.

Section 3.13  Proxy Statement; Other Information. The Proxy Statement will not at the time of the mailing of the Proxy Statement to the shareholders of the Company, at the time of the Company Meeting, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made by the Company with respect to information supplied by, or the sufficiency of disclosures related to, Parent, Merger Sub or any Affiliate of Parent or Merger Sub. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. The letter to shareholders, notice of meeting, proxy statement, forms of proxy and any other soliciting materials to be distributed to shareholders in connection with the Merger to be filed with the SEC in connection with seeking the adoption and approval of this Agreement are collectively referred to herein as the “Proxy Statement.”

Section 3.14  Tax Matters.

(a)  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by any of them and all such Tax Returns are complete and accurate, (ii) the Company and each of its Subsidiaries have timely paid all Taxes that are required to be paid by any of them (whether or not shown on any Tax Return), except with respect to matters contested in good faith through appropriate proceedings and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries in accordance with

GAAP, (iii) the U.S. consolidated federal income Tax Returns of the Company through the Tax year ending December 31, 2003 have been examined and the U.S. consolidated federal income Tax Returns of the Company for the Tax years ending December 31, 2004 and 2005 are as of the date hereof being examined by the IRS (or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired), (iv) all assessments for Taxes due with respect to completed and settled examinations or any concluded litigation have been fully paid, (v) there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters of the Company or any of its Subsidiaries, (vi) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than statutory Liens for Taxes not yet due and payable or Liens for Taxes that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (vii) none of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) occurring during the two-year period ending on the date hereof, (viii)  neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement relating to the apportionment, sharing, assignment or allocation of any Tax or Tax asset (other than an agreement or arrangement solely among members of a group the common parent of which is the Company or a Subsidiary of the Company) or has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any analogous or similar provision of state, local or foreign Tax Law), and (ix) none of the Company or any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulation 1.6011-4(b)(2).

(b)  As used in this Agreement, (i) ”Tax” or “Taxes” means any and all federal, state, local or foreign taxes, imposts, levies or other like assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, and other taxes of any kind whatsoever, including any and all interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity in connection with respect thereto, and (ii) ”Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

Section 3.15  Labor Matters. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither the Company nor any of its Subsidiaries is subject to a dispute, strike or work stoppage except as would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

Section 3.16  Intellectual Property. (a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses adequate rights to use, all trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, software, patents or other intellectual property, and all applications and registrations used in their respective businesses as currently conducted (collectively, the “Intellectual Property”). Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) there are no pending or, to the Knowledge of the Company, threatened claims by any person alleging (x) infringement by the Company or any of its Subsidiaries of any intellectual property rights of any person or conduct by Company or any of its Subsidiaries that constitutes unfair competition or unfair trade practices or (y) challenging the ownership, validity or enforceability of any Intellectual Property owned or exclusively licensed by Company or its Subsidiaries, and there have not been any claims or threats against Company or its Subsidiaries within the past five years that would fall within the scope of (x) or (y), (ii) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe any intellectual property rights of any person or otherwise constitute unfair competition or unfair trade practices, (iii) neither the Company nor any of its Subsidiaries has made any claim of a violation or infringement by others of its rights to or in connection with the Intellectual Property of the Company or any of its Subsidiaries and (iv) to the Knowledge of the Company, no person is infringing any Intellectual Property of the Company or any of its Subsidiaries.

(b)  Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and its Subsidiaries (i) take reasonable actions to protect the security of their software, systems, networks and the confidentiality of their data, information, and trade secrets, (ii) abide by all Laws and internal policies regarding the collection, use and disclosure of personally identifiable information, including customer and client information, and (iii) are not subject to any pending or, to the Knowledge of the Company, threatened claim that alleges a breach of the foregoing.

(c)  Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Intellectual Property owned or exclusively licensed by Company and its Subsidiaries are (i) free and clear of any Liens, (ii) not subject to any judgment, order, writ, injunction or decree that would restrict or impair their use, and (iii) to the Knowledge of Company, valid and enforceable.

Section 3.17  Property. (a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company or a Subsidiary of the Company owns and has good and valid title to all of its owned real property and good title to all its personal property and has valid leasehold interests in all of its leased properties, sufficient to conduct their respective businesses as currently conducted, free and clear of all Liens (except in all cases for Liens permissible under any applicable loan agreements and indentures and for title exceptions, defects, encumbrances, liens, charges, restrictions, restrictive covenants and other matters, whether or not of record, which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used). Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, all leases under which the Company or any of its Subsidiaries lease any real or personal property are valid and in full force and effect against the Company or any of its Subsidiaries and, as of the date hereof, to the Company’s Knowledge, the counterparties thereto, in accordance with their respective terms, and there is not, under any of such leases, any event which, with notice or lapse of time or both, would become a default by the Company or any of its Subsidiaries or, to the Knowledge of the Company, the other parties thereto.

(b)  Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is obligated under or bound by any option, right of first refusal, purchase contract or other contractual right to sell, lease or purchase any real property or any portions thereof or interests therein.

Section 3.18  Required Vote of the Company Shareholders. Assuming the accuracy of the representations and warranties in Section 4.5, the affirmative vote of the holders of outstanding shares of Company Common Stock, voting together as a single class, representing at least a majority of all the votes then entitled to vote at a meeting of shareholders, is the only vote of holders of any class of securities of the Company which is required to approve this Agreement, the Merger and the other transactions contemplated hereby (the “Company Shareholder Approval”).

Section 3.19  Material Contracts.

(a)  The Company has made available to Parent, true, correct and complete copies of (including all amendments or modifications to), as of the date of this Agreement, all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than Plans) that:

(i)  are or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10)(i) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

(ii)  with respect to a joint venture, partnership, limited liability or other similar agreement or arrangement, relate to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and the Subsidiaries, taken as a whole;

(iii)  relate to Indebtedness and having an outstanding principal amount in excess of $100 million;

(iv)  were entered into after December 31, 2006 or not yet consummated, and involve the acquisition from another person or disposition to another Person, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of another Person for aggregate consideration under such Contract (or series of related Contracts) in excess of $50 million (other than acquisitions or dispositions of inventory in the ordinary course of business; capital expenditures and capital commitments (which are covered in clause (vi) and dispositions of cash in connection with the repayment of Indebtedness at the maturity thereof);

(v)  relate to an acquisition, divestiture, merger or similar transaction that contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations), that are still in effect and, individually or in the aggregate, could reasonably be expected to result in payments in excess of $50 million;

(vi)  other than an acquisition subject to clause (v) above, obligate the Company to make any capital commitment or capital expenditure, other than acquisitions of inventory, (including pursuant to any joint venture) in excess of $50 million;

(vii)  relate to any guarantee or assumption of other obligations of any third party or reimbursement of any maker of a letter of credit, except for agreements entered into in the ordinary course of business consistent with past practice which agreements relate to obligations which do not exceed $50 million in the aggregate for all such agreements;

(viii)  are license agreements that are material to the business of the Company and its Subsidiaries, taken as a whole, pursuant to which the Company or any of its Subsidiaries is a party and licenses in Intellectual Property owned by a third party or licenses out Intellectual Property owned by the Company or its Subsidiaries, other than license agreements for software that is generally commercially available;

(ix)  any Affiliate Transaction;

(x)  are development, marketing, distribution or resale agreements that are material to the business of Company and its Subsidiaries, taken as a whole;

(xi)  are roaming or interconnection agreements that are material to the business of the Company and its Subsidiaries, taken as a whole; or

(xii)  would by their terms impair or restrict in any material respect the Company or any of its Affiliates (including, following the consummation of the Merger, Parent and any of its Affiliates) from developing, conducting or otherwise engaging in any line of business, product or service, including without limitation by means of a noncompete, grant of exclusivity, right of first refusal or most-favored-pricing provision.

Each contract of the type described in clauses (i) through (xii) above is referred to herein as a “Company Material Contract.”

(b)  (i)  Each Company Material Contract is valid and binding on the Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and, as of the date hereof, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except for such failures that would not, either individually or in the aggregate, have a Company Material Adverse Effect, (ii) the Company and each of its Subsidiaries, and, as of the date hereof, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Company Material Contract, except where such noncompliance, would not, individually or in the aggregate, have a Company Material Adverse Effect, and (iii) neither the

Company nor any of its Subsidiaries has received written notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Material Contract, except where such default would not, either individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.20  Insurance. Each of the Company and its Subsidiaries maintains insurance policies with reputable insurance carriers against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Except in each case as would not, individually or in the aggregate, have a Company Material Adverse Effect, all such policies are in full force and effect and were in full force and effect during the periods of time such insurance policies are purported to be in effect, and neither the Company nor any of its Subsidiaries is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under any such policy. There is no claim by the Company or any of its Subsidiaries pending under any such policies that (a) has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business consistent with past practice or (b) if not paid would have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.21  Finders or Brokers. Except for J.P. Morgan Securities Inc., Merrill Lynch & Co., Inc., and Stephens Inc., neither the Company nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby. The Company has provided Parent with true, correct and complete information with respect to the fees payable in connection with the transactions contemplated hereby.

Section 3.22  Fairness Opinion. The Company has received the opinion of each of Stephens, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co., Inc., dated the date of this Agreement, to the effect that, as of such date, the Common Stock Merger Consideration is fair, from a financial point of view, to the holders of Shares of the Company Common Stock.

Section 3.23  State Takeover Statutes; Charter Provisions. Assuming the accuracy of the representations and warranties in Sections 4.7, the Board of Directors of the Company has taken all actions necessary so that neither Article VIII of the Company Charter nor any “fair price,” “moratorium,” “business combination,” “control share acquisition” or other form of anti-takeover statute or regulation shall be applicable to the execution, delivery or performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the disclosure letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1  Qualification; Organization.

(a)  Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of Parent and Merger Sub has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

(b)  Each of Parent and Merger Sub is duly qualified to do business and is in good standing as a foreign corporation (or other legal entity) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect. The organizational or governing documents of the Parent and Merger Sub, as previously provided to the Company, are in full force and effect. Neither Parent nor Merger Sub is in violation of its organizational or governing documents.

Section 4.2  Corporate Authority Relative to This Agreement; No Violation.

(a)  Each of Parent and Merger Sub has all requisite limited liability company or corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, including the consummation of the Financing by Parent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Financing, have been duly and validly authorized by the members of Parent and the Board of Directors of Merger Sub and no other limited liability company or corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of or to consummate the transactions contemplated hereby (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at Law).

(b)  Other than the filing of the Certificate of Merger pursuant to the DGCL or as required by (i) the Exchange Act, (ii)  the HSR Act, the FCC, the State Commissions and the Foreign Regulators, and (iii) the approvals set forth on Section 4.2(b) of the Parent Disclosure

Letter (collectively, the “Parent Approvals”), no authorization, consent, approval or order of, or filing with, or notification to, any Governmental Entity is necessary, under applicable Law, in connection with the execution, delivery and performance of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals, orders, filings or notices that, if not obtained or made, would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(c)  The execution, delivery and performance by Parent and Merger Sub of this Agreement does not, and the consummation of the transactions contemplated hereby, including the Financing, and compliance with the provisions hereof will not (i) result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, purchase or sale order, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Lien upon any of the properties, assets or rights of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended, of Parent or any of its Subsidiaries or (iii) assuming that all Parent Approvals are obtained, conflict with or violate any applicable Laws, other than, (x) in the case of clauses (i) and (iii), as would not, individually or in the aggregate, have a Parent Material Adverse Effect and (y) in the case of clause (i) or (iii), to the extent relating to the Company or its Subsidiaries or a change of control thereof.

Section 4.3  Proxy Statement; Other Information. None of the information supplied or to be supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement will at the time of the mailing of the Proxy Statement to the shareholders of the Company, at the time of the Company Meeting, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and Merger Sub will take all commercially reasonable efforts to supply information necessary for the Proxy Statement as promptly as practicable.

Section 4.4  Financing. Section 4.4 of the Parent Disclosure Letter sets forth true, accurate and complete copies, as of the date hereof, of (i) the executed equity commitment letters to provide equity financing to Parent (the “Equity Commitment Letters”) and (ii) executed debt commitment letters and related term sheets (the “Debt Commitment Letters” and together with the Equity Commitment Letters, the “Financing Commitments”) pursuant to which, and subject to the terms and conditions thereof, certain lenders have committed to provide Parent or the Surviving Corporation with funds in the amounts described therein, the proceeds of which may be used to consummate the Merger and the other transactions contemplated hereby (the “Debt Financing” and, together with the equity financing referred to in clause (i), the “Financing”). As of the date hereof, each of the Financing Commitments, in the form so delivered, is a legal, valid and binding obligation of Parent and, to the Knowledge of Parent, of the other parties thereto. As of the date hereof, the Financing Commitments are in full force and effect and have not been withdrawn or terminated (and no party thereto has indicated an intent to so withdraw or terminate) or otherwise amended or modified in any respect and Parent is not in breach of any of the terms or conditions set forth therein and, subject to the accuracy of the representations and warranties of the Company set forth in Article III, no event has occurred which, with or without notice, lapse of time or both, could reasonably be expected to constitute a breach or failure to satisfy a condition precedent set forth therein or a default thereunder. As of the date hereof, subject to the accuracy of the representations and warranties of the Company set forth in Article III and assuming compliance by the Company with its covenants in this Agreement, Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition contemplated to be satisfied by it contained in the Financing Commitments. The proceeds from the Financing when funded in accordance with the Financing Commitments are sufficient for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the Merger Consideration and the consideration in respect of the Company Stock Options and other equity-based awards under Section 2.3, to fund any required refinancings or repayments of any existing indebtedness and to pay all related fees and expenses. As of the date hereof, Parent has fully paid any and all commitment fees or other fees on the dates and to the extent required by the Financing Commitments. The Financing Commitments contain all of the conditions precedent to the obligations of the parties thereunder to make the Financing available to Parent. Notwithstanding anything in this Agreement to the contrary, the Debt Commitment Letters may be superseded at the option of Parent after the date of this Agreement but prior to the Effective Time, but only by the New Financing Commitments in accordance with Section 5.9. In such event, the term “Debt Commitment Letters” and “Financing Commitments” as used herein shall be deemed to include the New Financing Commitments to the extent then in effect.

Section 4.5  Ownership and Operations of Merger Sub. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 900 shares of common stock, par value $0.01 per share, 100 shares of which are validly issued and outstanding, and 100 shares of preferred stock, par value $0.01 per share. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Neither Parent nor Merger Sub has conducted any business other than (x) incident to its formation for the sole purpose of carrying out the transactions contemplated by this Agreement and (y) in relation to this Agreement, the Merger and the other transactions contemplated hereby and the financing of such transactions.

Section 4.6  Finders or Brokers. Neither Parent nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who, if the Merger is not consummated, might be entitled to any fee or any commission from the Company.

Section 4.7  Certain Arrangements. There are no Contracts between Parent, Merger Sub or the Guarantor, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to the Company or the transactions contemplated by this Agreement. Prior to the Board of Directors of the Company approving this Agreement, the Merger and the other transactions contemplated thereby for purposes of the applicable provisions of the DGCL, neither Parent nor Merger Sub, alone or together with any other person, was at any time, or became, an “interested shareholder”

thereunder or has taken any action that would cause any anti-takeover statute under the DGCL to be applicable to this Agreement, the Merger, or any transactions contemplated by this Agreement.

Section 4.8  Investigations; Litigation. There are no suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that would, individually or in the aggregate, have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award that would, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 4.9  Guarantee. Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company the Guarantees, dated as of the date hereof, in favor of the Company, in the form set forth in Section 4.9 of the Parent Disclosure Letter. Each Guarantee is in full force and effect.

Section 4.10  Solvency. As of the Effective Time, assuming (a) satisfaction of the conditions to Parent’s obligation to consummate the Merger as set forth herein, or the waiver of such conditions, and (b) the accuracy of the representations and warranties of the Company set forth in Article III hereof (for such purposes, such representations and warranties shall be true and correct in all material respects without giving effect to any knowledge, materiality or “Company Material Adverse Effect” qualification or exception) and (c) any estimates, projections or forecasts of the Company and its Subsidiaries provided by the Company to Parent have been prepared in good faith based upon reasonable assumptions, immediately after giving effect to all of the transactions contemplated by this Agreement, including, without limitation, the Financing, any alternative financing and the payment of the aggregate Merger Consideration and the consideration in respect of the Company Stock Options and other equity-based awards under Section 2.3 and any other repayment or refinancing of debt that may be contemplated in the Financing Commitments, and payment of all related fees and expenses, the Surviving Corporation will be Solvent. For purposes of this Section 4.11, the term “Solvent” with respect to the Surviving Corporation means that, as of any date of determination, (a) the amount of the fair saleable value of the assets of the Surviving Corporation and its Subsidiaries, taken as a whole, exceeds, as of such date, the sum of (i) the value of all liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole, including contingent and other liabilities, as of such date, as such quoted terms are generally determined in accordance with the applicable federal Laws governing determinations of the solvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole on its existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged by Parent following such date; and (c) the Surviving Corporation will be able to pay its liabilities, including contingent and other liabilities, as they mature.

Section 4.11  No Other Information. Parent and Merger Sub acknowledge that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in Article III. The representations and warranties set forth in Article III are made solely by the Company, and no Representative of the Company shall have any responsibility or liability related thereto.

    Section 4.12  Ownership of Parent; Other Investments of Parent Affiliates. The term “Parent Group” shall mean each of the Guarantors and each of their respective corporate or other parent entities, Affiliates and any other person or entity under common control with any of the foregoing. Except as set forth on Section 4.12 of the Parent Disclosure Letter, no member of the Parent Group nor any person or entity holding 5% or more of the issued common or preferred stock (or other comparable equity interests) of any member of the Parent Group owns or controls, directly or indirectly, 5% or more of the issued common or preferred stock (or other comparable equity interest) of any entity that directly or indirectly offers commercial mobile radio service in the United States. No member of the Parent Group or any of its shareholders or other owners or affiliates is controlled by a foreign government or a representative thereof. Individually and collectively the members of the Parent Group and such shareholders and other owners and affiliates (a) do not have more than one-fifth of their capital stock or other equity interests directly or indirectly owned of record or voted by aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country, or (b) are not directly or indirectly controlled by any other corporation or other entity of which more than one-fourth of the capital stock or other equity interests is owned of record or voted by aliens, their representatives, or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country.

ARTICLE V

COVENANTS AND AGREEMENTS

    Section 5.1  Conduct of Business.

(a)  From and after the date hereof and prior to the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be otherwise required by applicable Law, (ii) with the prior written consent of Parent (not to be unreasonably withheld or delayed), (iii) as expressly contemplated or required by this Agreement or (iv) as disclosed in Section 5.1(a) of the Company Disclosure Letter, the Company shall, and shall cause each of its Subsidiaries to, (1) conduct its business in all material respects in the ordinary course, and (2) use reasonable best efforts to maintain and preserve intact its business organization and business relationships, preserve its assets, rights and properties in good repair and condition and to retain the services of its key officers and key employees in each case, in all material respects.

(b)  Without limiting the foregoing, the Company agrees with Parent that between the date hereof and the earlier of the Effective Time and the Termination Date, except as set forth in Section 5.1(b) of the Company Disclosure Letter or as otherwise expressly contemplated or expressly required by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (not to be unreasonably withheld or delayed):

(i)  adjust, split, combine or reclassify any capital stock or other equity interests or otherwise amend the terms of its capital stock or other equity interests;

(ii)  other than as required by the terms of any Company Series C Preferred Stock or the Company Series D Preferred Stock (together, the “Company Preferred Stock”), make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or other equity interests or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other equity interests, except in connection with the exercise of stock options or settlement of other awards or obligations outstanding as of the date hereof (or permitted hereunder to be granted after the date hereof); provided that the Company may continue to pay its quarterly cash dividends in the ordinary course of its business consistent with past practices (but in no event in an amount in excess of $0.125 per quarter per share of Company Common Stock) and dividends required by the terms of the Company Preferred Stock, in each case with record dates consistent with the record dates for comparable quarterly periods of 2006; provided, further, that this Section 5.1(b)(ii) shall not apply to dividends or distributions paid in cash by Subsidiaries to the Company or to other wholly-owned Subsidiaries;

(iii)  except as set forth in Section 5.1(b)(iii) of the Company Disclosure Letter, grant any person any right to acquire any shares of its capital stock or other equity interests, other than as may be contemplated pursuant to any applicable exceptions to Section 5.1(b)(iv);

(iv)  except as set forth in Section 5.1(b)(iv) of the Company Disclosure Letter, other than as required by the terms of any Company Preferred Stock, issue or sell any shares of capital stock or other equity interests, any securities convertible into, or any rights, warrants or options to acquire, any such shares of capital stock or other equity interests, except pursuant to the exercise of conversion rights of currently outstanding securities, the exercise of stock options or settlement of other awards outstanding as of the date hereof (or permitted hereunder to be granted after the date hereof) and in accordance with the terms of such instruments or as required under any Company Benefit Plan;

(v)  except with respect to the repayment of Indebtedness, sell, lease, license, transfer, mortgage, abandon, encumber or otherwise subject to a Lien or otherwise dispose of, in whole or in part, any properties, rights or assets having a value in excess of $50 million individually or $100 million in the aggregate (other than (x) sales of inventory, (y) commodity, sale or hedging agreements which can be terminated on 90 days or less notice without penalty, in each case in the ordinary course of business consistent with past practice or (z) the use of cash as payment consideration);

(vi)  except as set forth in Section 5.1(b)(vi) of the Company Disclosure Letter, make any capital expenditures (or authorization or commitment with respect thereto) in a manner reasonably expected to cause expenditures to exceed the respective amounts set forth in such Section for the applicable periods;

(vii)  except (i) as set forth in Section 5.1(b)(vii) of the Company Disclosure Letter, (ii) in connection with refinancings of existing Indebtedness at the maturity thereof (provided that any such refinancing Indebtedness may be prepaid without premium or penalty on the Closing Date), (iii) for borrowings under the Company’s existing credit and securitization facilities or issuances or repayment of commercial paper in the ordinary course of business, (iv) in connection with outstanding surety bonds or surety bonds entered into in the ordinary course of business or (v) in an aggregate amount not exceeding $100 million in aggregate principal amount and not subject to any premium or penalty if prepaid at Closing, incur, create, assume or otherwise become liable for, or repay or prepay, any indebtedness for borrowed money (including the issuance of any debt security), any capital lease obligations, any guarantee of any such indebtedness or debt securities of any other Person, or any “keep well” or other agreement to maintain any financial statement condition of another Person (such obligations collectively, “Indebtedness”), or amend, modify or refinance any existing Indebtedness;

(viii)  other than in connection with capital expenditures, except as set forth in Section 5.1(b)(viii) of the Company Disclosure Letter, make any investment in excess of $75 million individually or $100 million in the aggregate, whether by purchase of stock or securities, contributions to capital, loans to, property transfers, or entering into binding agreements with respect to any such investment;

(ix)  make any acquisition of another Person or business in excess of $75 million individually or $100 million in the aggregate, whether by merger, purchase of stock or securities, contributions to capital, loans to, property transfers, or entering into binding agreements with respect to any such acquisition (including any conditional or installment sale Contract or other retention Contract relating to purchased property);

(x)  except in the ordinary course of business or as set forth in Section 5.1(b)(x) of the Company Disclosure Letter, enter into, renew, extend, materially amend, cancel or terminate any Contract that is a Material Contract under clause (i), (ii), (viii), (ix), (xi) or (xii) of the definition thereof or Contract which if entered into prior to the date hereof would be a Material Contract under clause (i), (ii), (viii), (ix), (xi) or (xii) of the definition thereof; in each case, other than any Contract relating to Indebtedness that would not be prohibited under clause (vii) of this Section 5.1(b) or Contracts relating to compensation or benefits or Company Benefit Plans to the extent not prohibited under clause (xi) of this Section 5.1(b);

(xi)  except as required by Company Benefit Plans in effect as of the date hereof, (A) increase the compensation or benefits of any of its current or former employees, independent contractors or directors, other than increases for Persons who are not executive officers or directors in the ordinary course of business consistent with past practice, (B) amend or adopt any Company Benefit Plan or any other plan, program arrangement or agreement (including without limitation any employment, severance or change in control agreement) that would be a Company Benefit Plan were it in effect on the date hereof except for amendments or adoptions that are immaterial and otherwise made in the ordinary course of business consistent with past practice or (C) accelerate the vesting of, or the lapsing of restrictions with respect to, or payment of the compensation payable or the benefits provided or to become payable or provided to any of its current or former directors, officers, employees, consultants or service providers, or otherwise pay any amounts not due or otherwise payable to such individual in the ordinary course of business consistent with past practice, including, without limitation, with respect to severance, any stock options or other stock-based compensation or (D) agree to grant or grant any stock or stock-based awards or any other award that may be settled in Shares or other securities of the Company or any of its Subsidiaries or any restricted stock units or stock appreciation rights, regardless of whether they are settled in cash or Shares or other securities of the Company or any of its Subsidiaries;

(xii)  except with respect to Taxes (which are covered in clause (xviii)) or as set forth in Section 5.1(b)(xii) of the Company Disclosure Letter, compromise, settle or agree to settle any suit, action, claim, proceeding or investigation (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), or consent to the same, other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of monetary damages (x) not in excess of $10 million individually or $25 million in the aggregate or (y) consistent with the reserves reflected in the Company's balance sheet at December 31, 2006, in any case without the imposition of material equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries;

(xiii)  amend or waive any material provision of its Charter or its by-laws or other equivalent organizational documents or, in the case of the Company, enter into any agreement with any of its shareholders in their capacity as such;

(xiv)  enter into any new line of business outside of its existing business and reasonable extensions thereof;

(xv)  enter into any new lease or amend the terms of any existing lease of real property which would require payments over the remaining term of such lease in excess of $15 million (excluding any renewal terms);

(xvi)  adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity (other than among wholly owned Subsidiaries);

(xvii)  implement or adopt any material change in its financial accounting principles, practices or methods, other than as required by GAAP, the Company’s outside auditors, applicable Law or regulatory guidelines;

(xviii)  except as set forth in Section 5.1(b)(xviii) of the Company Disclosure Letter or to the extent any such settlement or compromise is consistent with reserves reflected in the Company’s balance sheet at December 31, 2006, change any method of Tax accounting, enter into any closing agreement with respect to material Taxes, settle or compromise any material liability for Taxes, make, revoke or change any material Tax election, file or surrender any claim for a material refund of Taxes or file any material amended Tax Return, in each case other than in the ordinary course of business consistent with past practice; or

(xix)  agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.1(b).

(c)  From and after the date hereof and prior to the earlier of the Effective Time or the Termination Date, and except (i) as may be otherwise required by applicable Law or (ii) as expressly contemplated or permitted by this Agreement, neither party shall take, or permit any of its Affiliates to take, any action which is intended to or which would reasonably be expected to materially adversely affect or materially delay the ability of such party from obtaining any necessary approvals of any regulatory agency or other Governmental Entity required for the transactions contemplated hereby, performing its covenants and agreements under this Agreement or consummating the transactions contemplated hereby or otherwise materially delay or prohibit consummation of the Merger or other transactions contemplated hereby.

(d) The parties hereto agree to take the actions set forth on Schedule 5.1(d) hereto.

    Section 5.2  No Solicitation.

(a)  Subject to Section 5.2(c), the Company agrees that neither it nor any Subsidiary of the Company shall, and that it shall cause its and their respective officers, directors, employees, agents and representatives, including any investment banker, attorney or accountant retained by it or any of its Subsidiaries (“Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal or any inquiry, proposal or offer that is reasonably likely to lead to an Alternative Proposal, (ii) engage, continue or participate in any negotiations concerning, or provide or cause to be provided any information or data relating to the Company or any of its Subsidiaries in connection with, or have any discussions (other than to state that they are not permitted to have discussions and to refer to this Agreement) with any person relating to, or that is reasonably likely to lead to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or knowingly facilitate any effort or attempt to make or implement an Alternative Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal, (iv) execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal, or (v) resolve to propose or agree to do any of the foregoing; provided, however, it is understood and agreed that any determination or action by the Board of Directors of the Company permitted under Section 5.2(c) or (d), or Section 7.1(c)(ii), shall not, in and of itself, be deemed to be a breach or violation of this Section 5.2(a) or, in the case of Section 5.2(c), give Parent a right to terminate this Agreement pursuant to Section 7.1(d)(ii).

(b)  The Company shall, shall cause each of its Subsidiaries to, and shall direct each of its Representatives to, immediately cease any solicitations, discussions or negotiations with any Person (other than the parties hereto) that has made or indicated an intention to make an Alternative Proposal, in each case that exist as of the date hereof, and shall request the prompt return or destruction of all confidential information previously furnished in connection therewith.

(c)  Notwithstanding anything to the contrary in Section 5.2(a) or (b), at any time prior to the Company Shareholder Approval, the Company may, in response to an unsolicited bona fide written Alternative Proposal received after the date hereof which the Board of Directors of the Company determines, in good faith, after consultation with its outside counsel and financial advisors, constitutes or is reasonably expected to lead to a Superior Proposal, and subject to the Board of Directors of the Company determining, after consultation with its outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (i) furnish non-public information with respect to the Company and its Subsidiaries to the person or group making such Alternative Proposal and their Representatives and potential debt and equity financing sources pursuant to a customary confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreements, and (ii) participate in discussions or negotiations with such person or group and their respective Representatives regarding such Alternative Proposal; provided, however, that the Company shall provide or make available to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to the person making such Alternative Proposal or its Representatives which was not previously provided or made available to Parent prior to or, concurrently with or as soon as practicable after providing such information to such other Person.

(d)  Except as set forth in Section 7.1(c)(ii) or this Section 5.2(d), neither the Board of Directors of the Company nor any committee thereof shall (i) withhold, withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withhold, withdraw or modify in a manner adverse to Parent or Merger Sub, the Recommendation, (ii) approve or recommend any letter of intent, agreement in principle, acquisition agreement, option agreement or similar agreement constituting or relating to, or that is intended to be or would reasonably be likely to result in, any Alternative Proposal or (iii) approve or recommend, or publicly propose to approve, endorse or recommend, any Alternative Proposal. Notwithstanding the foregoing, if, prior to receipt of the Company Shareholder Approval, the Board of Directors of the Company determines in good faith, after consultation with outside counsel and its financial advisor, that (A) an unsolicited bona fide written Alternative Proposal received by the Company constitutes a Superior Proposal (after complying with, and giving effect to any commitments offered by Parent pursuant to, Section 7.1(c)(ii)) and (B) the failure to take such action would be inconsistent with the Board of Directors of the Company’s exercise of its fiduciary duties under the DGCL, the Board of Directors of the Company or any committee thereof may withdraw, or modify or qualify its Recommendation (a “Change of Recommendation”); provided that prior to such Change of Recommendation, (A) the Company shall have notified Parent in writing, at least five Business Days in advance, of its intention to effect a Change of Recommendation and included with such notice the identity of the person making such Superior Proposal, the most current written draft agreement relating to the transaction that constitutes such Superior Proposal and all related transaction agreements to which the Company would be a party, (B) the Company shall, and shall cause its financial and legal advisers to, negotiate with Parent in good faith during such five Business Day period (to the extent Parent desires to negotiate) to make any adjustments in the terms and conditions of this Agreement as would permit the Board of Directors not to effect a Change of Recommendation and (C) the Board of Directors shall have determined in good faith and after consultation with its outside counsel and financial advisors that such Superior Proposal continues to be more favorable to the shareholders of the Company from a financial point of view than any revised proposal committed to by Parent; provided that any material amendment to the terms of such Superior Proposal shall require a new notice and new two Business Day advance notice period.

(e)  The Company promptly (and in any event within 48 hours) shall advise Parent orally and in writing of (i) any inquiries, proposals or offers regarding any Alternative Proposal, (ii) any request for information relating to the Company or its Subsidiaries, other than requests for information not reasonably expected to be related or lead to an Alternative Proposal, and (iii) any inquiry or request for discussion or negotiation regarding or that would reasonably be expected to result in an Alternative Proposal, including in each case the identity of the person making any such Alternative Proposal or indication or inquiry or offer or request and the material terms and conditions of any such Alternative Proposal or indication or inquiry or offer. The Company shall keep Parent reasonably informed on a reasonably current basis of the status (including any material changes to the terms thereof) of any such discussions or negotiations regarding any such Alternative Proposal or indication or inquiry or offer or any material developments relating thereto (the Company agreeing that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any person subsequent to the date of this Agreement which prohibits the Company from providing such information to Parent but it being agreed that the third parties’ debt financing sources may impose confidentiality restrictions on the Company with respect to their proposed financing).

(f)  Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from (i) disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any required disclosure to the Company’s shareholders if, in the good faith judgment of such Board of Directors, after consultation with its outside counsel, it is required to do so under applicable Law; provided, however, that in no event shall this Section 5.2(f) affect the obligations of the Company specified in Sections 5.2(d) or (e); and provided, further that, any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) which would otherwise constitute a Change of Recommendation shall be deemed to be a Change of Recommendation unless the Board of Directors of the Company expressly publicly reaffirms its Recommendation at least two Business Days prior to the Company Meeting (after giving effect to any postponement or adjournment thereof).

(g)  As used in this Agreement, “Alternative Proposal” shall mean any bona fide inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries relating to, in a single transaction or series of related transactions, (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving a direct or indirect acquisition of the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets (based on fair market value) of the Company and its Subsidiaries, taken as a whole) or (ii) the acquisition (including by way of tender or exchange offer) in any manner, directly or indirectly, of over 20% of (x) the Company Common Stock or (y) consolidated total assets (based on fair market value) of the Company and its Subsidiaries, in each case other than the Merger.

(h)  As used in this Agreement, “Superior Proposal” shall mean any bona fide written Alternative Proposal on terms which the Board of Directors of the Company determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Company Common Stock than the Merger, taking into account all the terms and conditions of such proposal (including the likelihood and timing of consummation thereof), and this Agreement (including any changes to the terms of this Agreement committed to by Parent in good faith to the Company in response to such proposal or otherwise) provided that for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Alternative Proposal shall be deemed to be references to “50%.”

    Section 5.3  Filings; Other Actions.

(a)  As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement, and Parent and the Company shall cooperate with each other in connection with the preparation of the Proxy Statement. The Company will use its reasonable best efforts to have the Proxy Statement cleared by the staff of the SEC as promptly as reasonably practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as reasonably practicable after the Proxy Statement is cleared by the staff of the SEC. The Company shall as promptly as reasonably practicable notify Parent of the receipt of any oral or written comments from the staff of the SEC relating to the Proxy Statement. The Company shall cooperate and provide Parent with a reasonable opportunity to review and comment on, (i) the draft of the Proxy Statement (including each amendment or supplement thereto) and (ii) all written responses to requests for additional information by and replies to written comments of the staff of the SEC, prior to filing of the Proxy Statement with or sending such to the SEC, and the Company will provide to Parent copies of all such filings made and correspondence with the SEC or its staff with respect thereto. If at any time prior to the Effective Time, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and disseminated by the Company to the shareholders of the Company.

(b)  Subject to Section 5.3(c), the Company shall (i) take all action necessary in accordance with the DGCL and the Company Charter and the by-laws of the Company (the “By-laws”) to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC for the purpose of obtaining the Company Shareholder Approval (such meeting or any adjournment or postponement thereof, the “Company Meeting”), and (ii) subject to the Board of

Directors of the Company’s withdrawal or modification of its Recommendation in accordance with Section 5.2(d), use reasonable best efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby and include its Recommendation in the Proxy Statement. Notwithstanding anything in this Agreement to the contrary, unless this Agreement is terminated in accordance with Section 7.1 and subject to compliance with Section 7.2, the Company, regardless of whether the Board of Directors has approved, endorsed or recommended an Alternative Proposal or has withdrawn, modified or amended the Recommendation, will submit this Agreement for adoption by the shareholders of the Company at the Company Meeting.

(c)  Notwithstanding Section 5.3(a) or (b), if on a date for which the Company Meeting is scheduled (the “Original Date”), the Company has not received proxies representing a sufficient number of shares of Company Common Stock to approve the Merger, whether or not a quorum is present, the Company shall have the right to postpone or adjourn the Company Meeting to a date which shall not be more than 45 days after the Original Date. If the Company continues not to receive proxies representing a sufficient number of shares of Company Common Stock to approve the Merger, whether or not a quorum is present, the Company may make one or more successive postponements or adjournments of the Company Meeting as long as the date of the Company Meeting is not postponed or adjourned more than an aggregate of 45 days from the Original Date in reliance on this subsection. In the event that the Company Meeting is adjourned or postponed as a result of applicable Law, including the need to supplement the Proxy Statement, any days resulting from such adjournment or postponement shall not be included for purposes of the calculations of numbers of days pursuant to this Section.

Section 5.4  Employee Matters.

(a)  From the Effective Time until December 31, 2009, Parent shall provide, or shall cause to be provided, to those individuals employed by the Company or any of its Subsidiaries at the Effective Time (“Company Employees”) annual base salary and base wages, cash incentive compensation opportunities (excluding equity-based compensation and benefits under any supplemental or excess retirement plans) and benefits, that are no less favorable in the aggregate than such annual base salary and base wages, cash incentive compensation opportunities (excluding equity-based compensation and benefits under any supplemental or excess retirement plans) and benefits provided to the Company Employees immediately prior to the Effective Time. Notwithstanding any other provision of this Agreement to the contrary, (x) (i) Parent shall or shall cause the Surviving Corporation to provide Company Employees whose employment terminates during the two-year period following the Effective Time with severance benefits at the levels and pursuant to the terms of the Company’s severance plan set forth on Section 5.4(a) of the Company Disclosure Letter and (ii) during such two-year period following the Effective Time, severance benefits offered to Company Employees thereunder shall be determined without taking into account any reduction after the Effective Time in base salary or base wages paid to Company Employees and taking into account the service crediting provisions set forth in Section 5.4(b) below, and (y) the Company shall be entitled to establish a retention plan (the “Retention Plan”) pursuant to which awards not in the aggregate in excess of the amount set forth on Section 5.4(a) of the Company Disclosure Letter may be granted by the Chief Executive Officer of the Company to officers and employees of the Company and its Subsidiaries, payable on such terms and conditions as determined by the Chief Executive Officer of the Company in consultation with Parent. Parent shall or shall cause the Surviving Corporation to honor the Retention Plan in accordance with its terms.

(b)  For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (including the Company Benefits Plans) (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company employee benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply with respect to benefit accrual under any final average pay defined benefit pension plan or to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, to the extent legally permissible, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing comparable coverage under a Company Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Old Plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c)  From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor all obligations under the Company Benefit Plans in accordance with their terms as in effect on the date hereof or as may be amended in accordance with Section 5.1, provided that, subject to the requirements of Section 5.4(a), nothing herein shall prohibit the Surviving Corporation from amending or terminating any particular Company Benefit Plan to the extent permitted by its terms or applicable Law.

(d)  The provisions of this Section 5.4 are solely for the benefit of the parties to this Agreement, and no current or former employee or any other individual associate therewith shall be regarded for any purpose as a third party beneficiary of the Agreement and nothing herein shall be construed as an amendment to any Company Benefit Plan for any purpose.

    Section 5.5  Required Approvals.

(a)  Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or to cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or to cause to be done, and to assist, to cooperate and, in the case of Parent, to cause the members of the Parent Group to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including using reasonable best efforts to accomplish the following, (i) the obtaining as promptly as practicable of all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods, including the Company Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance, or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining as promptly as practicable of all necessary consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties and cooperating with the other party to obtain any consents or waivers reasonably requested by such other party in connection with the consummation of the Merger and the other transactions contemplated hereby, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated hereby and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby; provided, however, that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalties or other consideration to any third party to obtain any consent or approval required for the consummation of the Merger under any Contract and neither the Company nor any of its Subsidiaries shall commit to the payment of any fee, penalty or other consideration in connection with obtaining any consent without the prior consent of Parent.

(b)  Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) promptly, but in no event later than 15 Business Days after the date hereof, file any and all Notification and Report Forms required under the HSR Act with respect to the Merger and the other transactions contemplated hereby, and use best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, and promptly, but in no event later than 15 Business Days after the date hereof, file all initial applications required to be filed with the FCC, (ii) use best efforts to cooperate with each other and, in the case of Parent, to cause each member of the Parent Group to cooperate in (x) determining promptly whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) making promptly all such filings and obtaining all such consents, permits, authorizations or approvals, in each case, as promptly as practicable, (iii) supplying to any Governmental Entity as promptly as reasonably practicable any additional information or documentary material that may be requested pursuant to any Regulatory Law or by such Governmental Entity, and (iv) use reasonable best efforts to take promptly, or cause to be taken promptly, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Merger, the Financing and the other transactions contemplated hereby, as promptly as practicable, including using reasonable best efforts to take all such further action, and, in the case of Parent, to cause each member of the Parent Group to take all such further action, as may be necessary (A) to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United

States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction, the FCC or any State Commission or any other person may assert under any Regulatory Law with respect to the Merger and the other transactions contemplated hereby, and (B) to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as promptly as practicable and in any event no later than the End Date, including, without limitation (x) proposing, negotiating, committing to and effecting, by consent decree, preservation of assets or other trust, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of any member of the Parent Group, Parent or its partners or any of their respective Subsidiaries or Affiliates or of the Company or its Subsidiaries and (y) otherwise taking or committing to take any actions, or, in the case of Parent, to cause the members of the Parent Group to take any action, that after the Closing would limit the freedom of the Parent Group, Parent or its Subsidiaries’ (including the Surviving Corporation’s) or Affiliates’ freedom of action with respect to, or its ability to retain, one or more of its or its Subsidiaries’ (including the Surviving Corporation’s) or Affiliates’ businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing the Closing or delaying the Closing beyond the End Date; provided that, neither the Company nor any of its Subsidiaries shall, nor shall Parent or any of its Subsidiaries or Affiliates be obligated to, become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order of a Governmental Entity to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets or business of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries or Affiliates, as the case may be, unless such requirement, condition, understanding, agreement or order is binding on the Company or Parent, its Subsidiaries or Affiliates, respectively, only in the event that the Closing occurs.

(c)  Subject to applicable legal limitations, the Company and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the Merger and the other transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other written communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries or Affiliates, from any third party and/or any Governmental Entity with respect to such Merger or transactions. The Company and Parent shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Entity. Each of the Company and Parent agrees that, during the term of this Agreement, it will not withdraw its filing under the HSR Act or any other applicable Regulatory Law without the written consent of the other party, and each of the Company and Parent agrees that it will not enter into any timing agreement with any Governmental Entity without the written consent of the other party. To the extent practicable under the circumstances, each of the Company and Parent agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate.

(d)  In furtherance and not in limitation of the covenants of the parties contained in this Section 5.5, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any Regulatory Law, each of the Company and Parent shall cooperate, and Parent shall cause each of the members of the Parent Group to cooperate, in all reasonable respects with each other and shall use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or any other transaction contemplated hereby.

(e)  For purposes of this Agreement, “Regulatory Law” means any and all state, federal and foreign statutes, acts, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws requiring notice to, filings with, or the consent, clearance or approval of, any Governmental Entity, or that otherwise may cause any restriction, in connection with the Merger and the transactions contemplated thereby, including (i) the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) any rules or regulations of the FCC or any State Commission or any other Laws relating to the provision of mobile wireless voice or data services and any statute under the authority of which such rules or regulations have been promulgated, (iii) any Law governing the direct or indirect ownership or control of any of the operations or assets of the Company and its Subsidiaries or (iv) any Law with the purpose of protecting the national security or the national economy of any nation. For the avoidance of doubt, “Regulatory Law” shall not include any corporation, contract, partnership or similar Law.

Section 5.6  Takeover Statute. If any “fair price,” “moratorium,” “business combination,” “control share acquisition” or other form of anti-takeover statute or regulation shall become applicable to the Merger or the other transactions contemplated by this Agreement after the date of this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger, and the other transactions contemplated hereby. Nothing in this Section 5.6 shall be construed to permit Parent or Merger Sub to do any act that would constitute a violation or breach of, or as a waiver of any of the Company’s rights under, any other provision of this Agreement.

Section 5.7  Public Announcements. The Company and Parent will consult with and provide each other the reasonable opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange. Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of, and shall not be issued prior to the approval of each of, Parent and the Company.

Section 5.8  Indemnification and Insurance.

(a)  Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or its Subsidiaries as provided in their respective certificates of incorporation or by-laws or other organization documents or in any agreement as in effect on the date hereof and which has previously been or will be made available to Parent shall survive the Merger and shall continue in full force and effect to the extent provided in the following sentence. Parent shall cause the Surviving Corporation to maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of the Company’s and any of its Subsidiaries’ articles of incorporation and by-laws or similar organization documents or in any indemnification agreements of the Company or its Subsidiaries with any of their respective current or former directors, officers or employees, in each case in effect as of the date hereof and which has previously been provided to Parent, and shall not, for a period of six years from the date hereof, amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries and all rights to indemnification thereunder in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

(b)  From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director, officer or employee of the Company or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law upon the receipt of any customary undertaking required by the Surviving Corporation), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or at the Effective Time in connection with such persons serving as an officer, director, employee or other fiduciary of the Company or any of its Subsidiaries or of any entity if such service was at the request or for the benefit of the Company.

(c)  For a period of six (6) years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or cause to be provided substitute policies or purchase or cause the Surviving Corporation to purchase, a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy with respect to matters arising on or before the

Effective Time and from insurance carriers with comparable credit ratings. The Company may, and shall upon request of Parent, in lieu of the foregoing insurance coverage, purchase, prior to the Effective Time, a six-year prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby. Notwithstanding the foregoing, Parent and the Surviving Corporation shall not be obligated to, and the Company shall not, incur costs with respect to such policies of directors’ and officers’ liability insurance in excess of the amount specified on Section 5.8(c)(i) of the Company Disclosure Letter in the case of an annual payment or in excess of the amount specified on Section 5.8(c)(ii) of the Company Disclosure Letter in the case of a tail policy; provided that Parent and the Surviving Corporation shall be obligated to obtain policies with the greatest coverage available for a cost not exceeding such amount.

(d)  The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the Company Charter, the By-laws or other similar organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification agreement or arrangement, the DGCL or otherwise. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.8 is not prior to, or in substitution for, any such claims under any such policies. The provisions of this Section 5.8 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

(e)  In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.8.

Section 5.9  Financing.

(a)  Parent shall use its reasonable best efforts to obtain the Financing on the terms and conditions described in the Financing Commitments or, at Parent’s election, on other terms that would not adversely impact the ability of Parent or Merger Sub to timely consummate the transactions contemplated hereby, including using its reasonable best efforts (i) to maintain in effect the Financing Commitments and to negotiate definitive agreements with respect thereto on the terms and conditions contained in the Financing Commitments (or, at Parent’s election, on other terms that would not adversely impact the ability of Parent or Merger Sub to timely consummate the transactions contemplated hereby), (ii) to satisfy all conditions applicable to

Parent in such definitive agreements and consummate the Financing at or prior to the Closing, except to the extent requiring action by the Company or any of its Subsidiaries, (iii) to comply with its obligations under the Financing Commitments and (iv) to enforce all of its rights under the Financing Commitments. Parent shall give the Company prompt notice upon becoming aware of any material breach by any party of the Financing Commitments or any termination of the Financing Commitments. Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Financing and provide to the Company copies of all documents related to the Financing (other than any ancillary documents subject to confidentiality agreements). In connection with its obligations under this Section 5.9, Parent shall be permitted to amend, modify or replace the Debt Commitment Letters with new Debt Commitment Letters (the “New Financing Commitments”), provided that Parent shall not permit any replacement of, or amendment or modification to be made to, or any waiver of any material provision or remedy under, the Debt Commitment Letter if, in the reasonable judgment of Parent, such replacement, amendment, modification, waiver or remedy (1) reduces the aggregate amount of the Debt Financing below that amount required to consummate the Merger and the other transactions contemplated hereby, (2) adversely amends or expands the conditions to the drawdown of the Debt Financing in any respect that could make such conditions less likely to be satisfied by the End Date or that would expand the possible circumstances under which such conditions would not be satisfied by such date, (3) can reasonably be expected to delay the Closing or the date on which the Financing would be obtained, or (4) is otherwise adverse to the interests of the Company prior to the occurrence of the Closing in any other material respect; and provided, further, that nothing in this Section 5.9 shall be deemed to excuse, waive compliance with or modify any of the obligations set forth in the Confidentiality Agreement. In the event that all conditions to the Financing Commitments (other than, in connection with the Debt Financing, the availability or funding of any of the Equity Financing) have been satisfied, Parent shall, from and after the final day of the Marketing Period and subject to the satisfaction of the conditions set forth in Sections 6.1 and 6.3 hereof, use its reasonable best efforts to cause the lenders and other Persons providing such Financing to fund the Financing required to consummate the Merger on the Closing Date. In the event that Parent becomes aware of any event or circumstance that makes procurement of any portion of the Financing unlikely to occur in the manner or from the sources contemplated in the Financing Commitments, Parent shall notify the Company and shall use its reasonable best efforts to arrange as promptly as practicable, but in no event later than one day prior to the Closing Date, any such portion from alternative debt financing sources on terms and conditions no less favorable to Parent and no more adverse to the ability of Parent to consummate the transactions contemplated by this Agreement (in each case, as determined in the reasonable judgment of Parent). In the event that on the final day of the Marketing Period (1) all or any portion of the Debt Financing structured as high yield financing has not been consummated, (2) all closing conditions contained in Article VI shall have been satisfied or waived (other than those conditions that by their nature will not be satisfied until the Closing) and (3) the bridge financing as described in the Debt Commitment Letters, (or alternative bridge financing obtained in accordance with the preceding sentence) is available substantially on the terms and conditions described in the Debt Commitment Letters (or replacements thereof as contemplated by the preceding sentence), then Parent shall borrow under and use the proceeds of the bridge financing (or such alternative bridge financing) to replace such affected portion of the high yield financing no later than the last day of the Marketing Period. For purposes of this Agreement, “Marketing

Period” shall mean the first period of 20 consecutive calendar days after the date hereof throughout and at the end of which (x) Parent shall have all of the Required Information (as defined below), including updates thereof prior to any such information going stale under applicable SEC rules and regulations and for purposes of the issuance by the Company’s independent registered accounting firm of a customary comfort letter (including “negative assurance” comfort) to purchasers (in accordance with its normal practices and procedures) of debt securities contemplated by the Debt Financing Commitments, and during which period such information shall remain compliant at all times with applicable provisions of Regulation S-X and Regulation S-K under the Securities Act , (y) the conditions set forth in Section 6.1(a), (b), (c) and (d) shall have been satisfied and (z) nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 6.3(a) or (b) to fail to be satisfied assuming the Closing were to be scheduled for any time during such period; provided that (i) the Marketing Period occurs either entirely before or entirely after each of the periods (1) from and including August 17, 2007 through and including September 3, 2007, (2) from and including November 21, 2007 through and including November 25, 2007 and (3) from and including December 21, 2007 through and including January 1, 2008; and (ii) the Marketing Period shall not be deemed to have commenced if, prior to the completion of the Marketing Period, (A) the Company’s independent registered accounting firm shall have withdrawn its audit opinion with respect to any financial statements contained in the Required Information, in which case the Marketing Period will be deemed to commence at such time as a new unqualified audit opinion is issued with respect to the consolidated financial statements for the applicable periods by the Company’s independent registered accounting firm or another independent registered accounting firm reasonably acceptable to Parent, (B) the Company shall have publicly announced any intention to restate any of its financial information contained in any SEC filing (including annual or quarterly financial statements), in which case the Marketing Period will be deemed to commence at such time as the restatement has been completed and the Company SEC Documents have been amended to reflect such restatement or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP, or (C) the Company shall have failed to file any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, with the SEC by the date required under the Exchange Act, in which case the Marketing Period will not be deemed to commence at the earliest unless and until all such reports have been filed and (iii) if the financial statements included in the Required Information that is available to Parent on the first day of any such 20-consecutive-day period would not be sufficiently current on any day during such 20-consecutive-day period to permit (I) a registration statement using such financial statements to be declared effective by the SEC on the last day of the 20-consecutive-day period and (II) the Company’s independent registered accounting firm to issue a customary comfort letter (including “negative assurance” comfort) to purchasers (in accordance with its normal practices and procedures) on the last day of the 20-consecutive-day period, then a new 20-consecutive day Marketing Period shall commence upon Parent receiving updated Required Information that would be sufficiently current to permit the actions described in (I) and (II) on the last day of such 20-consecutive-day-period.

(b)  The Company shall provide, shall cause its Subsidiaries to provide, and shall use reasonable best efforts to cause its Representatives, including legal and accounting, to provide, all cooperation reasonably requested by Parent in connection with the Financing and the other transactions contemplated by this Agreement (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its

Subsidiaries), including (i) as promptly as practical, providing such financial and other information as Parent shall reasonably request in order to consummate the Debt Financing, including all Company information, financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and the other accounting rules and regulations of the SEC, and of a type and form customarily included in private placements pursuant to Rule 144A under the Securities Act (including, to the extent applicable with respect to such financial statements, the report of the Company’s auditors thereon and related management discussion and analysis of financial condition and results of operations) or as is necessary to satisfy the conditions set forth in the Debt Commitment Letters (as in effect on the date hereof) (all such information in this clause (i), the “Required Information”), (ii)  participating in meetings, drafting sessions and due diligence sessions in connection with the Financing, (iii) assisting in the preparation of (A) one or more offering documents or confidential information memoranda for any of the Debt Financing (including the execution and delivery of one or more customary representation letters in connection therewith), provided that any private placement memoranda or prospectuses in relation to high yield debt securities need not be issued by the Company or any of its Subsidiaries, and provided, further, that any private placement memoranda or prospectuses shall contain disclosure and financial statements reflecting the Surviving Corporation and/or its Subsidiaries as the obligor and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts for any of the Debt Financing, including providing assistance in the preparation for, and participating in, road shows, meetings, due diligence sessions and similar presentations to and with, among others, prospective lenders, investors and rating agencies, (v) providing monthly financial statements (excluding footnotes) within 30 days after the end of each month prior to the Closing Date, (vi) taking all actions reasonably necessary to (A) permit the prospective lenders involved in the Financing to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements and (B) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing, (vii) executing and delivering (or using reasonable best efforts to obtain from advisors), and causing its Subsidiaries to execute and deliver (or use reasonable best efforts to obtain from advisors), on or more credit agreements or indentures, customary certificates (including with respect to solvency matters), representation letters, accounting comfort letters, consents of accountants, legal opinions (which may be reasoned if circumstances require), hedging agreements, appraisals, surveys, engineering reports, title insurance or other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Financing, including the pay-off of existing indebtedness and release of any related Liens, as may be reasonably requested by Parent in connection with the Financing and otherwise reasonably facilitating the pledge of collateral and providing of guarantees contemplated by the Debt Commitment Letter, and (viii) use its reasonable best efforts to permit any cash of the Company and its Subsidiaries to be made available to the Company at the Effective Time; provided, however, that the foregoing shall not be deemed to require the Company or any Subsidiary of the Company to, prior to the Effective Time, consummate any tender offer or consent solicitation with respect to, or enter into any supplemental indenture with respect to or otherwise amend the terms of any instruments governing, any existing outstanding indebtedness of the Company or its Subsidiaries; and provided further, that, except for fees and liabilities subject to reimbursement or indemnification pursuant to the next sentence, no obligation of the Company or any of its Subsidiaries under any such certificate, document or instrument (other than the representation letter referred to above) shall be effective until the Effective Time and, except for fees and liabilities subject to reimbursement or indemnification pursuant to the next sentence, none of the Company or any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability or obligation in connection with the Financing prior to the Effective Time. The Company will, to the extent it is aware of any applicable developments, periodically update any such Required Information to be included in an offering document to be used in connection with the Debt Financing in order to ensure that such Required Information does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The Company consents, prior to the termination of this Agreement, to the reasonable use of its and its Subsidiaries’ logos in connection with the Debt Financing in a manner customary for such financing transactions. Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 5.9 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective directors, officers, employees and representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith, except with respect to any information provided by the Company or any of its Subsidiaries. The immediately preceding sentence shall survive termination of this Agreement.

Section 5.10  Access; Confidentiality. Subject to applicable Law and to any contractual confidentiality restrictions, the Company shall afford to Parent, and to Parent’s officers, employees, accountants, counsel, consultants, financial advisors and other Representatives and financing sources, reasonable access during normal business hours during the period prior to the earlier of the Effective Time and the Termination Date to all of its and its Subsidiaries’ properties, Contracts, books and records and to those officers, employees and agents of the Company to whom Parent reasonably requests access, and, during such period, the Company shall furnish, as promptly as practicable, to Parent all information concerning its and its Subsidiaries’ business, properties, personnel and financial information as Parent may reasonably request. Parent shall treat, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to treat, all information received from the Company or its Representatives, directly or indirectly, in accordance with the Confidentiality Agreement.

Section 5.11  Notification of Certain Matters. The Company shall keep Parent informed, on a current basis, of any material events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its Subsidiaries. Without limiting the foregoing, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any person alleging that the consent of such person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or result in any of the Conditions to the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice; and, provided, further, that an unintentional failure to give prompt notice hereunder pursuant to clause (iii) shall not constitute a failure of a Condition to the Merger set forth in Article VI except to the extent that the underlying fact or circumstance not so notified would standing alone constitute such a failure.

Section 5.12  Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.13  Control of Operations. Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (i) nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time, and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.14  Certain Transfer Taxes. Any liability arising out of any real estate transfer Tax with respect to interests in real property owned directly or indirectly by the Company or any of its Subsidiaries immediately prior to the Merger, if applicable and due with respect to the Merger, shall be borne by the Surviving Corporation and expressly shall not be a liability of shareholders of the Company.

Section 5.15  Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.

Section 5.16  Treatment of Certain Notes.

(a)  The Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts to commence, promptly after the receipt of a written request from Parent to do so, one or more offers to purchase, and related consent solicitations with respect to, all of the outstanding aggregate principal amount of the notes identified on Section 5.16 of the Parent Disclosure Letter (collectively, the “Notes”) on the terms and conditions specified by Parent (collectively, the “Debt Offers”), it being understood that Parent may elect to exclude one or more series of such Notes from the Debt Offers; provided, that the Company shall not be required to commence any Debt Offers until Parent shall have provided the Company with the necessary offer to purchase, related letter of transmittal, and other related documents (collectively, the “Offer Documents”). The closing of the Debt Offers shall be conditioned on the completion of the Merger and shall be conducted in compliance with applicable Laws, including SEC rules and regulations. The Company and Parent shall, and shall cause their respective Subsidiaries to, and shall use their reasonable best efforts to cause their respective Representatives to, provide cooperation and assistance reasonably requested by the other in connection with the Debt Offers.

(b)  With respect to any series of Notes, if requested by Parent in writing, the Company will cooperate with Parent to permit the Surviving Corporation after the Effective Time, to the extent permitted by the indenture and officers’ certificates or supplemental indenture governing such series of Notes, to redeem, satisfy or discharge or defease any series of Notes.

(c)  The Company shall, and shall cause its Subsidiaries to, waive any of the conditions to the Debt Offers (other than that the Merger shall have been consummated and that there shall be no Law, injunction or other legal restraint prohibiting consummation of the Debt Offers) as may be reasonably requested by Parent and shall not, without the written consent of Parent, waive any condition to the Debt Offers or make any changes to the Debt Offers other than as agreed in writing between Parent and the Company. Notwithstanding the immediately preceding sentence, neither the Company nor any of its Subsidiaries shall be required to make any change to the terms and conditions of the Debt Offers requested by Parent that decreases the price per Note payable in the Debt Offers or related consent solicitation as set forth in Section 5.16(c) of the Parent Disclosure Letter or imposes conditions to the Debt Offers or related consent solicitation in addition to those set forth in Section 5.16(c) of the Parent Disclosure Letter that are adverse to the holders of the Notes, unless such change is previously approved by the Company in writing.

(d)  The Company covenants and agrees that, promptly following the consent solicitation expiration date, assuming the requisite consents are received, each of the Company and its applicable Subsidiaries as is necessary shall (and shall use their commercially reasonable efforts to cause the applicable trustee to) execute supplemental indentures to the indentures governing each series of Notes for which the requisite consent has been received, which supplemental indentures shall implement the amendments described in the Offer Documents and shall become operative only concurrently with the Effective Time, subject to the terms and conditions of this Agreement (including the conditions to the Debt Offers). Concurrently with the Effective Time, Parent shall cause the Surviving Corporation to accept for payment and thereafter promptly pay for the Notes that have been properly tendered and not properly withdrawn pursuant to the Debt Offers and in accordance with the Debt Offers using funds provided by or at the direction of Parent.

(e)  Parent shall prepare all necessary and appropriate documentation in connection with the Debt Offers, including the Offer Documents. Parent and the Company shall, and shall cause their respective Subsidiaries to, reasonably cooperate with each other in the preparation of the Offer Documents. The Offer Documents (including all amendments or supplements thereto) and all mailings to the holders of the Notes in connection with the Debt Offers shall be subject to the prior review of, and comment by, the Company and Parent and shall be reasonably acceptable to each of them. If at any time prior to the completion of the Debt Offers, any information should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Offer Documents, so that the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the party that discovers such information shall use commercially reasonable efforts to promptly notify the other party, and an appropriate amendment or supplement prepared by Parent describing such information shall be disseminated by or on behalf of the Company to the holders of the applicable Notes (which supplement or amendment and dissemination may, at the reasonable direction of Parent, take the form of a filing of a Current Report on Form 8−K). Notwithstanding anything to the contrary in this Section 5.16(e), the Company shall and shall cause its Subsidiaries to comply with the requirements of Rule 14e−1 under the Exchange Act and any other applicable Law to the extent such laws are applicable in connection with the Debt Offers and such compliance will not be deemed a breach hereof.

(f)  In connection with the Debt Offers, Parent may select one or more dealer managers, information agents, depositaries and other agents, in each case as shall be reasonably acceptable to the Company, to provide assistance in connection therewith and the Company shall, and shall cause its Subsidiaries to, enter into customary agreements (including indemnities) with such parties so selected. Parent shall pay the fees and out-of-pocket expenses of any dealer manager, information agent, depositary or other agent retained in connection with the Debt Offers upon the incurrence of such fees and out-of-pocket expenses, and Parent further agrees to reimburse the Company and their Subsidiaries for all of their reasonable and documented out-of-pocket costs incurred in connection with the Debt Offers promptly following the incurrence thereof.

    Section 5.17  Termination of Certain Other Indebtedness.

(a)  The Company shall use commercially reasonable efforts to (i) negotiate payoff letters from third-party lenders and trustees, in form and substance reasonably satisfactory to Parent, with respect to the Indebtedness of the Company and its Subsidiaries identified on Section 5.17(a) of the Parent Disclosure Letter and any other indebtedness specified by Parent to the Company no later than 10 days prior to the Closing and (ii) deliver or cause to be delivered such payoff letters to Parent at the Closing.

(b)  On the Closing Date, subject to Parent making available necessary funds to do so, the Company shall use commercially reasonable efforts to, and to cause its Subsidiaries to, permanently (i) terminate the credit facilities requested by Parent to be so terminated, if and to the extent such facilities are either identified on Section 5.17(b) of the Parent Disclosure Letter or specified by Parent to the Company no later than five days prior to Closing, and all related Contracts to which the Company and its Subsidiaries is a party and (ii) to the extent the related facility is terminated pursuant to this Section 5.17, release any Liens on its assets relating to those facilities.

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1  Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties) at or prior to the Effective Time of the following conditions:

(a)  The Company Shareholder Approval shall have been obtained.

(b)  No Governmental Entity of competent jurisdiction shall have enacted, issued or entered any restraining order, preliminary or permanent injunction or similar order or legal restraint or prohibition which remains in effect that enjoins or otherwise prohibits consummation of the Merger.

(c)  Any applicable waiting period under the HSR Act (and any extension thereof) shall have expired or been terminated.

(d)  All approvals and authorizations required to be obtained from the FCC for the transfer of control of the FCC Licenses in connection with the Merger shall have been obtained, except for those approvals and authorizations to be obtained from the FCC that in the aggregate are immaterial to the Company and have not been denied by the FCC regardless of whether a Final Order shall have been issued.

Section 6.2  Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment or waiver by the Company of the following conditions:

(a)  The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct only as of such specific date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(b)  Parent and Merger Sub shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.

(c)  Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Section 6.2(a) and 6.2(b) have been satisfied.

Section 6.3  Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment or waiver by Parent and Merger Sub of the following conditions:

(a)  The representations and warranties of the Company (i) set forth in (A) Section 3.2(a)(x) and 3.2(b),(c) and (d) shall be true and correct in all material respects, and (B) 3.11(b) shall be true and correct in all respects, as at the date of this Agreement and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (ii) set forth in this Agreement (other than those described in clause (i) above) shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)  The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c)  The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Section 6.3(a)and Section 6.3(b) have been satisfied.

    Section 6.4  Frustration of Closing Conditions. Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement or failure to use all best efforts to consummate the Merger and the other transactions contemplated hereby, as required by and subject to Section 5.5.
ARTICLE VII

TERMINATION

Section 7.1  Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company:

(a)  by the mutual written consent of the Company and Parent;

(b)  by either the Company or Parent, if:

(i)  the Effective Time shall not have occurred on or before the 12-month anniversary of the date hereof (provided however that in the event that as of such 12-month anniversary any of the conditions set forth in any of Section 6.1(b), (c) or (d) has not been satisfied, the Termination Date may be extended from time to time by either Parent or the Company one or more times to a date not beyond the 14-month anniversary of the date hereof (such later date, including as it may be further extended pursuant to the proviso at the end of this Section 7.1(b)(i), the “End Date”)), and the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before the End Date; provided however that if the Marketing Period shall have commenced on or before the End Date, but not ended on or before the End Date, the End Date shall (x) be automatically extended by 30 days after the initial commencement date of such Marketing Period and (y) in no event occur sooner than three business days after the final day of the Marketing Period; provided, further, that in no event shall the End Date be later than the 15-month anniversary of the date hereof;

(ii)  if any court of competent jurisdiction shall have issued or entered an injunction or similar legal restraint or order permanently enjoining or otherwise prohibiting the consummation of the Merger and such injunction, legal restraint or order shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have used such efforts as may be required by Section 5.5 to prevent, oppose and remove such injunction;

(iii)  the Company Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Shareholder Approval contemplated by this Agreement shall not have been obtained;

(c)  by the Company:

(i)  if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 and (B) cannot be cured by the End Date, provided that (x) the Company shall have given Parent written notice, delivered at least thirty (30) days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination and (y) the Company is not then in material breach of this Agreement;

(ii)  in order to enter into a transaction that is a Superior Proposal, if, prior to the receipt of the Company Shareholder Approval, (A) the Board of Directors of the Company determines that it has received a Superior Proposal, (B) the Company has notified Parent in writing of its intention to terminate this Agreement pursuant to this Section 7.1(c)(ii), and included with such notice the identity of the person making such proposal, the most current written draft agreement relating to the transaction that constitutes such Superior Proposal and all related transaction agreements to which the Company would be a party, (C) the Company has negotiated with Parent in good faith during the five Business Day period following receipt by Parent of the notice referred to in clause (B) above (to the extent Parent desires to negotiate) regarding adjustments in the terms and conditions of this Agreement as would permit the Board of Directors to determine that such Superior Proposal no longer constitutes a Superior Proposal, (D) following such period referred to in clause (C) above, and taking into account any revised proposal committed to by Parent during such period, the Board of Directors shall have determined in good faith and after consultation with its outside counsel and financial advisors that such Superior Proposal continues to be more favorable to the shareholders of the Company from a financial point of view than the revised proposal committed to by Parent, if any, (E) concurrently with such termination, the Company enters into a definitive agreement with respect to such Superior Proposal, and (F) prior to or concurrently with such termination, the Company pays the fee due under Section 7.2; provided that any material amendment to the terms of such Superior Proposal shall require a new notice and a new two Business Day period;

(iii)  if the Merger shall not have been consummated on the third Business Day after the final day of the Marketing Period and all of the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied and at the time of such termination such conditions continue to be satisfied; or

(d)  by Parent, if:

(i)  the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 to be satisfied and (B) cannot be cured by the End Date, provided that (x) Parent shall have given the Company written notice, delivered at least thirty (30) days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination and (y) neither Parent nor Merger Sub is then in material breach of this Agreement;

(ii)  the Board of Directors of the Company (A) effects a Change of Recommendation, (B) fails to include in the Proxy Statement its recommendation to the Company’s shareholders that they give the Company Shareholder Approval, (C) publicly approves, endorses or recommends any Alternative Proposal (it being agreed that the taking by the Company or any of its Representatives of any of the actions permitted by Section 5.2(c) shall not give rise to a right to terminate pursuant to this clause (ii)) or (D) fails to publicly recommend against acceptance of a tender offer or exchange offer that constitutes an Alternative Proposal (other than by Parent or any of its Affiliates), including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, within 10 Business Days after commencement thereof; or

(iii)  the Company gives Parent the notification contemplated by Section 7.1(c)(ii)(B).

In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates, except that the Confidentiality Agreements, the Guarantees (only to the extent reflected therein) and the provisions of Section 5.9, Section 7.2 and Article VIII will survive the termination hereof; provided, however, that, without limiting the right to receive any payment pursuant to Section 7.2, the Company agrees that, to the extent it has incurred losses or damages in connection with this Agreement, the maximum aggregate liability of Parent and Merger Sub shall be limited to an amount equal to the aggregate amount of the Guarantees (to the extent any amount is payable thereunder), and in no event shall the Company seek to recover any money damages in excess of such amount from Parent, Merger Sub or any Guarantor (only to the extent reflected in any Guarantee) or any of their respective Representatives or Affiliates; and provided, further, that subject to Section 7.2(e), nothing herein shall relieve the Company from liability for willful and material breach of its covenants or agreements set forth in this Agreement prior to such termination.

Section 7.2  Termination Fees.

(a)  In the event that:

(i)  (A) after the date hereof, a bona fide Alternative Proposal shall have been publicly disclosed or any Person shall have publicly announced or publicly made known any intention (whether or not conditional) to make any Alternative Proposal (and such Alternative Proposal or publicly announced intention shall not have been abandoned), and (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(iii) or 7.1(d)(i), and (C) the Company consummates, or enters into a definitive agreement providing for, any Alternative Proposal within twelve months of the date this Agreement is terminated, which need not be the same Alternative Proposal that shall have been publicly disclosed after the date hereof in respect of the preceding clause (A) (provided that for purposes of this Section 7.2(a)(i), the references to “20%” in the definition of Alternative Proposal shall be deemed to be references to “50%”); or

(ii)  this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii); or

(iii)  this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii) or 7.1(d)(iii);

then in any such event under clause (i), (ii) or (iii) of this Section 7.2(a), the Company shall pay at the direction of Parent to any Person that is a U.S. person for U.S. federal income tax purposes, a termination fee of $625,000,000 in cash (the “Termination Fee”), less the amount of any Expenses previously reimbursed by the Company pursuant to Section 8.2, it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

(b)  In the event that

(i)  (x) the Company shall terminate this Agreement pursuant to Section 7.1(c)(i) and (y) at the time of such termination there are not facts or circumstances that would reasonably be expected to cause the conditions in Section 6.3(a) or Section 6.3(b) not to be satisfied on the End Date, or

(ii)  the Company shall terminate this Agreement pursuant to Section 7.1(c)(iii), or

(iii)  this Agreement shall be terminated by the Company or Parent pursuant to (x) Section 7.1(b)(i) and at the time of such termination the conditions set forth in Sections 6.1 and Sections 6.3(a) and (b) (substituting the time of such termination for references to the “Closing Date” and the “Effective Time” in such Sections 6.3(a) and (b)) are satisfied, or (y) Section 7.1(b)(i) or Section 7.1(b)(ii) (in the case of clause (ii), if the applicable injunction, legal restraint or order relates to a Regulatory Law) and at the time of such termination any of the conditions set forth in Section 6.1(b) (in the case of clause (b), if the applicable order, injunction, restraint or prohibition relates to a Regulatory Law), (c) or (d) or Section 6.2 shall not have been satisfied, then in any such event under clause (i), (ii) or (iii) of this Section 7.2(b), Parent shall pay to the Company a termination fee of $625,000,000 in cash (the “Parent Termination Fee”), it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(c)  Any payment required to be made pursuant to clause (i) of Section 7.2(a) shall be made at the direction of Parent to any Person that is a U.S. person for U.S. federal income tax purposes, promptly following the earlier of the consummation of or entry into a definitive agreement with respect to the transaction referred to therein, as the case may be (and in any event not later than two Business Days after delivery to the Company of notice of demand for payment after such event); any payment required to be made pursuant to clause (ii) of Section 7.2(a) shall be made at the direction of Parent to any Person that is a U.S. person for U.S. federal income tax purposes, concurrently with, and as a condition to the effectiveness of, the termination of this Agreement by the Company pursuant to Section 7.1(c)(ii); any payment required to be made pursuant to clause (iii) of Section 7.2(a) shall be made at the direction of Parent to any Person that is a U.S. person for U.S. federal income tax purposes, promptly following termination of this Agreement by Parent pursuant to Section 7.1(d)(ii) or (iii), as applicable (and in any event not later than two Business Days after delivery to the Company of notice of demand for payment after such event), and such payment shall be made by wire transfer of immediately available funds to an account to be designated by Parent. Any payment required to be made pursuant to Section 7.2(b) shall be made to the Company promptly following termination of this Agreement by the Company or Parent, as applicable (and in any event not later than two Business Days after delivery to Parent of notice of demand for payment), and such payment shall be made by wire transfer of immediately available funds to an account to be designated by the Company.

(d)  In the event that the Company shall fail to pay the Termination Fee, or Parent shall fail to pay the Parent Termination Fee, required pursuant to this Section 7.2 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the rate of interest publicly announced by JP Morgan Chase from time to time during such period, as such bank’s prime lending rate. In addition, if either party shall fail to pay such fee when due, such owing party shall also pay to the owed party all of the owed party’s costs and expenses (including reasonable attorneys’ fees) in connection with efforts to collect such fee or expenses. Each of Parent and the Company acknowledges that the fees and the other provisions of this Section 7.2 are an integral part of the Merger and that, without these agreements, Parent and the Company would not enter into this Agreement.

(e)  Each of the parties hereto acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement and that neither the Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub or the Company, as the case may be, in the circumstances in which such Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary in this Agreement, the Company’s right to receive payment of the Parent Termination Fee from Parent pursuant to this Section 7.2 or the guarantee thereof pursuant to the Guarantees shall be the sole and exclusive remedy of the Company and its Subsidiaries against Parent, Merger Sub, the Guarantors and any of their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents for the loss suffered as a result of the failure of the Merger to be consummated, and upon payment of such amount, none of Parent, Merger Sub, the Guarantors or any of their former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby.

ARTICLE VIII

MISCELLANEOUS

Section 8.1  No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the occurrence of the Merger.

Section 8.2  Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except (x) all fees paid in respect of any HSR Act, FCC or other regulatory filing shall be borne one-half by the Company and one-half by Parent and (y) as otherwise set forth in Section 5.9 or Section 7.2(d). Notwithstanding the foregoing, in the event this Agreement is terminated pursuant to Section 7.1(b)(iii), the Company shall reimburse and pay to Parent all of its reasonable out-of-pocket expenses (including fees and expenses of accountants, counsel, investment bankers, financing sources, experts and consultants to Parent and its affiliates and equity holders) incurred in connection with the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby (“Expenses”), in an amount not exceeding $35,000,000.

Section 8.3  Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 8.4  Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 8.5  Jurisdiction; Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the Company or any of its Subsidiaries were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the valid and effective termination of this Agreement in accordance with Article VII Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties acknowledge and agree that neither the Company nor any of its Subsidiaries shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement and their sole and exclusive remedy with respect to any such breach shall be the monetary damages set forth in Section 7.2(b). In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.5, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

Section 8.6  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.7  Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission with electronic confirmation, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Parent or Merger Sub:

Atlantis Holdings LLC
c/o TPG Partners V, L.P.
301 Commerce Street
Suite 3300
Fort Worth, Texas 76102
Attention: Clive Bode
Facsimile: (817) 871-4001

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention:  Paul J. Shim
Facsimile: (212) 225-3999

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Thomas A. Roberts
Michael J. Aiello
Facsimile: (212) 310-8007

To the Company:

Alltel Corporation
One Allied Drive
Little Rock, Arkansas 72202
Attention: Richard N. Massey
Facsimile: (501) 905-0962

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Edward D. Herlihy
Lawrence S. Makow
Stephanie Seligman
Facsimile: (212) 403-2000

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated and confirmed, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address or facsimile of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8  Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Parent and Merger Sub may assign, in its sole discretion, any of or all of its rights, interest and obligations under this Agreement to Parent or any of its Affiliates, but no such assignment shall relieve the assigning party of its obligations hereunder or under the Guarantee. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Parent shall cause Merger Sub, and any assignee thereof, to perform its obligations under this Agreement and shall be responsible for any failure of Merger Sub or such assignee to comply with any representation, warranty, covenant or other provision of this Agreement.

Section 8.9  Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

Section 8.10  Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the exhibits and letters hereto), the Confidentiality Agreements and the Guarantees constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, other than as set forth in Section 5.8, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 8.11  Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of Company Shareholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the New York Stock Exchange require further approval of the shareholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the shareholders of the Company. Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.12  Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13  Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.14  No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto or the Guarantors (to the extent set forth in the Guarantees) and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any party hereto (other than the Guarantors (to the extent set forth in the Guarantees)) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 8.15  Certain Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein:

(a)  “Affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise. Without limiting the foregoing, the “Affiliates” of Parent shall include the Guarantors and their respective Affiliates.

(b)  “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York, New York are authorized by Law or executive order to be closed.

(c)  “Company Stock Plans” means each of the plans providing for the grant of Company Stock Options or Company Restricted Stock and the Employee Stock Purchase Plan.

(d)  “Confidentiality Agreements” means the confidentiality agreement, dated as of April 9, 2007, by and between TPG Capital, L.P. and the Company and the confidentiality agreement, dated as of April 25, 2007, by and between GS Capital Partners VI Fund, L.P. and the Company.

(e)  “Contracts” means any contracts, agreements, licenses (or sublicenses), notes, bonds, mortgages, indentures, commitments, leases (or subleases) or other instruments or obligations, whether written or oral.

(f)  “Final Order” means an action or decision that has been granted as to which (I) no request for a stay or any similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such a request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filings of any such petition or application has passed, (iii) no Governmental Entity has undertaken to reconsider the action on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending (including other administrative or judicial review) or in effect and any deadline for filing any such appeal that may be specified by statute or rule has passed.

(g)  “Governmental Consents” mean all notices, reports, and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits, clearances and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

(h)  “Knowledge” means (i) with respect to Parent, the actual knowledge after due inquiry of the individuals listed on Section 8.15(h)(i) of the Parent Disclosure Letter and (ii) with respect to the Company, the actual knowledge after due inquiry of the individuals listed on Section 8.15(h)(ii) of the Company Disclosure Letter.

(i)  “orders” means any orders, judgments, injunctions, awards, decrees, writs or other legally enforceable requirement handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

(j)  “Parent Material Adverse Effect” means any fact, condition, circumstance, event, change effect or occurrence that, individually or in the aggregate, prevents or materially delays or materially impairs the ability of Parent and Merger Sub to consummate the Merger prior to the End Date, or would reasonably be expected to do so.

(k)  “person” or “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a Governmental Entity, and any permitted successors and assigns of such person.

(l)  “Subsidiaries” of any party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities (or other voting interests or, if there are no voting interests, equity interests) are directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership).

(m)  Each of the following terms is defined on the page set forth opposite such term:

Action	Section 5.8(b)
Affiliate Transaction	Section 3.10
Affiliates	Section 8.15(a)
Agreement	Preamble
Alternative Proposal	Section 5.2(g)
Authorized Preferred Stock	Section 3.2(a)
Book-Entry Shares	Section 2.2(b)(i)
Business Day	Section 8.15(b)
By-laws	Section 5.3(b)
Cancelled Shares	Section 2.1(b)
Certificate of Merger	Section 1.3
Certificates	Section 2.2(b)(i)
Change of Recommendation	Section 5.2(d)
Closing Date	Section 1.2
Closing	Section 1.2
Code	Section 2.2(b)(iii)
Common Share	Section 2.1(a)(i)

Common Stock Merger Consideration	Section 2.1(a)(i)
Company	Preamble
Company Approvals	Section 3.4(b)
Company Benefit Plan	Section 3.9(a)
Company Charter	Section 1.5(a)
Company Common Stock	Section 2.1(a)
Company Disclosure Letter	Article III
Company Employees	Section 5.4(a)
Company Licenses	Section 3.7(b)
Company Material Adverse Effect	Section 3.1(c)
Company Meeting	Section 5.3(b)
Company Preferred Stock	Section 2.1(a)(ii)
Company Restricted Shares	Section 2.3(b)
Company SEC Documents	Section 3.5(a)
Company Series C Preferred Stock	Section 2.1(a)(ii)
Company Series D Preferred Stock	Section 2.1(a)(iii)
Company Shareholder Approval	Section 3.18
Company Stock Option	Section 2.3(a)
Company Stock Plans	Section 8.15(c)
Confidentiality Agreement	Section 8.15(d)
Contracts	Section 8.15(e)
control	Section 8.15(a)
Debt Commitment Letters	Section 4.4
Debt Financing	Section 4.4
Debt Offers	Section 5.16(a)
DGCL	Section 1.1
Dissenting Common Shares	Section 2.1(a)(i)
Dissenting Common Stockholders	Section 2.1(a)(i)
Dissenting Series C Preferred Shares	Section 2.1(a)(ii)
Dissenting Series D Preferred Shares	Section 2.1(a)(iii)
Dissenting Series C Preferred Stockholders	Section 2.1(a)(ii)
Dissenting Series D Preferred Stockholders	Section 2.1(a)(iii)
Dissenting Shares	Section 2.1(a)(iii)
Dissenting Stockholders	Section 2.1(a)(iii)
Effective Time	Section 1.3
End Date	Section 7.1(b)(i)
Environmental Law	Section 3.8(b)
Equity Commitment Letter	Section 4.4
ERISA	Section 3.9(a)
ERISA Affiliate	Section 3.9(c)
ESPP	Section 2.3(d)
Exchange Act	Section 3.4(b)
Exchange Fund	Section 2.2(a)
Expenses	Section 8.2
FAA	Section 3.7(b)
FCC	Section 3.4(b)

FCC Licenses	Section 3.7(b)
Final Date	Section 2.3(d)
Financing	Section 4.4
Financing Commitments	Section 4.4
GAAP	Section 3.5(b)
Governmental Consents	Section 8.15(f)
Governmental Entity	Section 3.4(b)
Guarantee	Recitals
Guarantor	Recitals
Hazardous Substance	Section 3.8(c)
HSR Act	Section 3.4(b)
Indebtedness	Section 5.1(b)(vii)
Indemnified Party	Section 5.8(b)
Intellectual Property	Section 3.16
IRS	Section 3.9(b)
Knowledge	Section 8.15(g)
Laws	Section 3.7(a)
Licenses	Section 3.7(a)
Lien	Section 3.4(c)
Marketing Period	Section 5.9(a)
Material Contract	Section 3.19
Material Licenses	Section 3.7(a)
Merger	Recitals
Merger Consideration	Section 2.1(a)(iii)
Merger Sub	Preamble
New Financing Commitments	Section 5.9(a)
New Plans	Section 5.4(b)
Notes	Section 5.16(a)
Offer Documents	Section 5.16(a)
Old Plans	Section 5.4(b)
orders	Section 8.15(h)
Original Date	Section 5.3(c)
Parent Approvals	Section 4.2(b)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Group	Section 4.13
Parent Termination Fee	Section 7.2(b)(ii)
Parent Group	Section 4.12
Parent Material Adverse Effect	Section 8.15(i)
Paying Agent	Section 2.2(a)
person	Section 8.15(j)
Person	Section 8.15(j)
Preferred Share	Section 2.1(a)(ii)
Preferred Stock Merger Consideration	Section 2.1(a)(ii)
Proxy Statement	Section 3.13
Recommendation	Section 3.4(a)

Regulatory Law	Section 5.5(e)
Remaining Common Shares	Section 2.1(a)(i)
Remaining Series C Preferred Shares	Section 2.1(a)(ii)
Remaining Series D Preferred Shares	Section 2.1(a)(iii)
Remaining Shares	Section 2.1(a)(iii)
Representatives	Section 5.2(a)
Required Information	Section 5.9(b)
Retention Plan	Section 5.4(a)
Sarbanes-Oxley Act	Section 3.5(a)
SEC	Section 3.5(a)
Securities Act	Section 3.5(a)
Series C Preferred Stock Merger Consideration	Section 2.1(a)(ii)
Series D Preferred Stock Merger Consideration	Section 2.1(a)(iii)
Series C Preferred Share	Section 2.1(a)(ii)
Series D Preferred Share	Section 2.1(a)(iii)
Shares	Section 2.1(a)(iii)
Significant Subsidiary	Section 3.3
State Commissions	Section 3.4(b)
State Licenses	Section 3.7(b)
Subsidiaries	Section 8.15(k)
Superior Proposal	Section 5.2(h)
Surviving Corporation	Section 1.1
Tax	Section 3.14(b)(i)
Tax Return	Section 3.14(b)(ii)
Taxes	Section 3.14(b)(i)
Termination Date	Section 5.1(a)
Termination Fee	Section 7.2(a)(iii)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ATLANTIS HOLDINGS LLC

By:  /s/ Gene J. Frantz
   Gene J. Frantz
                                                       Vice President

                    ATLANTIS MERGER SUB, INC.

                                                                By: /s/Joseph H. Gleberman
                                                        Joseph H. Gleberman
                                                        Co-President

                                                                ALLTEL CORPORATION

                    By: /s/ Scott Ford
                        Scott Ford
                                                        President and Chief Executive Officer

Annex B

                                        May 20, 2007

Board of Directors
Alltel Corporation
One Allied Drive
Little Rock, AR 72202

Members of the Board of Directors:

Alltel Corporation (the "Company"), and Atlantis Holdings LLC (the "Acquiror") and Atlantis Merger Sub, a newly formed, wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), have entered into an Agreement and Plan of Merger, dated May 20, 2007 (the "Agreement"), pursuant to which Acquisition Sub would be merged with and into the Company in a merger (the "Merger") in which (i) each issued and outstanding share of the Company's common stock, par value $1.00, outstanding immediately prior to the effective time of the Merger (the "Common Shares"), other than (1) any Common Shares held by any direct or indirect wholly owned subsidiary of the Company, (2) any Dissenting Common Shares (as defined therein) and (3) any Cancelled Shares (as defined therein), would be converted into the right to receive $71.50 per share in cash (the "Common Consideration"), (ii) each issued and outstanding share of $2.06 No Par Cumulative Convertible Preferred Stock, Series C, of the Company outstanding immediately prior to the effective time of the Merger (the "Series C Preferred Shares"), other than (1) any Series C Preferred Shares held by any direct or indirect wholly owned subsidiary of the Company, (2) any Dissenting Series C Preferred Shares (as defined therein) and (3) any Cancelled Shares (as defined therein), would be converted into the right to receive $523.22 per share in cash and (iii) each issued and outstanding share of $2.25 No Par Cumulative Convertible Preferred Stock, Series D, of the Company outstanding immediately prior to the effective time of the Merger (the "Series D Preferred Shares"), other than (1) any Series D Preferred Shares held by any direct or indirect wholly owned subsidiary of the Company, (2) any Dissenting Series D Preferred Shares (as defined therein) and (3) any Cancelled Shares (as defined therein), would be converted into the right to receive $481.37 per share in cash.

You have asked us whether, in our opinion, the Common Consideration to be received by the holders of the Common Shares pursuant to the Transaction is fair from a financial point of view to such holders, other than the Acquiror and its affiliates.

In arriving at the opinion set forth below, we have, among other things:

(1)	Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

(2)	Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

(3)	Conducted discussions with certain members of management of the Company concerning the Merger, the matters described in clauses 1 and 2 above, and certain other matters we deemed to be relevant;

(4)	Reviewed the market prices and valuation multiples for the Common Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

(5)	Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

(6)	Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

(7)	Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

(8)	Reviewed the Agreement; and

(9)	Reviewed such other financial studies and analyses and took into account such other matters as we deemed relevant, including our assessment of general economic, market and monetary conditions.

In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters.  In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company.  With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that such forecast information has been reasonably prepared and reflects the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company.  We express no view as to such forecast information or the assumptions on which such forecast information was based.  We have also assumed that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company, the Acquiror and the Acquisition Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues.  We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company.

We are acting as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for our services, a significant portion of which is contingent upon the execution by the Company of a definitive agreement to effect the Transaction and the subsequent consummation of the Transaction.  In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.  We and our affiliates have, in the past, provided financial advisory and financing services to the Company and affiliates of the Acquiror and may continue to do so and have received, and may receive, fees for the rendering of such services.  Specifically, in the past two years, we or our affiliates acted as (i) financial advisor to the Company in connection with the spinoff of its wireline business as Windstream Corp. and the merger of Windstream Corp. into VALOR Communications Group Inc. in 2006, (ii) lead arranger and bookrunner in connection with credit facilities for,  and debt securities offering by, Windstream Corp. in connection with such spin-off and merger in 2006, (iii) dealer manager in connection with  the Company's tender offer for certain of its outstanding debt securities in 2006, (iv) repurchase agent in connection with the Company's repurchase of certain outstanding debt securities of Western Wireless in 2005, and (v) remarketing agent for certain of  Company's outstanding debt securities in 2005.  Our commercial bank affiliate is a lender to the Company and to certain affiliates of the Acquiror.  In addition, we and our affiliates may also arrange and/or provide financing in connection with the Acquiror's financing of the Merger.  In the ordinary course of our business, we and our affiliates may actively trade the Common Shares and other securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger.  Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or any matter related thereto.  Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.  In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Common Shares.  This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval.  This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any matter without our prior written approval.

As we indicated orally prior to the execution of the Agreement, on the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Common Consideration to be received by the holders of the Common Shares pursuant to the Transaction is fair from a financial point of view to the holders of such shares, other than the Acquiror and its affiliates.

                    Very truly yours,

                                                      /s/  J. P. Morgan Securities Inc.

J. P. MORGAN SECURITIES INC.

Annex C

                                May 20, 2007

Board of Directors
Alltel Corporation
One Allied Drive
Little Rock, AR 72202

Members of the Board of Directors:

Alltel Corporation (the "Company"), and Atlantis Holdings LLC (the "Acquiror") and Atlantis Merger Sub, a newly formed, wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), have entered into an Agreement and Plan of Merger, dated May 20, 2007 (the "Agreement"), pursuant to which Acquisition Sub would be merged with and into the Company in a merger (the "Merger") in which (i) each issued and outstanding share of the Company's common stock, par value $1.00, outstanding immediately prior to the effective time of the Merger (the "Common Shares"), other than (1) any Common Shares held by any direct or indirect wholly owned subsidiary of the Company, (2) any Dissenting Common Shares (as defined therein) and (3) any Cancelled Shares (as defined therein), would be converted into the right to receive $71.50 per share in cash (the "Common Consideration"), (ii) each issued and outstanding share of $2.06 No Par Cumulative Convertible Preferred Stock, Series C, of the Company outstanding immediately prior to the effective time of the Merger (the "Series C Preferred Shares"), other than (1) any Series C Preferred Shares held by any direct or indirect wholly owned subsidiary of the Company, (2) any Dissenting Series C Preferred Shares (as defined therein) and (3) any Cancelled Shares (as defined therein), would be converted into the right to receive $523.22 per share in cash and (iii) each issued and outstanding share of $2.25 No Par Cumulative Convertible Preferred Stock, Series D, of the Company outstanding immediately prior to the effective time of the Merger (the "Series D Preferred Shares"), other than (1) any Series D Preferred Shares held by any direct or indirect wholly owned subsidiary of the Company, (2) any Dissenting Series D Preferred Shares (as defined therein) and (3) any Cancelled Shares (as defined therein), would be converted into the right to receive $481.37 per share in cash.

You have asked us whether, in our opinion, the Common Consideration to be received by the holders of the Common Shares pursuant to the Transaction is fair from a financial point of view to such holders, other than the Acquiror and its affiliates.

In arriving at the opinion set forth below, we have, among other things:

(1)	Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

(2)	Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

(3)	Conducted discussions with certain members of management of the Company concerning the Merger, the matters described in clauses 1 and 2 above, and certain other matters we deemed to be relevant;

(4)	Reviewed the market prices and valuation multiples for the Common Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

(5)	Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

(6)	Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

(7)	Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

(8)	Reviewed the Agreement; and

(9)	Reviewed such other financial studies and analyses and took into account such other matters as we deemed relevant, including our assessment of general economic, market and monetary conditions.

In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters.  In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company.  With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that such forecast information has been reasonably prepared and reflects the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company.  We express no view as to such forecast information or the assumptions on which such forecast information was based.  We have also assumed that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company, the Acquiror and the Acquisition Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues.  We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company.

We are acting as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for our services, a significant portion of which is contingent upon the execution by the Company of a definitive agreement to effect the Transaction and the subsequent consummation of the Transaction.  In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.  We have, in the past, provided financial advisory and financing services to the Company and affiliates of the Acquiror and may continue to do so and have received, and may receive, fees for the rendering of such services.  Specifically, in the past two years, we acted as financial advisor to the Company in connection with (i) the spin-off of its wireline business as Windstream Corp. and the merger of Windstream into VALOR Communications Group in 2006, (ii) the Company's acquisition of Midwest Wireless in 2006 and (iii) the Company's acquisition of Western Wireless in 2005.  We also acted as lead remarketing agent for Alltel's equity units remarketing in 2005 and joint lead arranger in connection with the Company’s 2005 senior secured credit facility.  In addition, we and our affiliates may also arrange and/or provide financing in connection with the Acquiror's financing of the Merger.  In the ordinary course of our business, we and our affiliates may actively trade the Common Shares and other securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger.  Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or any matter related thereto.  Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.  In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Common Shares.  This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval.  This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any matter without our prior written approval.

As we indicated orally prior to the execution of the Agreement, on the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Common Consideration to be received by the holders of the Common Shares pursuant to the Transaction is fair from a financial point of view to the holders of such shares, other than the Acquiror and its affiliates.

                                                                    Very truly yours,

                                                                 /s/Merrill Lynch, Pierce, Fenner & Smith

                                                            MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                                        INCORPORATED

Annex D

                        May 20, 2007

Board of Directors
Alltel Corporation
One Allied Drive
Little Rock, AR 72202

Members of the Board of Directors:

Alltel Corporation (the "Company"), and Atlantis Holdings LLC (the "Acquiror") and Atlantis Merger Sub, a newly formed, wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), have entered into an Agreement and Plan of Merger, dated May 20, 2007 (the "Agreement"), pursuant to which Acquisition Sub would be merged with and into the Company in a merger (the "Merger") in which (i) each issued and outstanding share of the Company's common stock, par value $1.00, outstanding immediately prior to the effective time of the Merger (the "Common Shares"), other than (1) any Common Shares held by any direct or indirect wholly owned subsidiary of the Company, (2) any Dissenting Common Shares (as defined therein) and (3) any Cancelled Shares (as defined therein), would be converted into the right to receive $71.50 per share in cash (the "Common Consideration"), (ii) each issued and outstanding share of $2.06 No Par Cumulative Convertible Preferred Stock, Series C, of the Company outstanding immediately prior to the effective time of the Merger (the "Series C Preferred Shares"), other than (1) any Series C Preferred Shares held by any direct or indirect wholly owned subsidiary of the Company, (2) any Dissenting Series C Preferred Shares (as defined therein) and (3) any Cancelled Shares (as defined therein), would be converted into the right to receive $523.22 per share in cash and (iii) each issued and outstanding share of $2.25 No Par Cumulative Convertible Preferred Stock, Series D, of the Company outstanding immediately prior to the effective time of the Merger (the "Series D Preferred Shares"), other than (1) any Series D Preferred Shares held by any direct or indirect wholly owned subsidiary of the Company, (2) any Dissenting Series D Preferred Shares (as defined therein) and (3) any Cancelled Shares (as defined therein), would be converted into the right to receive $481.37 per share in cash.

You have asked us whether, in our opinion, the Common Consideration to be received by the holders of the Common Shares pursuant to the Transaction is fair from a financial point of view to such holders, other than the Acquiror and its affiliates.

In arriving at the opinion set forth below, we have, among other things:

(1)	Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

(2)	Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

(3)	Conducted discussions with certain members of management of the Company concerning the Merger, the matters described in clauses 1 and 2 above, and certain other matters we deemed to be relevant;

(4)	Reviewed the market prices and valuation multiples for the Common Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

(5)	Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

(6)	Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

(7)	Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

(8)	Reviewed the Agreement; and

(9)	Reviewed such other financial studies and analyses and took into account such other matters as we deemed relevant, including our assessment of general economic, market and monetary conditions.

In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters.  In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company.  With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that such forecast information has been reasonably prepared and reflects the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company.  We express no view as to such forecast information or the assumptions on which such forecast information was based.  We have also assumed that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company, the Acquiror and the Acquisition Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues.  We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company.

We are acting as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for our services, a significant portion of which is contingent upon the execution by the Company of a definitive agreement to effect the Transaction and the subsequent consummation of the Transaction.  In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.  We have, in the past, provided financial advisory services to the

Company, including acting as financial advisor for the Company's 2006 acquisition of Midwest Wireless, the Company's 2006 spin-off of its wireline business and merger with Valor Communications and the Company's 2006  acquisition of Southern Illinois Cellular, and may continue to do so and have received, and may receive, fees for the rendering of such services.  In addition, in the ordinary course of our business, we may actively trade the Common Shares and other securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.  Certain of our affiliates collectively own approximately 2.6% of the outstanding shares of the Common Shares, and our Chief Executive Officer serves on the Board of Directors of the Company.

This opinion is for the use and benefit of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger.  Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or any matter related thereto.  Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.  In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Common Shares.  This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval.  This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any matter without our prior written approval.

As we indicated orally prior to the execution of the Agreement, on the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Common Consideration to be received by the holders of the Common Shares pursuant to the Transaction is fair from a financial point of view to the holders of such shares, other than the Acquiror and its affiliates.

                                                                                Very truly yours,

                                                            /s/ STEPHENS INC.

STEPHENS INC.

                            Annex E

Delaware Business Corporations Law

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b.
and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY COPIES

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
[ ], Central Time, on XXXXXX XX, 2007.
Vote by Internet
• Log on to the Internet and go to [www.investorvote.com]
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1−800−652−VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒
Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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A Proposals—The Board of Directors recommends a vote FOR the following proposals.
1.     Board proposal to adopt the Agreement and Plan of Merger, dated as of May 20, 2007, by and among Alltel Corporation, Atlantis Holdings LLC and Atlantis Merger Sub, Inc. as it may be amended from time to time, and to approve the Merger.
For Against Abstain ☐ ☐ ☐
2.     Board proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of  proposal number 1 if  there are insufficient votes at the time of such adjournment or postponement to approve proposal number 1.

For Against Abstain ☐ ☐ ☐
B Non−Voting Items

Change of Address—Please print your new address below.	Comments—Please print your comments below.	Meeting Attendance
Mark the box to the right if you ☐ plan to attend the Special Meeting.

C Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give  full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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Proxy—Alltel Corporation
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLTEL CORPORATION.

The undersigned, whose signature appears on the reverse, hereby appoints Scott T. Ford and Richard N. Massey, or either of them, as proxies with full power of substitution for and in the name of the undersigned to vote all the shares of Common Stock of Alltel Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held [    ], 2007 and at any and all adjournments or postponements thereof, on all matters that may properly come before the meeting. Your shares will be voted as directed on this card.  If signed and no direction is given for any item, it will be voted in favor of items 1 and 2.  The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.  To vote by telephone or Internet please see the reverse side.  To vote by mail, please sign and date this card on the reverse side, and mail promptly in the enclosed postage−paid envelope. If you have comments or a change of address, mark the appropriate box on the reverse side.

Your vote is important. By returning your voting instruction promptly, you can avoid the inconvenience of receiving follow−up mailings plus help the company avoid additional expenses.
This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2.